EXHIBIT 2.1
                                                                    -----------
                                                                 Execution Copy


               --------------------------------------------

                       SECURITIES PURCHASE AGREEMENT


                               by and among


                          INTERLINE BRANDS, INC.,


                      AMERICAN SANITARY INCORPORATED,


               GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.,


                            GTCR ASSOCIATES V,


                        GTCR CAPITAL PARTNERS, L.P.


                                    and


                                AMSAN, LLC

               --------------------------------------------

                               Dated May 23, 2006

                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I THE TRANSACTION.....................................................1

     1.1.     Purchase of Securities..........................................1

     1.2.     Closing Calculations............................................2

     1.3.     Closing Balance Sheet Calculation...............................3

     1.4.     Post-Closing Adjustment Payment.................................5

     1.5.     Excluded Assets and Excluded Liabilities........................5

ARTICLE II CLOSING ...........................................................8

     2.1.     The Closing.....................................................8

     2.2.     Closing Deliveries..............................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY......9

     3.1.     Organization...................................................10

     3.2.     Authority......................................................10

     3.3.     No Conflict....................................................11

     3.4.     Capitalization.................................................11

     3.5.     Subsidiaries...................................................12

     3.6.     Financial Statements; Undisclosed Liabilities..................12

     3.7.     Absence of Certain Changes or Events...........................13

     3.8.     Title; Condition of Assets.....................................13

     3.9.     Real Property..................................................14

     3.10.    Leases; Leased Real Property...................................14

     3.11.    Intellectual Property..........................................15

     3.12.    Contracts......................................................16

     3.13.    Litigation.....................................................16

     3.14.    Compliance with Laws; Permits..................................17

     3.15.    Environmental Matters..........................................17

     3.16.    Employee Benefit Matters.......................................19

     3.17.    Taxes..........................................................21

     3.18.    Consents.......................................................22

     3.19.    Employee Relations.............................................22

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                               TABLE OF CONTENTS
                                  (continued)

                                                                           PAGE

     3.20.    Transactions with Related Parties..............................23

     3.21.    Insurance......................................................24

     3.22.    Brokers........................................................24

     3.23.    Compensation Arrangements; Bank Accounts;
              Officers and Directors.........................................24

     3.24.    Relationship with Significant Customers........................24

     3.25.    Relationship with Suppliers....................................25

     3.26.    Products Liability.............................................25

     3.27.    WARN Act.......................................................25

     3.28.    ABM Contract...................................................26

     3.29.    Disclosure.....................................................26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE LENDERS.....................26

     4.1.     Organization...................................................26

     4.2.     Ownership of Stock of the Parent and Indebtedness..............26

     4.3.     Authority; Effect of Agreement.................................26

     4.4.     No Conflict....................................................26

     4.5.     Brokers........................................................27

     4.6.     Litigation.....................................................27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER........................27

     5.1.     Organization...................................................27

     5.2.     Corporate Power and Authority..................................27

     5.3.     No Conflict....................................................28

     5.4.     Consents.......................................................28

     5.5.     Litigation.....................................................28

     5.6.     Brokers........................................................28

     5.7.     Investment Representation......................................28

     5.8.     Financing......................................................29

ARTICLE VI COVENANTS.........................................................29

     6.1.     HSR Act........................................................29

     6.2.     Cooperation by the Lenders, the Parent, the Buyer
              and the Company................................................29

     6.3.     Conduct of the Business Pending Closing........................30

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                               TABLE OF CONTENTS
                                  (continued)

                                                                           PAGE

     6.4.     Cooperation re Financial Statements............................31

     6.5.     Access.........................................................32

     6.6.     Waivers and Releases by the Lenders, the Parent
              and Limited Liability Company Managers.........................32

     6.7.     Resignations...................................................32

     6.8.     Notification...................................................33

     6.9.     Insurance......................................................33

     6.10.    Exclusivity....................................................33

     6.11.    Confidentiality................................................33

     6.12.    Non-Compete....................................................34

     6.13.    Access to Books and Records....................................36

     6.14.    Further Assurances.............................................36

     6.15.    Employment and Benefit Arrangements............................36

     6.16.    Conditions.....................................................36

     6.17.    Contact with Customers and Suppliers...........................37

     6.18.    Commitment Letter..............................................37

     6.19.    Buyer Confidentiality..........................................38

     6.20.    Delivery of Amendment(s) to Disclosure Schedules...............38

     6.21.    Excluded Assets and Excluded Liabilities.......................38

     6.22.    Stockholder Approval...........................................38

     6.23.    Confidentiality Agreements.....................................38

     6.24.    Lease Consents.................................................38

ARTICLE VII CONDITIONS TO THE BUYER'S OBLIGATIONS............................39

     7.1.     Representations and Warranties True and Correct................39

     7.2.     Covenants and Agreements Performed.............................39

     7.3.     Seller Closing Certificate.....................................39

     7.4.     No Prohibition or Proceedings..................................39

     7.5.     Consents.......................................................40

     7.6.     Opinion........................................................40

     7.7.     FIRPTA Certificate.............................................40

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                               TABLE OF CONTENTS
                                  (continued)

                                                                           PAGE

     7.8.     Material Adverse Effect........................................40

     7.9.     Financing......................................................40

     7.10.    Excluded Assets................................................40

     7.11.    Escrow Agreement...............................................40

     7.12.    Waivers and Releases...........................................40

     7.13.    Organizational Materials.......................................40

     7.14.    Stockholder Approval...........................................41

     7.15.    Confidentiality Agreements.....................................41

ARTICLE VIII CONDITIONS TO THE LENDERS', THE PARENT'S  AND
             THE COMPANY'S OBLIGATIONS.......................................41

     8.1.     Representations and Warranties True and Correct................41

     8.2.     Covenants and Agreements Performed.............................41

     8.3.     Buyer Closing Certificate......................................41

     8.4.     No Prohibition or Proceedings..................................41

     8.5.     Governmental Consents..........................................41

     8.6.     Escrow Agreement...............................................42

     8.7.     Inventory Purchase Agreement...................................42

     8.8.     Organizational Materials.......................................42

ARTICLE IX TERMINATION PRIOR TO CLOSING......................................42

     9.1.     Termination....................................................42

     9.2.     Effect of Termination..........................................43

ARTICLE X TAX MATTERS........................................................43

     10.1.    Tax Treatment of Transaction...................................43

     10.2.    Tax Indemnification............................................44

     10.3.    Assistance and Records.........................................45

     10.4.    Transfer Taxes.................................................45

ARTICLE XI SURVIVAL AND INDEMNIFICATION......................................45

     11.1.    Survival.......................................................45

     11.2.    General Indemnification........................................46

     11.3.    Insurance and Taxes............................................50

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                               TABLE OF CONTENTS
                                  (continued)

                                                                           PAGE

     11.4.    Sole Remedy....................................................51

     11.5.    Treatment of Indemnity Payments................................51

     11.6.    Acknowledgment of the Buyer....................................51

     11.7.    Disclosure Generally...........................................51

ARTICLE XII MISCELLANEOUS....................................................52

     12.1.    Interpretive Provisions........................................52

     12.2.    Successors and Assigns.........................................52

     12.3.    Headings.......................................................53

     12.4.    Modification and Waiver........................................53

     12.5.    Expenses.......................................................53

     12.6.    Notices........................................................53

     12.7.    Governing Law; Consent to Jurisdiction.........................54

     12.8.    Public Announcements...........................................55

     12.9.    No Third Party Beneficiaries...................................55

     12.10.   Counterparts...................................................55

     12.11.   Delivery by Facsimile..........................................55

     12.12.   Construction...................................................55

     12.13.   Buyer Deliveries...............................................56

     12.14.   Entire Agreement...............................................56

ARTICLE XIII CERTAIN DEFINITIONS.............................................56

     13.1.    "Agent"........................................................56

     13.2.    "Ancillary Agreements".........................................56

     13.3.    A "business day"...............................................56

     13.4.    "Cash".........................................................56

     13.5.    "Closing Date Incentive Award Payments"........................56

     13.6.    "Code".........................................................56

     13.7.    "Contracts"....................................................56

     13.8. The term "control" (including the terms "controlled by" and "under common control wi57")

     13.9.    "Designated Governmental Proceeding"...........................57

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                               TABLE OF CONTENTS
                                  (continued)

                                                                           PAGE

     13.10.   "Employee".....................................................57

     13.11.   "Former Employee"..............................................57

     13.12.   "Encumbrances".................................................57

     13.13.   "Environmental Laws"...........................................57

     13.14.   "GAAP" ........................................................58

     13.15.   "Hazardous Substances".........................................58

     13.16.   "Indebtedness".................................................58

     13.17.   The terms "knowledge," "to the knowledge" or "known"...........58

     13.18.   "Law"..........................................................58

     13.19.   "Lease Escrow Amount"..........................................58

     13.20.   "Losses" ......................................................58

     13.21.   "Material Adverse Effect"......................................59

     13.22.   "Net Working Capital"..........................................59

     13.23.   "Permitted Encumbrances".......................................59

     13.24.   "Person" ......................................................60

     13.25.   "Significant Customer".........................................60

     13.26.   "Transaction Expenses".........................................60


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                               TABLE OF CONTENTS

                                                                           PAGE

                                    EXHIBITS

A. Form of Inventory Purchase Agreement
B. Form of Escrow Agreement
C. Commitment Letter
D. Form of Waiver by the Lenders
E. Form of Waiver by the Parent
F-1. Form of Kirkland & Ellis LLP's Opinion
F-2. Form of Kilpatrick Stockton LLP's Opinion

                              DISCLOSURE SCHEDULES

1.2           Closing Calculations
1.5           Excluded Assets and Excluded Liabilities
2.2(b)        Releases
3.1(a)        Organization
3.1(b)        Organization
3.1(c)        Organization
3.3           No Conflict
3.4           Capitalization
3.5           Subsidiaries
3.6(a)        Financial Statements; Undisclosed Liabilities
3.6(b)        Financial Statements; Undisclosed Liabilities
3.6(c)        Financial Statements; Undisclosed Liabilities
3.7           Absence of Changes or Events
3.8(a)        Title; Condition of Assets
3.10          Leases; Leased Real Property
3.11          Intellectual Property
3.12.1        Contracts
3.13          Litigation
3.14.1        Compliance with Laws; Permits
3.14.2        Compliance with Laws; Permits
3.15.1        Environmental Matters
3.15.3        Environmental Matters
3.16.1        Employee Benefit Matters
3.16.2        Employee Benefit Matters
3.18          Consents
3.19.1        Employee Relations Matters
3.19.2        Employee Relations Matters
3.20          Transactions with Related Parties
3.21.1        Insurance
3.21.2        Insurance
3.23          Compensation Arrangements; Bank Accounts; Officers and Directors
3.24          Relationship with Significant Customers
3.25.1        Relationship with Suppliers
3.26.1        Products Liability
3.26.2        Products Liability
4.2           Ownership of Stock of the Parent and Indebtedness
5.3           No Conflict
5.4           Consents
6.12(c)(i)    Certain Employees
6.12(c)(ii)   Certain Employees
6.12(c)(iii)  Certain Employees
6.12(c)(iv)   Certain Employee

6.12(c)(v)    Certain Employee
6.23          Confidentiality Agreements
6.24          Certain Consents
10.1          Tax Treatment of Transaction
11.2.2        General Indemnification

                                 DEFINED TERMS

                                                                           Page

2005 Balance Sheet............................................................3
280G Shareholder Vote........................................................21
ABM Contract.................................................................26
Agent........................................................................56
Agreement.....................................................................1
Allocation Principles........................................................43
Ancillary Agreements.........................................................56
Annual Reg. S-X Financial Statements.........................................31
Associates V..................................................................1
Audited Financial Statements.................................................12
Base Consideration............................................................2
Benefit Plans................................................................19
Business.....................................................................34
business day.................................................................56
Buyer.........................................................................1
Buyer Closing Certificate....................................................41
Buyer Covenants..............................................................47
Buyer Indemnified Parties....................................................46
Cap..........................................................................47
Capital Partners..............................................................1
Cash.........................................................................56
Closing.......................................................................8
Closing Balance Sheet.........................................................3
Closing Date..................................................................8
Closing Date Incentive Award Payments........................................56
Closing Payment...............................................................2
Closing Statement.............................................................2
Code.........................................................................56
Commitment Letter............................................................29
Company.......................................................................1
Company and Parent Pre-Closing Covenants.....................................46
Company Unaudited Financial Statements.......................................12
Confidential Information.....................................................33
Confidentiality Agreements...................................................38
Contracts....................................................................56
control......................................................................57
controlled by................................................................57
Debt Financing...............................................................29
Deductible...................................................................47
Designated Governmental Proceeding...........................................57

Designated Industry..........................................................35
DGCL.........................................................................11
Disclosure Schedules.........................................................10
Dispute Resolution Auditor....................................................4
DOJ..........................................................................29
Dollar Limited Claims........................................................47
Employee.....................................................................57
Encumbrances.................................................................57
Environmental Laws...........................................................57
Environmental Permits........................................................17
ERISA........................................................................19
ERISA Affiliate..............................................................19
Escrow Account................................................................8
Escrow Agent..................................................................8
Escrow Agreement..............................................................8
Escrow Amount.................................................................8
Estimated Cash................................................................2
Estimated Closing Date Incentive Award Payments...............................2
Estimated Indebtedness........................................................2
Estimated Net Working Capital.................................................2
Estimated Net Working Capital Adjustment......................................2
Estimated Transaction Expenses................................................2
Excluded Assets...............................................................5
Excluded Assets Transaction...................................................5
Excluded Assets Transaction Liabilities.......................................7
Excluded Facilities...........................................................5
Excluded Leases...............................................................6
Excluded Liabilities..........................................................5
Fee Letter...................................................................29
Fictitious Names.............................................................10
Final Purchase Price..........................................................5
Financial Statements.........................................................12
Former Employee..............................................................57
FTC..........................................................................29
Fund V........................................................................1
GAAP.........................................................................58
Hazardous Substances.........................................................58
HSR Act......................................................................29
Incremental Tax Cost.........................................................44
Indebtedness.................................................................58
Indemnitee...................................................................49
Indemnitor...................................................................49
Intellectual Property........................................................15
Inventory Purchase Agreement..................................................7

IRS..........................................................................19
knowledge,...................................................................58
known........................................................................58
Landlords.....................................................................6
Latest Balance Sheet.........................................................12
Law..........................................................................58
Lease Escrow Account..........................................................8
Lease Escrow Agreement........................................................8
Lease Escrow Amount..........................................................58
Leased Real Property.........................................................14
Leases.......................................................................14
Lender Indemnified Parties...................................................47
Lenders.......................................................................1
Lenders Pre-Closing Covenants................................................47
Litigation...................................................................16
LLC Agreement.................................................................1
LLC Interests................................................................11
Losses.......................................................................58
Management...................................................................17
Material Adverse Effect......................................................59
Money Rates...................................................................5
Net Adjustment Amount.........................................................4
Net Adjustment Interest Amount................................................5
Net Working Capital..........................................................59
Net Working Capital Adjustment................................................2
Non-Compete Period...........................................................34
Not-For-Profit Subsidiary....................................................33
Objections Statement..........................................................4
Offering Material............................................................32
Parent........................................................................1
Payoff Letters................................................................2
Pension Plan.................................................................19
Permitted Encumbrances...................................................59, 60
person.......................................................................60
Person.......................................................................60
Portfolio Companies..........................................................33
Preliminary Statement.........................................................3
Proprietary Software.........................................................16
Purchase Price Cap...........................................................48
Reg. S-X Financial Statements................................................31
Release,.....................................................................18
Released.....................................................................18
Remediation..................................................................18
Restricted Commitment Letter Amendments......................................37

Schedule.....................................................................10
SEC..........................................................................31
Securities Act...............................................................29
Securities Exchange Act......................................................31
Seller Closing Certificate...................................................39
Significant Customer.........................................................60
Significant Supplier.........................................................25
Special Pre-Closing Covenants................................................48
Special Representations and Warranties.......................................48
Stockholder Approval.........................................................38
Supplier.....................................................................25
Survival Period..............................................................46
Target Net Working Capital Amount.............................................2
Tax..........................................................................21
Tax Return...................................................................21
Taxes........................................................................21
Taxing Authority.............................................................21
Third Party Claim............................................................49
to the knowledge.............................................................58
Transaction Expenses.........................................................60
under common control with....................................................57

                         SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 23, 2006, is made by and among American Sanitary Incorporated, a Delaware corporation (the "PARENT"), Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("FUND V"), GTCR Associates V, a Delaware partnership ("ASSOCIATES V"), GTCR Capital Partners, L.P., a Delaware limited partnership ("CAPITAL PARTNERS" and together with Fund V and Associates V, the "LENDERS"), AmSan, LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent (the "COMPANY"), and Interline Brands, Inc., a New Jersey corporation (the "BUYER"). Capitalized terms used and not otherwise defined herein have the meanings set forth in ARTICLE XIII below.

                                    RECITALS

         A. The Company is engaged on the date hereof in the business of selling and distributing janitorial and sanitation products, including cleaning chemicals, cleaning equipment, consumables and janitorial paper products, and the repair of janitorial and sanitation equipment.

         B. The Parent owns, beneficially and of record, all of the LLC Interests (as defined in this Agreement), having the rights, preferences and obligations specified in the Amended and Restated Operating Agreement of the Company, dated as of June, 2005, by and among the Company and the Parent (the "LLC AGREEMENT").

         C. As a condition to the Buyer's obligation to consummate the transactions contemplated hereby, on or prior to the Closing Date the Company and the Parent will have consummated the Excluded Assets Transaction.

         D. The Buyer desires to acquire, and the Parent desires to sell, all of the LLC Interests on the terms and subject to the conditions set forth in this Agreement.

         E. The board of directors of the Parent has approved this Agreement and the related transactions contemplated by this Agreement in accordance with the DGCL (as defined below).

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                THE TRANSACTION

         1.1. PURCHASE OF SECURITIES. Subject to the terms and subject to the conditions hereof, at the Closing, the Buyer shall purchase from the Parent, and the Parent shall sell to the Buyer, the LLC Interests, free and clear of all Encumbrances, and, in exchange therefor, the Buyer shall, in accordance with the terms of this Agreement, pay the Closing Payment set forth in SECTION 1.1.2 of this Agreement by wire transfer of immediately available funds to the Parent in the manner described in SECTION 2.2(a)(III) of this Agreement.

                  1.1.1. For purposes of this Agreement, (a) the term "TARGET NET WORKING CAPITAL AMOUNT" means $31,000,000, and (b) the term "NET WORKING CAPITAL ADJUSTMENT" means the number (positive or negative) calculated on the basis of Net Working Capital as follows: (i) if the Net Working Capital exceeds the Target Net Working Capital Amount by more than $1,000,000, then the Net Working Capital Adjustment is a positive number equal to the amount by which the Net Working Capital exceeds $32,000,000; (ii) if the Net Working Capital exceeds the Target Net Working Capital Amount by $1,000,000 or less, if the Target Net Working Capital Amount exceeds the Net Working Capital by $1,000,000 or less, or if the Net Working Capital is equal to the Target Net Working Capital Amount, then the Net Working Capital Adjustment is zero (0); and (iii) if the Target Net Working Capital Amount exceeds the Net Working Capital by more than $1,000,000, then the Net Working Capital Adjustment is a negative number equal to the amount by which $30,000,000 exceeds the Net Working Capital.

                  1.1.2. For purposes of this Agreement, the term "CLOSING PAYMENT" means (a) $127,500,000.00 (the "BASE CONSIDERATION"), MINUS (b) the amount of the Estimated Indebtedness, PLUS (c) the Estimated Net Working Capital Adjustment based on Estimated Net Working Capital (it being understood that if the Estimated Net Working Capital Adjustment is a negative number, its net effect shall be for it to be subtracted from the Base Consideration in the calculation of the Closing Payment, i.e., the addition of a negative number), MINUS (d) the Escrow Amount, PLUS (e) the amount of the Estimated Cash in excess of zero, MINUS (f) the amount of Estimated Cash less than zero, MINUS
(g) the amount of the Estimated Transaction Expenses, MINUS (h) the aggregate amount of the Estimated Closing Date Incentive Award Payments, MINUS (i) the aggregate amount of the Lease Escrow Amount.

         1.2. CLOSING CALCULATIONS. Not less than three (3) business days prior to the anticipated Closing Date, the Company shall deliver to the Buyer its good faith calculation (the "CLOSING STATEMENT") of its estimate of (a) Cash (the "ESTIMATED CASH"), (b) Indebtedness (the "ESTIMATED INDEBTEDNESS"),
(c) Net Working Capital (the "ESTIMATED NET WORKING CAPITAL") and the estimated Net Working Capital Adjustment (the "ESTIMATED NET WORKING CAPITAL ADJUSTMENT"), (d) Transaction Expenses ("ESTIMATED TRANSACTION EXPENSES"), (e) Closing Date Incentive Award Payments ("ESTIMATED CLOSING DATE INCENTIVE AWARD PAYMENTS"), and (f) its estimate of the Lease Escrow Amount. The Parties shall negotiate in good faith any disagreement with respect to all of the items set forth on the Closing Statement, provided that if the Company and the Buyer cannot agree on Estimated Cash, Estimated Indebtedness or Estimated Net Working Capital, such estimates shall be deemed to be equal to the amount thereof set forth on the Latest Balance Sheet, or if approved by the Company and the Buyer, the latest balance sheet then available; PROVIDED FURTHER that the Company's estimate of the Lease Escrow Amount shall be reasonably acceptable to the Buyer. In connection therewith, the Company shall deliver to the Buyer payoff letters for the Indebtedness reflected on SCHEDULE 1.2 of the Disclosure Schedules (with it being understood that such payoff letters shall release any rights a holder of Indebtedness may have with respect to the equity interests of the Company (including with respect to amending the limited liability company agreement of the Company)) (the "PAYOFF LETTERS"), and wire transfer instructions for the payment of the Estimated Indebtedness, Estimated

Transaction Expenses and Estimated Closing Date Incentive Award Payments set forth in the Closing Statement.

         1.3.     CLOSING BALANCE SHEET CALCULATION.

                  1.3.1.  Within ninety (90) days after the Closing  Date,  the
Buyer will deliver to the Parent an unaudited balance sheet of the Company as of the Closing (the "CLOSING BALANCE SHEET") and a statement showing a calculation of Cash, Net Working Capital, Net Working Capital Adjustment, Indebtedness, Transaction Expenses and Closing Date Incentive Award Payments, all reflecting consummation of the Excluded Assets Transaction (such calculations together with the Closing Balance Sheet, the "PRELIMINARY STATEMENT"). The Closing Balance Sheet shall be prepared and Cash, Net Working Capital and Net Working Capital Adjustment shall be determined (including, without limitation, for purposes of SECTION 1.2) in accordance with GAAP using the same accounting methods, policies, principles, practices and procedures, with consistent classifications, judgments and estimation methodology as were used in preparation of the audited consolidated balance sheet of the Company and the Parent as of the fiscal year ended December 31, 2005 (the "2005 BALANCE SHEET") or, to the extent applicable, in accordance with any changes to such accounting methods, policies, principles, practices and procedures that are documented in the Company's and the Parent's books and records as of December 31, 2005 (and disclosed to the Buyer in SCHEDULE 3.7 of the Disclosure Schedules), and shall not include any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated by this Agreement (other than the Excluded Assets Transaction); and the calculation of Indebtedness, Transaction Expenses and Closing Date Incentive Award Payments shall be prepared in accordance with this Agreement. The parties agree that the purpose of preparing the Closing Balance Sheet and determining the Cash, Net Working Capital and Net Working Capital Adjustment and the related purchase price adjustment contemplated by this SECTION 1.3 is to measure the amounts of Cash, Net Working Capital and Net Working Capital Adjustment, and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Closing Balance Sheet or determining Cash, Net Working Capital and Net Working Capital Adjustment. After delivery of the Preliminary Statement, the Parent and its accountants shall be permitted reasonable access during normal business hours of the Company and upon reasonable notice to appropriate Company personnel and to review the Company's books and records and work papers related to the preparation of the Preliminary Statement; PROVIDED, HOWEVER, that the Parent shall not use or permit to be used such information other than for purposes of this SECTION 1.3 and shall not disclose or permit to be disclosed such information (other than to its Agents for purposes of this SECTION 1.3) except as required by law or legal process, and it shall be a condition to the granting of such access to any work papers, that the Parent and its representatives execute any releases and indemnity agreements customarily required by the Buyer's accountants for such access. The Parent and its accountants may reasonably make inquiries of the Buyer and the Company and their respective accountants or other Agents regarding questions concerning or disagreements with the Preliminary Statement arising in the course of their review thereof, and the Buyer shall use its, and shall cause the Company to use its, commercially reasonable efforts to cause any such accountants to cooperate with and respond to such inquiries. If the Parent has any objections to the Preliminary Statement, the Parent shall deliver to the Buyer a statement setting forth in reasonable detail its objections thereto (an "OBJECTIONS STATEMENT"). If an Objections Statement is not delivered to the Buyer within forty-five (45) days after delivery of the Preliminary Statement, the Preliminary Statement shall be final, binding and non-appealable by the parties hereto. The Parent and the Buyer shall negotiate to resolve any such objections, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objections Statement, the Parent and the Buyer shall submit such dispute to a mutually agreeable third party that is not a public accounting firm (the "DISPUTE RESOLUTION AUDITOR"). Any further communications with the Dispute Resolution Auditor must be written and delivered to each party to the dispute. The Dispute Resolution Auditor shall consider only those items and amounts that are identified in the Objections Statement as being items that the Parent and the Buyer are unable to resolve. The Dispute Resolution Auditor's determination will be based solely on the definitions of Cash, Net Working Capital, Net Working Capital Adjustment, Indebtedness, Transaction Expenses and Closing Date Incentive Award Payments contained herein and the provisions of this SECTION 1.3.1. The Parent and the Buyer shall use their commercially reasonable efforts to cause the Dispute Resolution Auditor to resolve all disagreements as soon as practicable. Further, the Dispute Resolution Auditor's determination shall be based solely on the presentations by the Buyer and the Parent that are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The resolution of the dispute by the Dispute Resolution Auditor shall be final, binding and non-appealable on the parties hereto, and judgment may be entered upon the determination of the Arbiter in any court having jurisdiction over the party against which such determination is to be enforced. The costs and expenses of the Dispute Resolution Auditor shall be allocated between the Buyer, on the one hand, and the Lenders and the Parent, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Parent claims the Net Adjustment Amount is $1,000 greater than the amount determined by the Buyer's accountants, and the Buyer contests only $500 of the amount claimed by the Parent, and if the Dispute Resolution Auditor ultimately resolves the dispute by awarding to the Parent $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the Buyer and 40% (i.e., 200 / 500) to the Lenders and the Parent.

                  1.3.2. "NET ADJUSTMENT AMOUNT" means an amount equal to zero MINUS (a) the amount by which the Estimated Cash exceeds the Cash as finally determined pursuant to SECTION 1.3.1, PLUS (b) the amount by which the Cash as finally determined pursuant to SECTION 1.3.1 exceeds the Estimated Cash, PLUS
(c) the amount by which the Estimated Indebtedness exceeds the Indebtedness as finally determined pursuant to SECTION 1.3.1, MINUS (d) the amount by which the Indebtedness as finally determined pursuant to SECTION 1.3.1 exceeds the Estimated Indebtedness, MINUS (e) the amount by which the Estimated Net Working Capital Adjustment exceeds the Net Working Capital Adjustment as finally determined pursuant to SECTION 1.3.1, PLUS (f) the amount by which the Net Working Capital Adjustment as finally determined pursuant to SECTION 1.3.1 exceeds the Estimated Net Working Capital Adjustment, PLUS (g) the amount by which the Estimated Transaction Expenses exceeds the Transaction Expenses as finally determined pursuant to SECTION 1.3.1, MINUS (h) the amount by which the Transaction Expenses as finally determined pursuant to SECTION 1.3.1 exceeds the Estimated Transaction Expenses, PLUS (i) the amount by which the Estimated Closing Date Incentive Award Payments exceeds the Closing Date Incentive Award Payments as finally determined pursuant to SECTION 1.3.1, MINUS (j) the amount by which the Closing Date Incentive Award Payments as finally determined pursuant to SECTION 1.3.1 exceeds the Estimated Closing Date Incentive Award Payments.

         1.4.     POST-CLOSING ADJUSTMENT PAYMENT.

                  1.4.1. If the Net Adjustment Amount as finally determined pursuant to SECTION 1.3 above is a positive number, then the Buyer shall promptly (but in any event within five (5) business days) deliver to the Parent the Net Adjustment Amount by wire transfer of immediately available funds to an account or accounts designated by the Parent, together with interest thereon from the Closing Date to the date of actual payment at a variable rate equal to the prime rate (as reported in the WALL STREET JOURNAL "MONEY RATES") from and including the Closing Date to, but not including, the date of payment (the "NET ADJUSTMENT INTEREST AMOUNT"). If the Net Adjustment Amount as finally determined pursuant to SECTION 1.3 above is a negative number, then the Buyer, at its option, shall be entitled to cash contained in the Escrow Account to the extent of the absolute value of the Net Adjustment Amount (or any portion thereof), together with the Net Adjustment Interest Amount. In the event the Buyer elects to have only a portion or none of the absolute value of the Net Adjustment Amount, together with the Net Adjustment Interest Amount, satisfied by the Escrow Account or if the absolute value of the Net Adjustment Amount, together with the Net Adjustment Interest Amount, exceeds the amount in the Escrow Fund, then the Parent shall, and the Lenders shall cause the Parent to, promptly (but in any event within five (5) business days) pay to the Buyer, to the extent of any amounts that the Buyer does not elect to have paid from the Escrow Account, the absolute value of the Net Adjustment Amount by wire transfer of immediately available funds to one or more accounts designated by the Buyer, together with the Net Adjustment Interest Amount, to the extent of any amounts that the Buyer does not elect to have paid from the Escrow Account.

                  1.4.2.  The Closing  Payment as adjusted,  if at all, by this
SECTION 1.4 shall be referred to herein as the "FINAL PURCHASE PRICE. "

         1.5.     EXCLUDED ASSETS AND EXCLUDED LIABILITIES.

                  (a) The assets and liabilities specifically related to the Company's operations at its Carson, California, Sacramento, California, Union City, California and Portland, Oregon facilities (the "EXCLUDED
FACILITIES") are set forth on SCHEDULE 1.5 of the Disclosure Schedules (the "EXCLUDED ASSETS" and the "EXCLUDED LIABILITIES"). Prior to the Closing, the Company will, and the Parent will cause the Company to, either (i) complete the full or partial sale of the Excluded Facilities and Excluded Assets to (and cause the Excluded Liabilities to be assumed by (to the extent such sale contemplates such assumption)) an unaffiliated third party, or (ii) to the extent not sold pursuant to clause (i), close the Excluded Facilities and terminate the employment of all employees employed at the Excluded Facilities (the "EXCLUDED ASSETS TRANSACTION"). Any sale of such facilities shall be effected pursuant to an Asset Purchase Agreement (or other documents) in a form reasonably acceptable to the Buyer. Prior to the Closing, the Company will (i) notify the collective bargaining representatives of any employees of the Excluded Facilities of the sale or closure of such facilities; (ii) fulfill any obligations to bargain with any unions over the sale or closure of such facilities (including by bargaining in good faith with such unions); and (iii) negotiate any severance or other obligations and any resolution of grievances or unfair labor practice charges.

                  (b) The following provisions of this SECTION 1.5(B) shall apply if and to the extent the Company does not complete the sale of all of the Excluded Facilities and Excluded Assets (as contemplated by Section 1.5(a)(i)) and novation of the Excluded Liabilities prior to the Closing.

                           (i)  ACCOUNTS   RECEIVABLE.   With  respect  to  any
accounts receivable included in the Excluded Assets, for a period not to exceed 120 days after the Closing, the Company will use its commercially reasonable efforts to collect such receivables in the manner regularly pursued by the Company with respect to the collection of its other accounts receivable in the ordinary course of business. Any amounts so collected (net of out-of-pocket costs of collection and net of any amounts otherwise owed to the Company or the Buyer pursuant to this SECTION 1.5) will be remitted to the Parent reasonably promptly following receipt. The Company will use commercially reasonable efforts to share any notice of a dispute as to the validity or enforceability of any accounts receivable received from the debtor of such accounts receivable with a single member of the Company's management designated by the Parent or the Parent to the extent any such notices involve disputes for amounts in the aggregate in excess of $1,000 per customer. The Company shall not agree to any settlement, discount or reduction of the accounts receivable without the prior written consent of the Parent (not to be unreasonably withheld or delayed) to the extent any such written notices involve disputes for amounts in the aggregate in excess of $1,000 per customer. The Company's collection obligation shall not include any obligation to bring suit, engage a collection agent or take any other legal action, or otherwise incur any costs to third parties, for the collection or sale (as the case may be) of the accounts receivable. On the 120th day after the Closing (or earlier, if requested by the Parent), the Company shall assign the accounts receivable to the Parent. Following such assignment, the Company shall have no further responsibilities under this
SECTION 1.5(b)(I).

                           (ii) LEASES.  With respect to any Leases included in
the Excluded Assets ("EXCLUDED LEASES"), the Company will use its commercially reasonable efforts to terminate such Excluded Leases without further liability to the Company and settle any claims with the landlords or counterparties thereunder (the "LANDLORDS") in respect of such termination; PROVIDED, HOWEVER, that if, notwithstanding such efforts, such Excluded Leases have not been terminated and settlements with Landlords completed as of the Closing, if requested by the Parent, the Company will following the Closing use its commercially reasonable efforts to (i) negotiate termination liabilities with the Landlords and (ii) negotiate subleases with prospective sub tenants (it being understood that the Company will not be required to provide more than one member of management in respect of either of these activities) and (iii) will provide necessary personnel to leave the premises demised under the Excluded Leases in broom clean condition for return to the Landlord; PROVIDED FURTHER, HOWEVER, that the Company will have no further obligation to undertake such activities after the date that is 120 days after the Closing Date. The Company will not enter into any sublease relating to the Excluded Leases (whether before or after Closing) or make any settlement with any Landlord (whether before or after Closing) without the prior written consent of the Buyer;
PROVIDED that the Buyer will not unreasonably withhold its consent to the extent any such sublease effects a novation and complete release of the Company's liability under the related Excluded Lease. In addition, for a period of 120 days following the Closing, the Company will not enter into any sublease relating to the Excluded Leases (whether before or after Closing) or make any settlement with any Landlord (whether before or after Closing) without the prior written consent of the Parent. With respect to any claims of Landlords under Excluded Leases, for a period of 120 days following the Closing, the Parent will have the right to approve any settlement of such claims by the Company. After the 120th day following the Closing, the Company may terminate the Excluded Leases and settle claims with Landlords on such terms as the Company determines in its sole discretion, except, as to any Excluded Lease, to the extent that such settlement exceeds 105% of the remaining lease payments plus the outstanding amount of any associated operating expenses for such Excluded Lease, in which case the consent of the Parent will be required (not to be unreasonably withheld) for settlement of such claim. Any amounts paid in settlement in respect of such claims will be paid by the Company; PROVIDED, HOWEVER, that to the extent such settlement amounts exceed the Lease Escrow Amount, such excess shall be an Excluded Assets Transaction Liability pursuant to SECTION 1.5(c). To the extent a sublease is entered into with respect to any Excluded Facility, the Company will remit to the Parent any amounts received from the subtenant as rent payments or operating expense reimbursement promptly following the Company's receipt thereof.

                           (iii) OTHER  LIABILITIES.  Any  accounts  payable or
accrued expenses included in the Excluded Liabilities will be paid by the Company prior to the Closing.

                           (iv)  OTHER  ASSETS;  SERVICES.  Any  trademarks  or
tradenames or other intellectual property associated with the Excluded Facilities or the Excluded Assets will be retained by the Company after the Closing. With respect to fixed assets included in the Excluded Assets, the Company will use commercially reasonable efforts prior to Closing to sell or liquidate such assets; PROVIDED, HOWEVER, that if as of the Closing the Company has been unable to sell or liquidate such assets notwithstanding such efforts, if requested by the Parent, the Company will use its reasonable efforts to sell or liquidate such fixed assets for a period not to exceed 60 days after the Closing (it being understood that the Company will not be required to provide more than one member of management in respect of these activities). The Buyer may purchase any racking included in the fixed assets (to the extent the Company does not otherwise sell or transfer such racking to Landlords in connection with the termination of the Excluded Leases) for no consideration, except the Buyer will pay for any costs of removing and/or shipping such racking. With respect to any inventory included in the Excluded Assets (not otherwise sold to an unaffiliated third party under SECTION 1.5(a)(i)), the Buyer will purchase any such inventory at the Closing subject to the terms and conditions of the Inventory Purchase Agreement substantially in the form of EXHIBIT A hereto (the "INVENTORY PURCHASE AGREEMENT"). On or prior to the fifth
(5th) business day preceding the Closing, the Company will conduct a physical count of the inventory at the Excluded Facilities and will permit the Buyer and its representatives to observe and participate in such physical count. The inventory to be purchased pursuant to the Inventory Purchase Agreement will be adjusted to reflect the results of such physical count.

                  (c) Notwithstanding the foregoing and anything to the contrary in this Agreement, any obligations or liabilities, and any costs or expenses, associated with the Excluded Assets Transaction will be considered "EXCLUDED ASSETS TRANSACTION LIABILITIES" for which all Buyer Indemnified Parties (as defined in SECTION 11.2), including, after the Closing, the Company, shall be indemnified by the Lenders and the Parent. For the avoidance of doubt, the term "EXCLUDED ASSETS TRANSACTION LIABILITIES" will include any claims made by an account debtor in respect of the accounts receivable referred to in SECTION 1.5(b)(i), the amount of any severance payable to employees terminated as a result of the Excluded Assets Transaction, any Losses (as defined in SECTION 13.19) associated with labor grievances, unfair labor practices or other claims arising out of the Excluded Assets Transaction, liabilities arising under the Leases relating to the Excluded Facilities, any Losses, including withdrawal liabilities, arising from any "multiemployer plans," as defined in Section 3(37) of ERISA, contributed to or required to be contributed to by the Company and any out-of-pocket costs and expenses incurred by the Company or the Buyer in taking any actions after the Closing to complete the closure of the Excluded Facilities or the sale, or liquidation or satisfaction, of the Excluded Assets and Excluded Liabilities; PROVIDED, HOWEVER, that any liabilities to Landlords under the Excluded Leases in respect of the closing of the Excluded Facilities and termination of the Excluded Leases will be Excluded Assets Transaction Liabilities only to the extent that the amount of such liabilities exceeds the Lease Escrow Amount.

                                   ARTICLE II
                                    CLOSING

         2.1. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, at 9:30 a.m. Eastern Time on the first business day following the satisfaction or due waiver of all of the conditions set forth in ARTICLE VII and ARTICLE VIII (other than those to be satisfied at the Closing itself), or at such other place, time or date as the Buyer, the Lenders and the Parent may agree in writing; PROVIDED, HOWEVER, that, unless the Buyer consents in writing, in no event shall the Closing occur before July 3, 2006 (such time and date as the Closing occurs being referred to herein as the "CLOSING DATE").

         2.2. CLOSING DELIVERIES. Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions on the Closing Date:

                  (a) DELIVERIES BY THE BUYER. At the Closing, the Buyer shall effect the following:

                           (i) the Buyer shall deposit $11,500,000 (the "ESCROW
AMOUNT") into an escrow account (the "ESCROW ACCOUNT") established pursuant to the terms and conditions of an escrow agreement (the "ESCROW AGREEMENT") by and among the Buyer, the Parent, the Lenders and an escrow agent mutually agreeable to the Buyer and the Parent (the "ESCROW AGENT"), substantially in the form of EXHIBIT B;

                           (ii) the Buyer shall deposit the Lease Escrow Amount
into an escrow account (the "LEASE ESCROW ACCOUNT") established pursuant to the terms and conditions of an escrow agreement (the "LEASE ESCROW AGREEMENT") mutually agreeable to the Buyer and the Parent (it being understood, however, that (A) the funds held under the Lease Escrow Account will be held to fund lease payments and operating expenses under the Excluded Leases, and (B)the Lease Escrow Agreement shall provide that that Buyer shall have the unilateral right to cause a disbursement from the Lease Escrow Account to the Company at any time on or after the 120th day following the Closing upon presentation of reasonable evidence of the settlement of any claims of the Landlords under the Excluded Leases);

                           (iii) the Buyer shall repay,  or cause to be repaid,
on behalf of the Company, all amounts necessary to pay the then outstanding balance of all Indebtedness listed on SCHEDULE 1.2 of the Disclosure Schedules in the amounts set forth on the Payoff Letters, by wire transfer of immediately available funds to the account(s) set forth on the Closing Statement;

                           (iv) the  Buyer  shall  deliver  to the  Parent  the
Closing Payment, by wire transfer of immediately available funds to the account designated by the Parent;

                           (v) the Buyer  shall  pay,  or cause to be paid,  on
behalf of the Lender, the Parent and the Company (as applicable), the Estimated Transaction Expenses as reflected in the Closing Statement by wire transfer of immediately available funds as directed by the Parent;

                           (vi) the  Buyer  shall  deliver,  on  behalf  of the
Company and the Parent, to each participant thereof, the Estimated Closing Date Incentive Award Payments, less applicable Taxes which are required to be withheld; provided that the Buyer shall cause the Company to make timely payment to the appropriate taxing authority or authorities of any amounts withheld from such payments; and

                           (vii) the Buyer shall make such other  deliveries as
required by ARTICLE VIII hereof.

                  (b) DELIVERIES BY THE PARENT. At the Closing, the Parent shall deliver or cause to be delivered the following to the Buyer:

                           (i) a certificate  representing  the LLC  Interests,
duly endorsed for transfer by the Parent or accompanied by duly executed limited liability company unit transfer powers of the Parent, free and clear of all Encumbrances;

                           (ii) the Payoff  Letters  and the Parent  shall make
arrangements reasonably satisfactory to the Buyer for the holders of such Indebtedness to deliver all related Encumbrance releases to the Buyer at the Closing to the extent such releases are noted on SCHEDULE 2.2(B) of the Disclosure Schedules or are required by the Buyer's lenders; and

                           (iii) such instruments or agreements,  duly executed
by the Parent and any other appropriate parties, necessary to assign and transfer any assets, properties or rights (including contract rights) of the Parent (other than the LLC Interests) that are used in the Business to the Company, free and clear of Encumbrances (other than Permitted Encumbrances), all in a form as reasonably requested by the Buyer.

                  (c) the Parent shall make such other deliveries as are required by ARTICLE VII hereof.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND THE COMPANY

         The Parent and the Company jointly and severally represent and warrant to the Buyer that the statements in this ARTICLE III are correct and complete as of the date of this Agreement, except as set forth in the schedules accompanying this Agreement and delivered by the Parent to the Buyer in connection herewith (each, a "SCHEDULE" and, collectively, the "DISCLOSURE SCHEDULES").

         3.1.     ORGANIZATION.

                  (a)      The Parent is a corporation duly organized,  validly
existing, and in good standing under the laws of the State of Delaware. The Parent has all requisite corporate power and authority to carry on its business as it now is being conducted and to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The Parent is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions listed opposite the Parent's name on SCHEDULE 3.1(a) of the Disclosure Schedules, which are the only jurisdictions where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. True and complete copies of the certificate of incorporation, bylaws or other similar organizational documents of the Parent, all as amended to date, are attached as
SCHEDULE 3.1(a) of the Disclosure Schedules.

                  (b) The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power and authority to carry on its business as it now is being conducted and to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing as a foreign limited liability company in all jurisdictions listed opposite the Company's name on SCHEDULE 3.1(b) of the Disclosure Schedules, which are the only jurisdictions where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. True and complete copies of the certificate of formation, limited liability company agreement or other similar organizational documents of the Company, all as amended to date, are attached as SCHEDULE 3.1(b) of the Disclosure Schedules.

                  (c) Set forth on SCHEDULE 3.1(c) of the Disclosure Schedules is a correct and complete list of all assumed, trade, "doing business as" or other fictitious names used by the Company within the five year period prior to the date hereof (the "FICTITIOUS NAMES"). The Company has registered the Fictitious Names set forth on SCHEDULE 3.1(c) of the Disclosure Schedules with the appropriate state or local governmental authorities in the jurisdictions noted on SCHEDULE 3.1(c) of the Disclosure Schedules, which constitute all the jurisdictions where such a registration is required to be made, except where the failure to make such registration would not reasonably be expected to result in a Material Adverse Effect.

         3.2.     AUTHORITY.

                  (a) The Parent has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Parent of this Agreement and the Ancillary Agreements to which the Parent is a party and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than approval of this Agreement and such transactions by the Lenders, as stockholders of the Parent, under Section 271 of the Delaware General Corporation Law ("DGCL") (and the consent contemplated by
SECTION 6.22, if and when executed, will constitute such due approval). The Parent's board of directors has authorized and approved this Agreement and the transactions contemplated hereby in accordance with the DGCL. This Agreement has been, and each Ancillary Agreement to which the Parent is a party will be, duly and validly executed and delivered by the Parent, to the extent a party thereto, and constitutes, and will constitute, the valid and binding obligation of the Parent, enforceable against the Parent in accordance with its respective terms.

                  (b) The Company has the limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of the Company. This Agreement has been, and each Ancillary Agreement to which the Company is a party will be, duly and validly executed and delivered by the Company, to the extent a party thereto, and constitutes, and will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

         3.3. NO CONFLICT. The execution, delivery and performance by the Company and the Parent of this Agreement and the Ancillary Agreements to which the Company or the Parent are a party, and the consummation by the Company and the Parent of the transactions contemplated hereby and thereby, does not and will not, with or without the giving of notice or the lapse of time, or both,
(w) violate any provision of law, rule, or regulation to which the Company or the Parent is subject, (x) violate any order, judgment, or decree applicable to the Company or the Parent, (y) violate any provision of the certificate of incorporation or bylaws of the Parent or the Amended and Restated Operating Agreement of the Company, or (z) except as disclosed on SCHEDULE 3.3 of the Disclosure Schedules, violate or result in a breach of or constitute a default (or an event that, with the passage of time or the giving of notice, or both, will constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance upon any assets or property or give to others any interests or rights therein under, any Contract to which the Company or the Parent is a party.

         3.4.     CAPITALIZATION.

                  (a) The authorized and outstanding limited liability company interests ("LLC INTERESTS") of the Company are set forth on SCHEDULE
3.4 of the Disclosure Schedules. As of the date hereof, such LLC Interests represent all of the issued and outstanding equity interests of the Company, and all of the outstanding LLC Interests are duly authorized, validly issued, were not issued in violation of the terms of any agreement or other understanding binding upon the Company, and were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations.

There are outstanding no securities convertible into, exchangeable for or carrying the right to acquire equity securities of the Company, or subscriptions, warrants, options, phantom stock interests, rights (including preemptive rights or limited liability company unit appreciation rights), or other arrangements or commitments obligating the Company to issue or dispose of any of its respective equity securities or any ownership interest therein. The consummation of the transactions contemplated by this Agreement will not cause any Encumbrances to be created or suffered on the LLC Interests, other than Encumbrances created by the Buyer.

                  (b) All of the LLC Interests are owned beneficially and of record by the Parent, free and clear of any Encumbrances.

         3.5. SUBSIDIARIES. Except as set forth in SCHEDULE 3.5 of the Disclosure Schedules, the Company does not (a) directly or indirectly own any stock or other equity securities of, equity interest in, or other investment in any other corporation, joint venture, partnership, limited liability company, trust or other Person or (b) have any subsidiaries or any predecessors in interest by merger, liquidation, reorganization, acquisition or similar transaction.

         3.6.     FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) Attached hereto as SCHEDULE 3.6(a) of the Disclosure Schedules are the consolidated audited balance sheets of the Parent for the years ended December 31, 2005, 2004 and 2003, the related consolidated audited statements of income and retained earnings and cash flows for the years ended December 31, 2005, 2004 and 2003 (collectively, the "AUDITED FINANCIAL STATEMENTS"), and the consolidated unaudited balance sheet of the Parent as of March 31, 2006 (the "LATEST BALANCE SHEET") and the related statements of income and retained earnings and cash flows for the three-month period ended March 31, 2006 (together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements (i) were prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments, which are not material), and (ii) present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent on a consolidated basis as of such dates and for the periods then ended. Except as disclosed on SCHEDULE 3.6(a) of the Disclosure Schedules, the value of the inventory reflected on the 2005 Balance Sheet would not materially differ from that value reflected on the 2005 Balance Sheet were the cost of such inventory calculated using the average cost method.

                  (b) Attached hereto as SCHEDULE 3.6(b) of the Disclosure Schedules are (i) the unaudited balance sheets, and related statements of income, of the Company (excluding the Excluded Assets) as of, and for the years ended, December 31, 2005 and 2004, and the unaudited balance sheet, and related statement of income, of the Company (excluding the Excluded Assets) as of, and for the three-month period ended, March 31, 2006 (collectively, the "COMPANY UNAUDITED FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheets, and related statements of income, of the Excluded Facilities, the Excluded Assets and the Excluded Liabilities as of, and for the years ended, December 31, 2005 and 2004, and the unaudited balance sheet, and related statement of income, of the Excluded Facilities, the Excluded Assets and the Excluded Liabilities as of, and for the three-month period ended, March 31, 2006 (the "EXCLUDED ASSETS

UNAUDITED FINANCIAL STATEMENTS" and together with the Company Unaudited Financial Statements, the "COMPANY AND EXCLUDED ASSETS FINANCIAL STATEMENTS"). The Company and Excluded Assets Financial Statements were prepared in good faith in accordance with GAAP (except for the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments, which are not material) and were prepared in a manner that is consistent with the Schedule of Excluded Assets and Excluded Liabilities set forth in SCHEDULE 1.5 of the Disclosure Schedules.

                  (c) Except as set forth in SCHEDULE 3.6(c) of the Disclosure Schedules, the Company has no material liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, except (i) to the extent reflected on the Financial Statements, (ii) liabilities incurred in the ordinary course of business after December 31, 2005 that would not reasonably be expected to have a Material Adverse Effect and
(iii) any other liabilities that would not reasonably be expected to have a Material Adverse Effect. There are no obligations or liabilities of the Company relating to the Excluded Facilities other than the Excluded Liabilities.

                  (d) The Parent is a "holding company" that neither owns, licenses, leases or otherwise has rights to any assets or properties or other rights, except its ownership of the LLC Interests.

         3.7.     ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
SCHEDULE 3.7 of the Disclosure Schedules, since December 31, 2005, the Company has conducted its business only in the ordinary course consistent with past practice and there has not been any events, changes, conditions, developments or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, except as set forth on SCHEDULE 3.7 of the Disclosure Schedules or as reflected in the Financial Statements, since December 31, 2005, the Company has not taken any action that, if taken after the date hereof, would constitute a breach of clauses (a)-(u) of SECTION 6.3.

         3.8.     TITLE; CONDITION OF ASSETS.

                  (a) The Company has good and marketable title to all of the assets and properties that it purports to own (including those reflected on the Financial Statements, but excluding the Excluded Assets and any such assets and properties sold, consumed, or otherwise disposed of in the ordinary course of business since December 31, 2005) free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth on SCHEDULE 3.8(a) of the Disclosure Schedules.

                  (b) Except for the Excluded Assets, the assets and properties owned, leased or licensed by the Company comprise all of the assets and properties which are currently used for the operation of the Business as currently conducted. None of the Excluded Assets are necessary to operate the business of the Company as such business is currently conducted after the Excluded Assets Transaction. All of the properties and assets owned or leased by the Company, including those that are reflected on the Financial Statements, that are necessary for the operation of the Company's business, are usable in a manner consistent with their respective current use, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Parent and the Company, there is no defect, individually or in the aggregate, in the condition of the Company's buildings, fixtures or equipment that would reasonably be expected to have a Material Adverse Effect, and no material capital expenditures are necessary to operate in the ordinary course of business any of such buildings, fixtures or equipment.

         3.9.     REAL PROPERTY. The Company owns no real property.

         3.10.    LEASES; LEASED REAL PROPERTY.

                  (a) SCHEDULE 3.10 of the Disclosure Schedules sets forth a true, correct and complete list of all leases and subleases (the "LEASES") of real property to which the Company is a party (collectively, the "LEASED REAL Property"). The Company does not operate its business at any location other than those listed as Leased Real Properties on SCHEDULE 3.10 of the Disclosure Schedules. True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto have previously been delivered to the Buyer. The Leases are in full force and effect and are binding and enforceable against the Company and, to the knowledge of the Company, each of the other parties thereto, in accordance with their respective terms and, except as set forth on SCHEDULE 3.10 of the Disclosure Schedules, have not been modified or amended since the date delivered to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on SCHEDULE 3.10 of the Disclosure Schedules, there has not occurred any event that would constitute a breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, except for breaches or defaults that are not material. There is no current or pending event or circumstance that would permit the termination of any of the Leases or the increase of any obligations, liabilities or restrictions of the Company under the Leases. The Company is not obligated to pay any leasing or brokerage commission relating to any Lease that is now due and payable. Except as set forth on SCHEDULE 3.10 of the Disclosure Schedules, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company.

                  (b) The Company presently enjoys undisturbed possession of its Leased Real Property sufficient for current use and operations. None of the Company or the Parent have received written notice of any material eminent domain, condemnation or other similar proceedings pending or threatened against the Company or landlord with respect to, or otherwise affecting any portion of, the Leased Real Property. The current use of the Leased Real Property in the conduct of the business of the Company does not violate any Lease. Except as set forth on SCHEDULE 3.10 of the Disclosure Schedules, there is no violation of any covenant, condition, restriction, easement or order of any governmental authority having jurisdiction over the Leased Real Property or the use or occupancy thereof, except for such violations as would not materially interfere with the continued use and operations of the property to which they relate or materially adversely affect the value thereof for its current use. Except as set forth on SCHEDULE 3.10 of the Disclosure Schedules, the Leased Real Property is in compliance in all material respects with all applicable building, zoning, subdivision, health and safety and other land use and similar applicable laws, rules and regulations, permits, licenses and certificates of occupancy affecting the Leased Real Property, and none of the Company or the Parent have received any notice of any violation or claimed violation by the

Company of any such laws, rules and regulations with respect to the Leased Real Property that have not been resolved or for which any obligation of the Company remains to be fulfilled, including but not limited to payments of monetary damages, fines or penalties, or completion of any remedial or corrective measures. Except as set forth on SCHEDULE 3.10 of the Disclosure Schedules, the Leased Real Property is adequately served by proper utilities and other building services necessary for its current use and for compliance with all applicable laws, rules, regulations, permits, licenses and certificates of occupancy.

         3.11.    INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 3.11 of the Disclosure Schedules sets forth a complete and accurate list of all United States or foreign issued patents, patent applications, registered trademarks, trademark applications, material unregistered trademarks, domain names, registered copyrights, and copyright applications, owned by the Company, specifying as to each such item, as applicable (i) the jurisdiction in which the item is issued or registered or in which any application for issuance or registration has been filed, including the respective issuance, registration or application number, and (ii) the date of application and issuance or registration of the item. (I) the Company owns or possesses valid and enforceable, written licenses or other valid rights to use all United States or foreign patents, trademarks, service marks, trade names, domain names, copyrights, and all know-how, trade secrets (including all results of research and development), product formulas, inventions and other intellectual property rights ("INTELLECTUAL PROPERTY") used or held for use in its business, (II) the conduct of the business of the Company as now being conducted as of the Closing, and the use and exploitation of the Company's Intellectual Property as of the Closing, do not infringe, dilute, misappropriate, or otherwise violate the Intellectual Property of others, (III) no current or former director, limited liability company manager, officer or employee of the Company or the Parent and no other person owns, in whole or in part, or has any rights to royalties or other compensation with respect to Intellectual Property owned by the Company, (IV) there is no agreement restricting the use by the Company of any of the Intellectual Property owned by the Company, and the Company has not given any indemnification to any Person against infringement, dilution, misappropriation, or any other violation of the Intellectual Property of others, (V) the registered Intellectual Property owned by the Company is valid and in full force and effect, held of record in the Company's name and is not subject to any cancellation or reexamination proceeding or any other proceeding challenging its validity and such registered Intellectual Property is now and immediately following the Closing shall be valid and in full force and effect, (VI) the Company is the applicant of record in all patent applications and applications for trademarks owned by the Company, and no opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any such applications, (VII) none of the trade secrets, confidential know-how or other confidential or proprietary information of the Company has been disclosed to any Person unless such disclosure was necessary and made pursuant to an appropriate confidentiality agreement, or was made pursuant to a subpoena or similar legal process, (VIII) none of the Company or the Parent are aware of any present infringement, dilution, misappropriation, or other violation of any of the Intellectual Property owned by the Company by any person, and none of the Company or the Parent have asserted or threatened any claim or objection against any person for any such infringement, dilution, misappropriation, or other violation, nor is there any basis in fact for any such objection or claim, except for the foregoing clauses (I) through (VIII) for events or circumstances that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

                  (b) The Company owns or possesses enforceable rights to use all computer software owned or created by the Company (the "PROPRIETARY SOFTWARE") used in its businesses. To the knowledge of the Company and the Parent, the Company has not, directly or indirectly, delivered, transferred, promised or otherwise disclosed to any third party the source code for any Proprietary Software, except in connection with a standard commercial source code escrow agreement executed in the normal course of business, and to the knowledge of the Company and the Parent, no such delivery or disclosure to a third party has been made. The Company has taken commercially reasonable steps to ensure that the computer software owned, licensed or used by them does not contain any viruses, "worms," cancelbots, disabling or malicious code, or other anomalies that would materially impair the functionality of the computer software.

                  (c) Since January 1, 2002, there have been no written claims received by the Company or the Parent asserting against the Company the invalidity, misuse or unenforceability of any Intellectual Property owned by the Company or asserting that the conduct by the Company of its business has infringed, diluted, misappropriated, or otherwise violated any Intellectual Property rights of any other Person.

         3.12. CONTRACTS. SCHEDULE 3.12.1 of the Disclosure Schedules contains a complete and accurate list of all outstanding Contracts (classified
(a) through (l), as applicable, based on the definition of Contracts set forth in SECTION 13.7 hereof). True, correct and complete copies of all Contracts (and all amendments thereto) have been delivered to the Buyer. Each such Contract is valid, binding and enforceable against the Company and the other parties thereto in accordance with its terms and is in full force and effect. The Company is not in default under any of such Contracts, no event has occurred that, with notice or lapse of time, or both, would constitute such a default and, to the Company's and the Parent's knowledge, no other party is in default under any of such Contracts. None of the Company or the Parent has received any written claim from any other party to any Contract that the Company has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder. SCHEDULE 3.12.1 of the Disclosure Schedules shall be deemed to include a Contract entered into after the date hereof that does not violate SECTION 6.3 hereof.

         3.13. LITIGATION. Except as set forth in SCHEDULE 3.13 of the Disclosure Schedules, there is no action, claim, suit, review, proceeding or investigation in any court or before any governmental agency or authority or arbitrator ("LITIGATION") pending or, to the Company's or the Parent's knowledge, threatened against the Company, any of its properties or assets or (to the extent the Company may have an obligation to provide indemnification or may otherwise become liable) any of its officers, directors or employees. Except as set forth in Schedule 3.13 of the Disclosure Schedules, the Company is not a party to or bound by any outstanding orders, rulings, judgments, settlements, arbitration awards or decrees (or agreement entered into or any administrative, judicial or arbitration award with any governmental authority) with respect to or affecting its properties, assets, personnel or business. The Company has provided the Buyer with a list setting forth a general description of settlements occurring since January 1, 2003 regarding actual or threatened lawsuits (excluding worker's compensation claims) binding on the Company.

         3.14. COMPLIANCE WITH LAWS; PERMITS. The Company has been since January 1, 2002, and is, in compliance in all material respects with all applicable federal, state, local, foreign or industry laws, rules and regulations currently in effect (including the rules and regulations of the Department of Transportation and the American Bureau of Shipping). Set forth on
SCHEDULE  3.14.1 of the  Disclosure  Schedules  are all  governmental  or other industry permits, registrations, certificates, certifications, exemptions (including U.S. Department of Transportation Exemptions) licenses, approvals and authorizations necessary for the conduct of the business of the Company and the Parent as presently conducted, each of which the Company possesses and will possess immediately after the Closing and each of which is and will be immediately after the Closing in full force and effect in favor of the Company, except for failures to so possess or be in effect set forth on SCHEDULE 3.14.2 of the Disclosure Schedules. Except as set forth in SCHEDULE 3.14.2 of the Disclosure Schedules, no notice, citation, summons or order has been issued, no complaint has been filed and served, no penalty has been assessed and notice thereof given, and no investigation or review is pending or, to the knowledge of the Company and the Parent, threatened with respect to the Company, by any governmental authority with respect to any alleged (a) violation by the Company of any law, ordinance, rule, regulation or order, or (b) failure by the Company to have any permit, registration, certificate, certification, exemption, license, approval or authorization required in connection with the conduct of or otherwise applicable to the business conducted by it. Without limiting the foregoing, the Company complies in all material respects with any escheat or similar laws, and the Company has no material liability to any governmental authority in respect of any such escheat or similar laws.

         3.15. ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 3.15.1 of the Disclosure Schedules:

                  (a) The Company has, since January 1, 2002, conducted and is now conducting its operations in compliance in all material respects with all Environmental Laws. The Company holds, and has been, since January 1, 2002, and is in compliance in all material respects with, all permits, certificates, licenses, approvals, registrations and authorizations required under Environmental Laws for the conduct of the business of the Company as currently conducted ("ENVIRONMENTAL PERMITS"), all such Environmental Permits are in full force and effect and will remain in full force and effect as of the Closing.

                  (b) Except with respect to matters that have been fully settled or resolved with no further material obligations or conditions, none of the Company or the Parent have received any notice, citation, summons, order or complaint, no penalty has been assessed or is pending or, to the knowledge of the Company or the Parent, threatened by any third party (including any governmental agency) with respect to (i) the use, possession, generation, treatment, manufacture, processing, management, handling, storage, recycling, transportation or disposal ("MANAGEMENT"), Release or threatened Release of Hazardous Substances by or on behalf of the Company or any of its predecessors or in relation to its past or present operations or with respect to exposure to Hazardous Substances, (ii) non-compliance with Environmental Laws or (iii) failure to hold or comply with Environmental Permits. Except with respect to matters that have been fully settled or resolved with no further material obligations or conditions, none of the Company or the Parent has received, and to the knowledge of the Company and the Parent, no one else has received, any request for information, notice of claims, demand or other notification that the Company (or any of its predecessors) is or may be potentially responsible with respect to any investigation, cleanup, remedial action or other response action ("REMEDIATION") of Hazardous Substances.

                  (c) To the Knowledge of the Parent and the Company, none of the Leased Real Properties is listed or proposed for listing on any list maintained by any governmental agency of sites requiring Remediation, and no Hazardous Substances generated by or on behalf of the Company or any of its predecessors has come to be located at any site identified on such list or otherwise requiring Remediation.

                  (d) There are no underground storage tanks or regulated above ground storage tanks owned or operated by the Company, or asbestos containing materials or PCB-containing equipment which require labeling, assessment, abatement or retrofitting by the Company pursuant to Environmental Laws, located at, on or under the Leased Real Property.

                  (e) No Hazardous Materials have been or threaten to be released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("RELEASED" or "RELEASE, " as the context requires) or are present in an uncontained state at, on, about, under or from the Leased Real Properties or, during or prior to the Company's ownership, operation or lease, any property formerly owned, operated or leased by the Company or any of its predecessors, or in connection with operation of the business of the Company, in violation of applicable Environmental Laws or which require investigation, remediation or other response actions pursuant to applicable Environmental Laws.

                  (f) All environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to the Company, the Leased Real Properties or any property formerly owned, operated or leased by the Company or any of its predecessors or the operation of its business in the possession or in the reasonable control of the Company or the Parent have been provided to the Buyer, were included in the materials in the electronic data room made available to the Buyer or were reviewed by the Buyer's environmental consultant during the performance of Phase I Environmental Site Assessments and all such environmental audits and analyses are listed on SCHEDULE 3.15.3 of the Disclosure Schedules.

                  (g) The Company does not know of any facts or circumstances related to environmental matters concerning Leased Real Properties or any property formerly owned, operated or the leased by the Company or any of its predecessors or the operation of the business of the Company that would reasonably be expected to result in any material future environmental claims, liabilities, expenses or responsibilities against the Buyer or the Company, and the Company has not retained or assumed, by contract or by operation of law, any liability or responsibility of any other Person for any material environmental claims or conditions, including, but not limited to, in connection with a Release or Remediation of Hazardous Substances.

                  (h) This SECTION 3.15 contains the sole and exclusive representations and warranties of the Company relating to environmental matters, Environmental Laws or Hazardous Substances and no claim for breach of
representation  or  warranty  made  with  respect  to  environmental   matters,

Environmental Law or Hazardous Substances may be made under any other provision of this Agreement.

         3.16.    EMPLOYEE BENEFIT MATTERS.

                  (a) SCHEDULE 3.16.1 of the Disclosure Schedules lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all pension, retirement, supplemental retirement, stock, stock option, basic and supplemental accidental death and dismemberment, basic and supplemental life and health insurance, dental, vision, savings, bonus, deferred compensation, incentive compensation, business travel and accident, holiday, vacation, severance pay, salary continuation, short and long term disability, and other material fringe benefit and employee benefit or employment arrangements, plans, contracts, policies, or practices maintained, contributed to, or required to be contributed to by the Company or any ERISA Affiliate (as hereinafter defined) for the benefit of any Employee, Former Employee (but only with respect to service for the Company), director or officer of the Company or with respect to which the Company or any ERISA Affiliate has liability exceeding $5,000 on an annual basis with respect to the Employees, Former Employees (but only with respect to service for the Company), directors or officers of the Company (but in each case excluding any multiemployer plan as defined in Section 3(37) of ERISA) (the "BENEFIT PLANS"). None of the Benefit Plans are maintained, contributed to or required to be contributed to outside the United States. For purposes of this Agreement, the term "ERISA AFFILIATE" means any person or entity included with the Company in a controlled group or under common control with the Company within the meaning of Section 414 of the Code.

                  (b) As applicable, with respect to each of the Benefit Plans, true and complete copies of (i) all current plan documents (including all amendments and modifications thereof) and the current trust agreements and amendments thereto, and any related insurance contracts; (ii) the last three filed Form 5500 series reports and all schedules thereto, as applicable; (iii) the current summary plan descriptions and all material modifications thereto; and (iv) copies of any private letter rulings or applications for determination letters and determination letters issued by the IRS with respect to the Benefit Plans within the past five years have been delivered to the Buyer.

                  (c) The Company is in compliance in all material respects with the provisions of ERISA and the Code applicable to the Benefit Plans. Each Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and with all applicable Laws including ERISA and the Code.

                  (d) No Benefit Plan is (or at any time has been) subject to Title IV of ERISA, and no liability under Title IV of ERISA has been incurred or is expected to be incurred by the Company or any ERISA Affiliate that could reasonably be expected to result in liability to the Buyer.

                  (e) All Benefit Plans that are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and that are intended to meet the qualification requirements of Section 401(a) of the Code (each a "PENSION Plan") have received favorable determination letters from the Internal Revenue Service ("IRS") and no determination letter with respect to any Pension

Plan has been revoked, nor, to the knowledge of the Company, is there any reason for such revocation. Each Pension Plan now meets the requirements for qualification under Section 401(a) of the Code, and the related trusts are now exempt from taxation under Section 501(a) of the Code.

                  (f) There are no material filings or applications to the IRS, the Department of Labor or other governmental authority or agency that are currently outstanding or being prepared by the Company or any ERISA Affiliate with respect to any Benefit Plan, including but not limited to filings under the Employee Plans Compliance Resolution System, the Voluntary Fiduciary Correction Program or Delinquent Filer Voluntary Compliance programs.

                  (g) There are no pending audits or investigations by any governmental agency involving any Benefit Plan, and, to the knowledge of the Company, no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, any fiduciary thereof or service provider thereto, nor to the knowledge of the Company is there any reasonable basis for any such claim, suit or proceeding.

                  (h) With respect to any Benefit Plan, neither the Company nor, to the knowledge of the Company, any ERISA Affiliate or any employee of the Company has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, nor, to the knowledge of the Company, has any such Person breached any duty imposed by Title I of ERISA, with respect to any Benefit Plan. To the knowledge of the Company, no other Person has engaged in such a prohibited transaction or breach.

                  (i) Any insurance premium under any insurance policy related to a Benefit Plan for any period up to and including the Closing Date that is due has been paid and, with respect to any such insurance policy or premium payment obligation, to the knowledge of the Company, none of the Company or any ERISA Affiliate is subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

                  (j) With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, the Company and each ERISA Affiliate complies in all material respects with the notice and continuation coverage requirements of the Code and ERISA. With respect to each Benefit Plan, the Company is in compliance in all material respects with the applicable provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations issued thereunder.

                  (k) Except as set forth in SCHEDULE 3.16.2 of the Disclosure Schedules, no Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law or (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code.

                  (l) To the knowledge of the Company, the Company has properly classified for purposes of determining eligibility to participate in any Benefit Plan all employees, leased employees, consultants and independent contractors.

                  (m)      Prior  to  Closing,   the  Company   shall  use  its
reasonable best efforts to take all actions necessary to comply with the shareholder vote requirements needed to avail itself of the exemption contained in Section 280G(b)(5) of the Code and the applicable regulations promulgated thereunder (the "280G SHAREHOLDER Vote"), and shall use its reasonable best efforts to cause its executives to waive any payments in respect of the transactions contemplated by this Agreement that would not be deductible pursuant to Section 280G of the Code if the 280G Shareholder Vote fails to achieve the requisite approval. If the 280G Shareholder Vote fails to achieve the requisite approval in respect of any executive, the Company shall provide to the Buyer the name of such executives and amounts waived, and no amount so waived shall be paid to any such executive.

         3.17.    TAXES.

                  (a) (i) Each of the Company and the Parent has filed or caused to be filed with the appropriate federal, state, local, and foreign governmental entity or other authority (individually or collectively, "TAXING Authority") all Tax Returns (as defined in SECTION 3.17(b) hereof) required to be filed with respect to the Company and the Parent and has paid or caused to be paid all Taxes (as defined in SECTION 3.17(b) hereof) due and owing with respect to the Company and the Parent and (ii) there are no liens for Taxes upon the Company or the Parent or their assets, except liens for Taxes not yet due and payable. Neither the Company nor the Parent has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Taxes.

                  (b) As used in this Agreement: (i) "TAX" means any of the Taxes, where "TAXES" means all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings, or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, environment, alternative, or add-on minimum taxes, custom duties or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority on or with respect to the Company or the Parent or their properties or assets, and (ii) "TAX RETURN" means any return, report, information return or other document (including any related or supporting information or any amended return) filed or required to be filed with any Taxing Authority or other authority in connection with the determination, assessment, or collection of any Tax paid or payable by or with respect to the Company or the Parent or their properties or assets or the administration of any laws, regulations, or administrative requirements relating to any such Tax.

                  (c) There is no action, suit, proceeding, investigation, audit, claim, assessment or judgment now pending against the Company or the Parent in respect of any Tax, and to the knowledge of the Company, no written notification of an intention to examine, request for information related to Tax matters or notice of deficiency or proposed adjustment for any amount of Tax has been received by the Company or the Parent from any Taxing Authority. The Company has not received written notification from a Taxing Authority with which the Company or the Parent does not file Tax Returns asserting that the Company or the Parent is or may be subject to taxation by that Taxing Authority.

                  (d) There is no agreement or arrangement with any person or entity pursuant to which the Company or the Parent would have an obligation with respect to Taxes of another person or entity following the Closing.

                  (e) Neither the Company nor the Parent has ever been a member of an affiliated group of corporations (as that term is defined in Section 1504(a)(1) of the Code) other than any group of which the common parent is the Company or the Parent, or has any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Each of the Company and the Parent has withheld and paid all Taxes that it was required to withhold and pay, and has timely filed all information returns or reports, including Forms 1099 and W-2, that were required to be filed and has accurately reported all information required to be included on such returns or reports.

                  (g) Neither the Company nor the Parent has ever (i) been the subject of a Tax ruling that would have continuing effect after the Closing, (ii) been the subject of a closing agreement with any Taxing Authority that would have continuing effect after the Closing, or (iii) granted a power of attorney with respect to any Tax matters that would have continuing effect after the Closing.

                  (h) Neither the Company nor the Parent (i) has agreed to or is required to make any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Tax law) or to change any accounting method; (ii) has any knowledge that any Taxing Authority has proposed any such adjustment or change in accounting method with respect to the Company or the Parent; or (iii) has an application pending with any Taxing Authority requesting permission for a change in accounting method.

                  (i) Neither the Company nor the Parent has been the "distributing corporation" or the "controlled corporation" in a transaction intended to be tax-free pursuant to Section 355(a) of the Code.

                  (j) The Company is treated for federal tax purposes as disregarded as an entity separate from the Parent, in accordance with Treasury Regulation Section 301.7701-3(b).

         3.18. CONSENTS. Except as set forth on SCHEDULE 3.18 of the Disclosure Schedules, no consent, approval, or authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by the Company or the Parent in connection with the execution, delivery, and performance by the Company or the Parent of this Agreement or any Ancillary Agreement to which the Company or the Parent is a party, or the taking by the Company or the Parent of any other action contemplated hereby or thereby.

         3.19.    EMPLOYEE RELATIONS.

                  (a) Except as disclosed in SCHEDULE 3.19.1 of the Disclosure Schedules, the Company is not: (i) a party to or otherwise bound by any collective bargaining or similar type of union agreement, (ii) a party to, involved in or, to the knowledge of the Company or the Parent, threatened by, any labor grievance (i.e., as referred to under the applicable collective bargaining agreement), labor dispute or unfair labor practice charge from any current or former employee, any strike, dispute, slow down or stoppage, or
(iii) currently negotiating any collective bargaining agreement, and the Company has not experienced any work stoppage or organizational activity during the last five years. Except as disclosed on SCHEDULE 3.19.1 of the Disclosure Schedules, no employee is or was a party to any employment agreement with Company and no employee is entitled to advance written notice of his or her termination.

                  (b) The Company has been and is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, unemployment insurance, worker's compensation, equal employment opportunity, employment discrimination and immigration control, and the Company has not been nor is engaged in any unfair labor practice. Except as disclosed on SCHEDULE 3.19.2 of the Disclosure Schedules, there are no outstanding claims against the Company (whether under regulation, contract, policy or otherwise) asserted by or on behalf of any present or former employee or job applicant of the Company on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for a period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) worker's compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to employment terminations or layoffs, (viii) any violation of any statute, ordinance, order, rule or regulation relating to employee "whistleblower" or "right-to-know" rights and protections, (ix) any violation of any statute, ordinance, order, rule or regulations relating to the employment obligations of federal contractors or subcontractors or (x) any violation of any regulation relating to minimum wages or maximum hours of work, and neither the Company nor the Parent are aware of any such claims that have not been asserted. No person (including any governmental body) has asserted or to the knowledge of the Company threatened any claims against the Company under or arising out of any regulation relating to discrimination or occupational safety in employment or employment practices.

         3.20.    TRANSACTIONS  WITH  RELATED  PARTIES.  Except as described in
SCHEDULE 3.20 of the Disclosure Schedules, since January 1, 2002, none of the Lenders or the Parent, nor any officer, director, general partner or limited liability company manager of the Company, the Parent or the Lenders, nor any affiliate or associate (as such term is defined in Rule 405 promulgated under the Securities Act) of any such person, has had or, has:

                  (a) any contractual or other claims, express or implied, of any kind whatsoever against the Company;

                  (b) any interest in any property or assets used by the Company;

                  (c) to the Company's knowledge, any direct or indirect ownership or other interest in any competitor of the Company; or

                  (d) engaged in any other transaction with the Company (other than ordinary course employment relationships).

         At the Closing, none of the Lenders nor the Parent nor any affiliate of the Lenders or the Parent, nor any associate (as such term is defined in Rule 405 promulgated under the Securities Act) of any of the foregoing, will have outstanding any loan, guarantee or other obligation of borrowed money made to or from the Company.

         3.21. INSURANCE. SCHEDULE 3.21.1 of the Disclosure Schedules contains a complete and correct list of all policies and contracts for insurance (including coverage amounts and expiration dates) of which the Company is the owner, insured or beneficiary, or covering its respective properties or assets. All such policies are outstanding and in full force and effect. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on SCHEDULE 3.21.2 of the Disclosure Schedules, there are no outstanding claims under such policies. There are no premiums or claims due under such policies that remain unpaid beyond the date required for payment thereof. In the past five years, no notice of cancellation or non-renewal with respect to, or disallowance (other than reservation of rights by the insurer) of any material claim under, any such policy has been received. Since January 1, 2002, the Company has not been refused any insurance, nor have any of its coverages been limited by any insurance carrier to which it has applied for insurance or which has carried insurance during the last three years.

         3.22. BROKERS. Other than Robert W. Baird & Co., neither the Company nor the Parent has retained any broker, finder or investment banking firm to act on their behalf in connection with the transactions contemplated by this Agreement or the Ancillary Agreements and, to the knowledge of the Company and the Parent, no other person is entitled to receive any brokerage commission, finder's fee or other similar compensation in connection with the transactions contemplated by this Agreement. The Parent will indemnify the Buyer for any fees, costs or other amounts due to, or obligations to, Robert W. Baird & Co. arising out of the transactions contemplated hereby.

         3.23. COMPENSATION ARRANGEMENTS; BANK ACCOUNTS; OFFICERS AND DIRECTORS. SCHEDULE 3.23 of the Disclosure Schedules sets forth (a) the names, titles and current annual salary and any bonus, if applicable, of all present directors, limited liability company managers, officers, employees, consultants and agents of the Company whose rate of annual compensation, including any promised, expected or customary bonus, equals or exceeds $100,000, (b) the name of each bank in which the Company has an account, letter of credit, security and other deposits or bank accounts, or safe deposit box, and (c) the names and titles of all directors, limited liability company managers and officers of the Company. Except as set forth on SCHEDULE 3.23 of the Disclosure Schedules, the Company has not granted any powers of attorney.

         3.24. RELATIONSHIP WITH SIGNIFICANT CUSTOMERS. SCHEDULE 3.24 of the Disclosure Schedules contains a true and complete list of all Significant Customers of the Company. Neither the Company nor the Parent has received any written communication or notice from any Significant Customer or otherwise has knowledge that such Significant Customer (a) has ceased, or will cease, to use the products or services of the Company or (b) has substantially reduced, or will substantially reduce, the use of such products or services at any time.

         3.25. RELATIONSHIP WITH SUPPLIERS. SCHEDULE 3.25.1 of the Disclosure Schedules contains a true and complete list as of the Closing Date of all Suppliers of the Company. Since December 31, 2005, neither the Company nor the Parent has received any written communication or notice from any Supplier identified on SCHEDULE 3.25.1 of the Disclosure Schedules or otherwise has knowledge that it (a) has ceased, or will cease, selling or providing products or services to the Company or (b) has substantially reduced, or will substantially reduce, selling or providing products or services at any time. Since December 31, 2005, neither the Company nor the Parent has received written notice or otherwise has knowledge of any actual or prospective price increase from any Significant Supplier or has agreed to accept any such price increase other than any such price increase that is either immaterial or is consistent with the historical price increases imposed by such Significant Supplier. Since January 1, 2002, no Supplier has notified the Company or the Parent in writing, and neither the Company nor the Parent otherwise has knowledge, of any recall or other warning (other than warnings included as part of the product literature at the time of sale) with respect to any products distributed or sold by the Company. "SUPPLIER" shall mean any supplier, or group of affiliated suppliers, to the Company of products, materials, services or items where the aggregate purchase price as of the last day of the month preceding the date hereof, for such products, materials, services or items in the immediately preceding 12-month period is in excess of $500,000. "SIGNIFICANT SUPPLIER" shall mean the largest 20 Suppliers to the Company for the year ended December 31, 2005 (based on the dollar amount of purchases made by the Company).

         3.26. PRODUCTS LIABILITY. Except as disclosed on SCHEDULE 3.26.1 of the Disclosure Schedules, there are no: (a) liabilities of the Company, fixed or contingent, asserted or, to the knowledge of the Company or the Parent, unasserted, with respect to any injury to individuals or property that relate to any product manufactured, licensed or sold by the Company on or prior to the Closing Date; or (b) liabilities of the Company, fixed or contingent, asserted or, to the knowledge of the Company or the Parent, unasserted, with respect to any claim for the breach of any express or implied product warranty with respect to any product manufactured, licensed or sold by the Company, or services provided by the Company, on or prior to the Closing Date, other than standard warranty obligations (to replace, repair or refund) in the ordinary course of the conduct of the business of the Company. Attached as SCHEDULE
3.26.2 of the Disclosure Schedules is a correct and complete list of all products liability claims against the Company or the Parent asserted at any time after January 1, 2002 and a correct and complete list of all payments of any type made at any time after January 1, 2002 as a result of any products liability claims against the Company or the Parent, whether such payments were made by the Company, the Parent or any third party.

         3.27. WARN ACT. Since January 1, 2002, not including the Excluded Assets Transaction, the Company has not effectuated (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; nor has the Company triggered application of any similar foreign, state or local law. None of the Company's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act) within ninety (90) days prior to the date hereof.

         3.28. ABM CONTRACT. The Master Distribution Contract dated as of April 30, 2001 by and between ABM Janitorial Services and AmSan West, Inc., as amended (the "ABM CONTRACT") has expired as of April 30, 2006, in accordance with its terms and has not been renewed. Prior to such expiration, the Company had not violated or breached the terms of the ABM Contract in any material respect.

         3.29. DISCLOSURE. No representation or warranty by the Company, the Parent or the Lenders in this Agreement or in the Disclosure Schedules contains or will contain any untrue statement of a material fact or fails to state a fact necessary to make the statements made therein correct in all material respects.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE LENDERS

         The Lenders hereby represent and warrant, on a joint and several basis, to the Buyer as follows:

         4.1. ORGANIZATION. Each of the Lenders is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the Lenders has all requisite limited partnership power and authority to carry on its business as it now is being conducted and to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

         4.2. OWNERSHIP OF STOCK OF THE PARENT AND INDEBTEDNESS. Each Lender is the sole beneficial and record owner of the shares of stock of the Parent set forth opposite the Lender's name on SCHEDULE 4.2 attached hereto and is the sole beneficial and record holder of the Indebtedness set forth on
SCHEDULE 4.2 attached hereto. Each Lender has the requisite legal right, power and authority to vote all the shares of the stock of the Parent set forth on
SCHEDULE 4.2 hereto without the need for consent of any other Person. Upon approval of this Agreement and the transactions contemplated hereby by the Lenders (as contemplated by SECTION 6.22), the execution and delivery of this Agreement by the Parent, and performance by the Parent of its obligations hereunder will be authorized by all necessary corporate action on the part of the Parent.

         4.3. AUTHORITY; EFFECT OF AGREEMENT. The execution, delivery and performance by the Lenders of this Agreement and the Ancillary Agreements to which the Lenders are a party and the consummation by the Lenders of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action on the part of each Lender. This Agreement has been, and each Ancillary Agreement to which each Lender is a party will be, duly and validly executed and delivered by each Lender, to the extent a party thereto, and constitutes, and will constitute, the valid and binding obligation of each Lender, enforceable against each Lender in accordance with its respective terms.

         4.4. NO CONFLICT. The execution, delivery and performance by each Lender of this Agreement and each Ancillary Agreement to which such Lender is party, and the consummation by each Lender of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, rule, or regulation to which such Lender is subject, (b) violate any order, judgment, or decree applicable to the Lender, (c) violate the limited partnership agreement or other corporate governance documents of such Lender or (d) violate or result in a breach of or constitute a default (or an event that might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance upon any assets or property or give to others any interests or rights therein under any indenture, deed of trust, mortgage, loan or credit agreement, license, permit, contract, lease, or other agreement, instrument or commitment to which such Lender is a party or by which such Lender may be bound or affected, except for any such violations, breaches, defaults, required consents, terminations, accelerations, Encumbrances or rights that in the aggregate would not materially hinder or impair the ability of such Lender to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement.

         4.5.     BROKERS.  No  Lender  has  retained  any  broker,  finder  or investment banking firm to act on its behalf in connection with the transactions contemplated by this Agreement or the Ancillary Agreements and, to the knowledge of the Lenders, other than Robert W. Baird & Co., no other person is entitled to receive any brokerage commission, finder's fee or other similar compensation in connection with the transactions contemplated by this Agreement.

         4.6. LITIGATION. There is no Litigation pending or, to the Lenders' knowledge, threatened against any Lender or any of its properties, assets, officers, directors or employees that would affect the Lenders' ability to consummate the transactions contemplated by this Agreement. No Lender is a party to or bound by any outstanding orders, rulings, judgments, settlements, arbitration awards or decrees (or agreement entered into or any administrative, judicial or arbitration award with any governmental authority) with respect to or affecting its properties or its ability to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Lenders and the Parent as follows:

         5.1. ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey. The Buyer has all requisite corporate power and authority to carry on its business as it is now being conducted, to execute, deliver, and perform this Agreement and each Ancillary Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby.

         5.2. CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Buyer of this Agreement, and each Ancillary Agreement to which the Buyer is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and each Ancillary Agreement to which the Buyer is a party will be, duly and validly executed and delivered by the Buyer and constitutes, or will constitute, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         5.3. NO CONFLICT. The execution, delivery, and performance by the Buyer of this Agreement and each Ancillary Agreement to which the Buyer is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby, does not and will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, rule, or regulation to which the Buyer is subject, (b) violate any order, judgment, or decree applicable to the Buyer, (c) violate any provision of the certificate of incorporation, bylaws or other corporate governance documents of the Buyer or
(d) except as set forth on SCHEDULE 5.3 of the Disclosure Schedules, violate or result in a breach of or constitute a default (or an event that might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance upon any assets or property or give to others any interests or rights therein under any indenture, deed of trust, mortgage, loan or credit agreement, license, permit, contract, lease, or other agreement, instrument or commitment to which the Buyer is a party or by which it may be bound or affected, except, in each case, for violations, breaches, defaults, required consents, terminations, accelerations, Encumbrances or rights that in the aggregate would not materially hinder or impair the ability of the Buyer to perform its obligations hereunder or the consummation of the transactions contemplated this Agreement.

         5.4. CONSENTS. Except as set forth on SCHEDULE 5.4 of the Disclosure Schedules, no consent, approval, or authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement or any Ancillary Agreement to which the Buyer is a party or the taking by the Buyer of any other action contemplated hereby or thereby.

         5.5. LITIGATION. There are no actions, suits or proceedings pending or, to the Buyer's knowledge, overtly threatened against the Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby. The Buyer is not subject to any material outstanding judgment, order or decree of any court or governmental body that would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

         5.6. BROKERS. Other than Lehman Brothers, the Buyer has retained no broker, finder or investment banking firm to act on its behalf in connection with the transactions contemplated by this Agreement. The Buyer will indemnify the Parent and the Lenders for any fees, costs or other amounts due to, or obligations to, Lehman Brothers arising out of the transactions contemplated by this Agreement.

         5.7. INVESTMENT REPRESENTATION. The Buyer is acquiring the LLC Interests for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws. The Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission

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

under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Buyer acknowledges that the LLC Interests have not been registered under the Securities Act, or any state or foreign securities laws and that the LLC Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the LLC Interests are registered under any applicable state or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

         5.8. FINANCING. Attached hereto as EXHIBIT C is a true, correct and complete copy of a commitment letter (the "COMMITMENT LETTER") for debt financing (the "DEBT FINANCING") which contemplates a fee letter (the "FEE LETTER"), which, together with cash on hand or available under existing credit facilities, will provide the Buyer with the cash sufficient to pay the full consideration payable hereunder, to make all other necessary payments by it in connection with the transactions contemplated hereby (including payment of any purchase price adjustment pursuant to ARTICLE I and payment of all of the Buyer's related fees and expenses). The Buyer and each other party thereto have executed the Commitment Letter, and, as of the date hereof, the Commitment Letter is in full force and effect. The Buyer is not in Default (as defined under the Amended and Restated Credit Agreement, dated as of December 21, 2004, among the Buyer and the lenders (and their agents) named therein) under such Credit Agreement.

                                   ARTICLE VI
                                   COVENANTS

         6.1.     HSR ACT.  The  Company  and the Buyer  shall,  as promptly as possible, but in no event later than five (5) business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") the notification and report form required for the transaction contemplated by this Agreement and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements act of 1976, as amended (the "HSR ACT"), which forms shall specifically request early termination of the waiting period prescribed by the HSR Act. The parties shall use their commercially reasonable efforts to resolve diligently and expeditiously any objections that may be asserted by the United States Federal Trade Commission and the United States Department of Justice with respect to the transactions contemplated by this Agreement and shall cooperate fully and in good faith in connection with overcoming any such objections and fulfilling any requests for additional information or documentation with respect to the filing; PROVIDED, HOWEVER, in no event shall the Company, the Buyer or any of their respective affiliates be required to dispose of any of their assets or make any change in their business or operations. The Buyer shall be responsible for all filing fees payable in connection with the HSR Act filing.

         6.2. COOPERATION BY THE LENDERS, THE PARENT, THE BUYER AND THE COMPANY. Subject to SECTION 6.3(M) below, from the date hereof and prior to the Closing, the Lenders, the Company and the Parent will use all commercially reasonable efforts, and will cooperate with the Buyer, to secure all necessary consents, approvals, authorizations, exemptions, and waivers from third parties or governmental authorities as shall be required in order to enable the parties to effect the transactions contemplated by this Agreement.

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

         6.3. CONDUCT OF THE BUSINESS PENDING CLOSING. From and after the date hereof until the Closing Date, unless the Buyer shall otherwise consent in writing, the Company shall, and the Parent shall cause the Company to, operate its businesses in the ordinary course and consistent with past practice and shall not: (a) issue, sell or deliver any equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any equity securities, or become a party to other agreements or commitments of any character relating to the Company's issued or unissued equity securities, or grant any phantom stock, stock appreciation or similar rights; (b) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization; (c) amend its certificate of formation or limited liability company agreement; (d) declare, pay or set aside for payment any dividend or other distribution (whether in cash, stock or property) (other than any such dividends or other distributions, not to exceed $1,000,000 in the aggregate, for the payment of taxes, debt repayment and other costs incurred in the ordinary course of business) or make any redemption or purchase of any equity interests; (e) sell, assign or transfer any assets, properties or rights, except inventory sold, and obsolete assets disposed of, in the ordinary course of business consistent with past practice, and except for the Excluded Assets Transaction; (f) make any capital investment in, or any loan to, any other Person, except in the ordinary course of business; (g) make, authorize or commit to make any single capital expenditure in excess of $50,000, or capital expenditures in excess if $150,000 in the aggregate, except for such capital expenditures or commitments therefor that are reflected in the Company's budget for the fiscal year ending December 31, 2006 previously delivered to the Buyer;
(h) make, other than in accordance with past practice, or change or revoke any Tax elections or change any accounting methods for Tax purposes; (i) make any loan to, or enter into any other transaction outside the ordinary course of business and consistent with past practice with, any of its limited liability company managers, officers, or employees, the Lenders, or other affiliate of the Company, the Parent or the Lenders or any "associates" (as defined in Rule 405 under the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of any of the foregoing; (j) borrow any amount or incur or become subject to any material liabilities (other than liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements and which (other than borrowings in the ordinary course of business under revolving credit facilities) are not individually or in the aggregate in excess of $500,000); (k) mortgage, pledge or subject to any lien, charge or other encumbrance, any material portion of its assets, except Permitted Encumbrances; (l) guarantee, endorse or otherwise incur or assume liability (whether directly, contingently or otherwise) for the obligations of any other person, other than in the ordinary course of business consistent with past practice; (m) enter into any new Contract or modify, amend, terminate or relinquish any Contract or other material right of the Company or of the Parent (including any material insurance policy naming it as a beneficiary or a loss payable payee, or any material contracts with insurance carriers) other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and except for the Excluded Assets Transaction, it being further understood and agreed that neither the Company nor the Parent will renew the ABM Contract or enter into any new contract with ABM Janitorial Services; (n) make any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a change in GAAP; (o) adopt a plan of liquidation or dissolution, or merge or consolidate with, or purchase substantially all or a

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

material portion of the assets of, or otherwise acquire any business of, any person; (p) grant any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses consistent with past practice) or loan to, any officer, director or employee of the Company or the Parent (other than normal annual increases for employees made in the ordinary course of business and consistent with past practice), or any increase in, or any addition to, any benefit plan, program or arrangement, including the Benefit Plans, to which any of the officers, directors and employees may be entitled, except benefits provided in the ordinary course of business and consistent with past practice, or any other payment of any kind to or on behalf of any officer, director or employee other than payment of base compensation and reimbursement for reasonable expenses in the ordinary course of business consistent with past practice; (q) dispose of or fail to renew any rights in, to or for the use of any Intellectual Property, franchise, license, permit or certificate material to the business of the Company; (r) change or modify in any manner its existing credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, respectively, including acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables; (s) maintain the Company's books of account and records in any manner except its usual, regular and ordinary manner, consistent with its past practice; (t) change or modify in any manner the Company's methodology for determining which assets or liabilities of the Company are Excluded Assets or Excluded Liabilities from the methodology used to prepare SCHEDULE 3.6(b) (as such schedule is in effect as of the date of this Agreement); or take any action that has the effect of transferring (physically, on the books and records of the Company or otherwise in a manner that has an effect on the calculation of Net Working Capital or the determination of Excluded Assets and Excluded Liabilities at Closing) any accounts payable, accounts receivable or inventory (or any other assets or liabilities) so that such assets or liabilities are treated differently (in terms of whether or not they are Excluded Assets or Excluded Liabilities) than they would be under the methodology used to prepare SCHEDULE 3.6(b) (as in effect on the date of this Agreement); or otherwise take any action outside the ordinary course of business that has the effect of increasing or decreasing Net Working Capital or the inventory to be purchased by the Buyer under the Inventory Purchase Agreement; or (u) commit or agree to do any of the foregoing.

         6.4. COOPERATION RE FINANCIAL STATEMENTS. The Company and the Parent shall cooperate with the preparation of financial statements of the Company for (a) the annual periods ending and as of December 31, 2003, December 31, 2004 and December 31, 2005 (collectively, the "ANNUAL REG. S-X FINANCIAL STATEMENTS") and (b) the three-month periods ending March 31, 2005 and March 31, 2006 (or such other time periods as required by Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") for any report prepared by the Buyer under the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT"), and the regulations promulgated thereunder or as the Buyer may reasonably request) (clauses (a) and (b), collectively, the "REG. S-X FINANCIAL STATEMENTS"), and each of the Company and the Parent shall otherwise use its commercially reasonable efforts to provide the Buyer with information necessary for the Buyer to prepare and make any other reports or filings under the Securities Exchange Act or stock exchange rules. The Company and the Parent shall, and shall cause the directors, limited liability company managers, officers and employees of the Company and the Parent to, provide any representation letters reasonably requested by Buyer's accountants and cooperate to permit Buyer's accountants to complete an audit of the Annual Reg.

S-X Financial Statements; PROVIDED, HOWEVER, that the Buyer acknowledges and agrees that the Buyer will pay any fees or expenses of the Buyer's accountants incurred in connection with the preparation of such financial statements and the audit of the Annual Reg. S-X Financial Statements. The Company and the Parent each shall cooperate with the Buyer, and use their commercially reasonable efforts, to obtain from the Company's and the Parent's accountants all consents, opinions and letters regarding the Reg. S-X Financial Statements that are requested by the Buyer's accountants in connection with the preparation or filing of any reports of the Buyer required to be made under the Securities Exchange Act or stock exchange rules.

         6.4A. COOPERATION RE FINANCING. The Company and the Parent shall cooperate with and assist the Buyer in the preparation of such information packages and offering materials as the Buyer and its lenders may reasonably request (collectively, the "OFFERING MATERIAL") for use in connection the Buyer's financing contemplated hereunder, including, without limitation, (a) making senior management and other representatives of the Company and the Parent available (at mutually agreeable times) to participate in meetings with prospective investors, participating in "road shows" in connection with any such offering or other financing and participating in meetings with rating agencies and causing the independent accountants of the Company and the Parent to participate in drafting sessions related to the preparation of the Offering Materials and making work papers available to the Buyer, any underwriters and their respective representatives; (b) using commercially reasonable efforts to cause the independent accountants for the Company and the Parent to deliver "comfort-letters" in customary form in connection with any offering or other financing, if necessary and deliver consents to the inclusion of financial statements required in connection with any offering registered under the Securities Act; and (c) providing such information and assistance as the Buyer and its lenders may reasonably request in connection therewith.

         6.5. ACCESS. From and after the date hereof until the Closing Date, the Company and the Parent each shall provide the Buyer with such information as the Buyer from time to time reasonably may request with respect to the Company and the Parent and shall provide the Buyer and its officers, consultants, employees, counsel, agents and other representatives full access during regular business hours and upon reasonable notice (but in a manner not materially disruptive to the Company's or the Parent's operations) to their respective properties, personnel and books and records as the Buyer from time to time reasonably may request.

         6.6. WAIVERS AND RELEASES BY THE LENDERS, THE PARENT AND LIMITED LIABILITY COMPANY MANAGERS.

                  (a) At the Closing, each of the Lenders shall execute and deliver a waiver and release of the Company in the form attached hereto as EXHIBIT D.

                  (b) At the Closing, the Parent shall execute and deliver a waiver and release of the Company in the form attached hereto as EXHIBIT E.

         6.7. RESIGNATIONS. At the Closing, the Parent shall cause to be delivered to the Company written resignations of any (a) limited liability company manager of the Company and (b) director of AmSan Disaster Relief Fund, Inc., a Delaware not-for-profit corporation and wholly-owned subsidiary of the

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

Company (the "NOT-FOR-PROFIT SUBSIDIARY"), in each case, as to which such resignation has been requested by the Buyer.

         6.8. NOTIFICATION. From the date hereof until the Closing Date, each Lender, the Parent and the Company, respectively, shall promptly notify the Buyer of any event or fact coming to the Lenders', the Parent's or the Company's attention prior to Closing that causes any of the Lenders', the Parent's or the Company's respective representations, warranties, covenants or agreements contained under this Agreement to be inaccurate in a manner that would cause the conditions set forth in SECTION 7.1 or SECTION 7.2 not to be satisfied.

         6.9. INSURANCE. Prior to the Closing, the Company and the Parent shall maintain in full force and effect the policies of insurance listed on
SCHEDULE 3.21.1 of the Disclosure Schedules, subject only to variations required by the ordinary operations of its business, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved in writing by the Buyer. The Company shall promptly advise the Buyer in writing of any change of insurer or type of coverage in respect of the policies listed on SCHEDULE 3.21.1 of the Disclosure Schedules.

         6.10. EXCLUSIVITY. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement, none of the Lenders, the Company nor the Parent, nor any of their respective officers, directors, limited liability company managers, employees, affiliates, agents or representatives will, directly or indirectly, encourage, initiate or solicit offers for, furnish information regarding or engage in any negotiations, discussions, meetings or other communications with any third party concerning, or enter into any agreements with respect to, any acquisition of the Company or the Parent or any business of the Company or the Parent by any party other than the Buyer, whether by sale of stock, merger, sale of assets, business combination, reorganization or otherwise, and in the event that during such period any offer is received, the Lenders, the Parent or the Company, as the case may be, will promptly communicate to the Buyer the existence, terms and identity of the party making such offer.

         6.11. CONFIDENTIALITY. During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, the Lenders and the Parent shall, and shall cause their affiliates (including any "portfolio companies" of the Lenders or their affiliated investment funds (hereinafter, "PORTFOLIO COMPANIES")) and representatives to, keep confidential and not disclose to any other person or entity or use for his own benefit or the benefit of any other person or entity any technology, know-how, trade secrets (including all results of research and development), product formulas, industrial designs, inventions or other confidential proprietary information regarding the Company and its business and operation ("CONFIDENTIAL INFORMATION") in its possession or control. The obligations of the Lenders and the Parent under this SECTION 6.11 shall not apply to Confidential Information that (a) is or becomes generally available to the public without breach of the commitment provided for in this SECTION 6.11; (b) is independently developed by the Lenders, the Parent or their affiliates without reference to any Confidential Information; (c) is or becomes available to the Lenders, the Parent or their affiliates on a non-confidential basis from a source other than the Company; or (d) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; PROVIDED, HOWEVER, that, in any such case, the Lenders and the Parent shall notify the Buyer as early as reasonably practicable prior to disclosure to allow the Buyer or the Company to

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

take appropriate measures to preserve the confidentiality of such Confidential Information. Notwithstanding this SECTION 6.11, the Lenders and their affiliates (excluding Portfolio Companies) shall be permitted to disclose at any time summaries of confidential information (which will not include any trade secret or other proprietary information (excluding summary financial information)) of the Company in connection with communications with their limited partners, financing sources, employees, agents, advisors, partners and potential partners or to the extent reasonably required in the ordinary course of their business.

         6.12.    NON-COMPETE.

                  (a) During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the "NON-COMPETE PERIOD"), each of the Lenders and the Parent each covenant and agree not to, and shall cause their affiliates (including any Portfolio Companies) not to, directly or indirectly, anywhere in the world, conduct, manage, operate, engage in, control or participate in the management, operation or control of, have an ownership interest in (except as a holder of stock in a corporation whose stock is publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934 and which is not an affiliate of such party, and then only to the extent of owning not more than five (5%) percent of the issued and outstanding stock of such corporation) any business or enterprise engaged in the business of selling or distributing janitorial or sanitation products, including cleaning chemicals, cleaning equipment, consumables or janitorial paper products, or the repair of janitorial or sanitation equipment (the "BUSINESS").

                  (b) During the Non-Compete Period, the Lenders and the Parent each shall not, and shall cause their affiliates (including any Portfolio Companies) not to, directly or indirectly, call-on, solicit or induce, or attempt to solicit or induce, any customer, vendor or other business relation of the Company in any manner for the cessation of any business with the Company or the provision of products or services to the Company with respect to the Business.

                  (c) During the Non-Compete Period, each of the Lenders and the Parent shall not, and shall cause their affiliates (including any Portfolio Companies) not to, directly or indirectly, call-on, solicit or induce, or attempt to solicit or induce, any employee of the Company (or any employee of the Company who after the Closing becomes an employee of the Buyer) to leave the employ of the Company or the Buyer for any reason whatsoever, nor shall any Lender or the Parent or any of their affiliates (including any Portfolio Company) offer or provide employment (whether such employment is for any Lender or the Parent any other business or enterprise), either on a full-time basis or part-time or consulting basis, to any such employees; PROVIDED, HOWEVER, that (i) with respect to any employee on SCHEDULE 6.12(c)(i) hereof, a Portfolio Company that is not otherwise in violation of this SECTION
6.12 may offer employment to such employee at any time following a termination of such employee's employment by the Company or the Buyer subsequent to the Closing Date; (ii) with respect to any employee on SCHEDULE 6.12(c)(ii) hereof, a Portfolio Company that is not otherwise in violation of this SECTION 6.12 may offer employment to any such employee whose employment has terminated subsequent to the Closing Date, but in no event prior to the expiration of the 12-month period after such employee's termination; (iii) with respect to any employee on SCHEDULE 6.12(c)(iii) hereof, a Portfolio Company that is not otherwise in violation of this SECTION 6.12 may offer employment to such employee at any time following termination of such employee's employment, but, for the avoidance of doubt, only so long as none of the Lenders or their affiliates solicited the employee to terminate such employee's employment with the Company or the Buyer, or solicited the Portfolio Company to solicit the employee to terminate such employee's employment with the Company or the Buyer or to offer to employ such employee; (iv) with respect to the employee on
SCHEDULE 6.12(c)(iv) hereof, a Portfolio Company that is not otherwise in violation of this SECTION 6.12 may offer employment to such employee at any time following the one year anniversary of the Closing Date; and (v) with respect to the employee on SCHEDULE 6.12(c)(v) hereof, a Portfolio Company that is not otherwise in violation of this SECTION 6.12 may offer employment to such employee at any time after the expiration of the 18-month period following the Closing Date, PROVIDED that the Buyer will not unreasonably withhold its consent if any Lender requests the reduction of such 18-month period to a 12-month period following the Closing Date.

                  (d) Each of the Lenders and the Parent acknowledge and agree that the provisions of this SECTION 6.12 are reasonable and necessary to protect the legitimate business interests of the Buyer and its investment in the Company. Neither any Lender nor the Parent shall contest that the Buyer's or the Company's remedies at law for any breach or threat of breach by a Lender or the Parent or any of their affiliates of the provisions of this SECTION 6.12 will be inadequate, and that the Buyer and the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this SECTION
6.12 and to enforce specifically such terms and provisions, in addition to any other remedy to which the Buyer or the Company may be entitled at law or equity. The restrictive covenants contained in this SECTION 6.12 are covenants independent of any other provision of this Agreement or any other agreement between the parties hereunder and the existence of any claim that the Lenders or the Parent may allege against the Buyer under any other provision of the Agreement or any other agreement will not prevent the enforcement of these covenants.

                  (e)      If any of the  provisions  contained in this SECTION
6.12 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

                  (f) Notwithstanding the provisions of SECTION 6.12(a) above, a Portfolio Company may engage in the Business to the extent (i) such Portfolio Company's primary business is in a Designated Industry or (ii) such Portfolio Company's engaging in the Business is incidental to such Portfolio Company's primary business which is not the Business. For this purpose, a "DESIGNATED INDUSTRY" means any retail or manufacturing business; and a Portfolio Company's engaging in the Business will be incidental to its primary business if the aggregate amount of annual revenues the Portfolio Company derives from the Business are (A) less than 15% of the Portfolio Company's aggregate revenues and (B) less than $20,000,000; PROVIDED, HOWEVER, that any company that is in the distribution business that has any business unit, subsidiary or division specifically focused on the "janitation/sanitation" business segment will be deemed to be engaging in the Business IPSO FACTO and regardless of the size of such business unit, subsidiary or division. In addition, notwithstanding the foregoing and anything to the contrary herein, in no event will any of the Lenders or their affiliates (including any Portfolio Companies), directly or indirectly, anywhere in the world, conduct, manage, operate, engage in, control or participate in the management, operation or control of, have an ownership interest in (except as a holder of stock in a corporation whose stock is publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934 and which is not an affiliate of such party, and then only to the extent of owning not more than five (5%) percent of the issued and outstanding stock of such corporation) any of the entities set forth in SCHEDULE 6.12(f).

         6.13. ACCESS TO BOOKS AND RECORDS. From and after the Closing, the Buyer shall provide the Parent and its authorized Agents with reasonable access (for the purpose of examining and copying), during normal business hours and upon reasonable notice, to the books and records of the Company with respect to periods or occurrences prior to or on the Closing Date in connection with the preparation of tax returns or responding to tax authorities or the defense of a Third Party Claim; PROVIDED that the Buyer may condition such access on execution of a confidentiality agreement in customary form; PROVIDED FURTHER, HOWEVER, that such confidentiality agreement shall not unreasonably limit in any way the Parent's ability to disclose any information in the preparation of tax returns or in responding to tax authorities. Unless otherwise consented to in writing by the Parent, the Buyer shall not, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the material books and records of the Company for any period prior to the Closing Date without first giving reasonable prior notice to the Parent and offering to surrender to the Parent such books and records or any portion thereof which the Buyer may intend to destroy, alter or dispose of.

         6.14. FURTHER ASSURANCES. At any time or from time to time after the Closing, each party hereto shall, at the request of another party, execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence the consummation of the transactions contemplated by this Agreement. At any time or from time to time after the Closing, each party hereto shall, at the request of another party, execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence the consummation of the transactions contemplated by this Agreement.

         6.15. EMPLOYMENT AND BENEFIT ARRANGEMENTS. Following the Closing, the Buyer will cause any employee benefit plans of Buyer in which the Employees are eligible to participate to take into account for purposes of eligibility and vesting, but not for purposes of benefit accrual or any early retirement subsidiary or to the extent it would result in duplication of benefits, service with the Company, to the same extent such service was credited under a comparable plan of the Company. To the extent that the Buyer modifies any coverage or Benefit Plans under which the Employees currently participate, the Buyer shall waive any applicable waiting periods, pre-existing conditions or actively-at-work requirements and shall give such Employees credit under the new coverages or benefit plans for deductibles, co-payments and out-of-pocket payments that have been paid during the year in which such coverage or plan modification occurs. This SECTION 6.15 shall survive the Closing Date, is intended to benefit the Company and shall be binding on all successors and assigns of the Buyer. Nothing contained in this SECTION 6.15 shall obligate the Buyer, the Company or any of their Affiliates to (a) maintain any Benefit Plan or (b) retain the employment of any particular Employee.

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

         6.16.    CONDITIONS.

                  (a) Subject to the proviso set forth in SECTION 2.1, the Buyer shall use commercially reasonable efforts to cause the conditions set forth in ARTICLE VIII to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in ARTICLE VII and ARTICLE VIII (other than those to be satisfied at the Closing itself).

                  (b)      With respect to the  condition  set forth in SECTION
7.9 (Financing), the Buyer shall (i) prior to July 3, 2006 use its commercially reasonable efforts to obtain financing sufficient to permit the Buyer to consummate the transactions contemplated hereby on terms acceptable to the Buyer in its sole discretion and (ii) on and after July 3, 2006 (so long as the conditions to the closing of the transactions contemplated hereby set forth in
ARTICLE VII (other than the condition set forth in SECTION 7.9) are capable of being satisfied by July 31, 2006) use its commercially reasonable efforts to take such actions as are necessary in respect of the financing contemplated by the Commitment Letter and the Fee Letter in order to be able to obtain such financing in accordance with its terms no later than the time the other conditions to the Closing set forth in ARTICLE VII and ARTICLE VIII are satisfied. For the avoidance of doubt, prior to July 3, 2006, the Buyer has no affirmative obligation to pursue the financing contemplated by the Commitment Letter and the Fee Letter.

                  (c) The Company and the Parent shall use commercially reasonable efforts to cause the conditions set forth in ARTICLE VII to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in
ARTICLE VII and ARTICLE VIII (other than those to be satisfied at the Closing itself).

         6.17. CONTACT WITH CUSTOMERS AND SUPPLIERS. Prior to the Closing, the Buyer and the Buyer's Agents shall contact and communicate with customers and suppliers of the Company in connection with the transactions contemplated hereby (as opposed to in the ordinary course of business) only with the prior written consent (not to be unreasonably withheld) of the Company; PROVIDED, HOWEVER, that the Buyer shall participate in meetings or oral communications with customers or suppliers of the Company in connection with the transactions contemplated hereby (as opposed to in the ordinary course of business of the Buyer) only with the participation of a representative of the Company, unless the Company otherwise consents in writing.

         6.18. COMMITMENT LETTER. The Buyer shall promptly notify the Company of any withdrawal, termination or material change that is adverse to the Parent in the terms of (including the amount of financing contemplated by) the Commitment Letter or Fee Letter. In addition, upon the request of the Company, the Buyer shall advise and update the Company, in a level of detail reasonably satisfactory to the Company, with respect to the status, proposed closing date and material terms of the proposed financing. The Buyer shall not consent to (x) any amendment or modification to the Commitment Letter or Fee Letter if such amendment or modification would reasonably be expected to change the conditions precedent set forth therein, the timing of the funding of the commitments thereunder, or the cash amount of the funding commitments thereunder, in each case in a manner that is adverse in any material respect to the Parent (collectively, the "RESTRICTED COMMITMENT LETTER AMENDMENTS") or (y) early termination of the Commitment Letter or Fee Letter. The Buyer shall, and shall cause its affiliates to, use commercially reasonable efforts to maintain the effectiveness of the Commitment Letter and Fee Letter until the Closing or earlier termination of this Agreement.

         6.19. BUYER CONFIDENTIALITY. Until the Closing, the Buyer shall continue to be bound by the terms and conditions of the Confidentiality Agreement, dated September 14, 2005, by and between the Parent and the Buyer. Upon the Closing, the Confidentiality Agreement shall terminate.

         6.20. DELIVERY OF AMENDMENT(S) TO DISCLOSURE SCHEDULES. The Company and the Parent shall have the right to deliver to the Buyer updated Disclosure Schedules that disclose in writing any fact, event or development first occurring after the execution of this Agreement known to or discovered the Company or the Parent that would render any representation or warranty of the Company or the Parent in this Agreement inaccurate or incomplete. Subject to
SECTION  9.1(H),  any  Disclosure  Schedule  delivered in compliance  with this
SECTION 6.20 subsequent to the execution of this Agreement shall be deemed to amend and supplement the Company's and the Parent's representations and warranties hereunder for purposes of the conditions to Closing set forth in
SECTION 7.1 hereof (but not for the purposes of determining any misrepresentation or breach of or inaccuracy in, a representation or warranty of the Company or the Parent pursuant to SECTION 11.2(A)(I) (subject to SECTION 11.2(h)).

         6.21. EXCLUDED ASSETS AND EXCLUDED LIABILITIES. Prior to the Closing, the Parent shall deliver updates to the financial statements referred to in SECTION 3.6(B) as of, and for the interim period ended, the end of the month most recently completed prior to the Closing for which financial statements are available. Such financial statements will be prepared in good faith and in accordance with GAAP and will be prepared on a basis consistent with the basis for preparing the financial statements referred to in SECTION 3.6(B). The Parent and the Company shall otherwise cooperate prior to the Closing to permit the Buyer and the Buyer's accountants to complete the Reg. S-X Financial Statements and obtain financial information in respect of the Company necessary or appropriate for the Buyer to obtain for its lenders and financing sources.

         6.22. STOCKHOLDER APPROVAL. On the date hereof, the Parent shall deliver to the Buyer an executed written consent evidencing the stockholder approval of this Agreement and the related transactions contemplated by this Agreement all in accordance with DGCL, including Section 271 thereof (the "STOCKHOLDER APPROVAL"). As soon as practicable after the date hereof, the Parent shall cause the notice required by Section 228(e) of the DGCL to be given to those stockholders entitled to such notice thereunder and shall otherwise comply with any requirements of the DGCL or the Parent's certificate of incorporation or bylaws to cause such Stockholder Approval to be valid under the DGCL and the Company's certificate of formation and limited liability company agreement and the Parent's certificate of incorporation and bylaws.

         6.23. CONFIDENTIALITY AGREEMENTS. On or prior to the Closing, the Parent shall assign, by delivery of an assignment signed by the Parent and not the counterparties thereto, to the Company the confidentiality agreements entered into by and among the Parent, Robert W. Baird & Co. and the parties listed on SCHEDULE 6.23 to the Disclosure Schedules (the "CONFIDENTIALITY AGREEMENTS").

         6.24. LEASE CONSENTS. The Company and the Parent will prior to Closing (a) give any required notices to landlords in respect of the transactions contemplated hereby and (b) use their commercially reasonable efforts to obtain the consents (and, if and to the extent requested by the Buyer, estoppels) of the landlords, lessors or counterparties in respect of the transactions contemplated hereby, in each case in respect of the Leases or other Contracts set forth on SCHEDULE 6.24 hereto. Notwithstanding the foregoing, neither the Parent nor the Company will agree to or make any modification in any Lease (or other Contract on SCHEDULE 6.24) or otherwise agree to incur or incur any liability or obligation in respect of such Lease (or Contract) or in connection with the obtaining of such consent without the prior written consent of the Buyer. Neither the Parent nor the Company will provide any written notice or other written communication with any such landlord, lessor or counterparty without the prior written approval of the Buyer. The Parent and the Company will not have any meetings or oral communications with such landlords, lessors or counterparties without the participation of representative of the Buyer, unless the Buyer otherwise consents in writing. The Parent and the Company will keep the Buyer reasonably apprised of all developments and communications with such landlords, lessors and counterparties.

         Following Closing, the Buyer shall afford the Parent the opportunity to participate in discussions with the landlords, lessors and counterparties of the Designated Leases with respect to obtaining their consent with respect to, or any breach arising out of, the consummation of the transactions contemplated hereby and shall obtain the Parent's consent (not to be unreasonably withheld) prior to settlement of such matters.

                                  ARTICLE VII
                     CONDITIONS TO THE BUYER'S OBLIGATIONS

         The obligation of the Buyer to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         7.1. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties set forth in ARTICLE III and ARTICLE IV of this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties), except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect.

         7.2. COVENANTS AND AGREEMENTS PERFORMED. The Lenders, the Company and the Parent shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by the Lenders, the Company or the Parent under this Agreement prior to or on the Closing Date.

         7.3.     SELLER  CLOSING  CERTIFICATE.   The  Buyer  shall  have  been
furnished with a certificate executed by the Lenders and the Parent (the "SELLER CLOSING CERTIFICATE"), dated the Closing Date, certifying that the conditions set forth in SECTION 7.1, SECTION 7.2 and SECTION 7.8 hereof have been fulfilled at or prior to the Closing Date.

         7.4. NO PROHIBITION OR PROCEEDINGS. (a) No statute, rule or regulation, or order of any court or administrative agency shall be in effect that prohibits the Buyer from consummating the transactions contemplated by this Agreement; (b) no Designated Governmental Proceeding shall be pending or threatened; and (c) no lawsuit, legal proceeding or claim shall be pending that would reasonably be expected to succeed, and that, if successful, would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded or result in an award of damages or compensation in excess of $5,000,000.

         7.5.     CONSENTS.   The  waiting   period   under  the  HSR  Act,  if
applicable,  shall have expired or been  terminated.

         7.6. OPINION. The Buyer shall have received a written opinion of Kirkland & Ellis LLP, dated the Closing Date, substantially in the form set forth on EXHIBIT F-1 attached hereto and a written opinion of Kilpatrick Stockton LLP, dated the Closing Date, substantially in the form set forth on EXHIBIT F-2 attached hereto.

         7.7. FIRPTA CERTIFICATE. The Parent shall have delivered to the Buyer a certificate dated as of the Closing Date certifying that the Parent is not a foreign person within the meaning of Sections 897 and 1445 of the Code.

         7.8. MATERIAL ADVERSE EFFECT. Between the date hereof and the Closing Date, there shall not have occurred any Material Adverse Effect.

         7.9. FINANCING. The Buyer shall have received the proceeds of the financing contemplated by the Commitment Letter on the terms set forth therein (but including any changes thereto contemplated by the Fee Letter).

         7.10. EXCLUDED ASSETS. The Excluded Assets Transaction shall have been consummated.

         7.11. ESCROW AGREEMENT. The Lenders and the Escrow Agent shall have executed and delivered the Escrow Agreement and the Lease Escrow Agreement.

         7.12. WAIVERS AND RELEASES. The Buyer shall have received the waivers and releases, dated the Closing Date, referred to in SECTION 6.6 of this Agreement, in the form set forth on EXHIBIT D and EXHIBIT E attached.

         7.13. ORGANIZATIONAL MATERIALS. The Company shall have delivered to the Buyer each of the following:

                  7.13.1. certified copies of the certificate of formation of the Company;

                  7.13.2. certified copies of resolutions of the requisite stockholders of the Parent approving the consummation of the transactions contemplated by this Agreement; and

                  7.13.3. certified copies of resolutions duly adopted by the Company's board of managers and the Parent's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby.

         7.14. STOCKHOLDER APPROVAL. The Parent shall have delivered to the Company and the Buyer the Stockholder Approval.

         7.15. CONFIDENTIALITY AGREEMENTS. The Parent shall have assigned to the Company the Confidentiality Agreements in accordance with SECTION 6.23.

         If the  Closing  occurs,  all  closing  conditions  set  forth in this
ARTICLE VII which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Buyer.

                                  ARTICLE VIII
                    CONDITIONS TO THE LENDERS', THE PARENT'S
                         AND THE COMPANY'S OBLIGATIONS

         The obligations of the Lenders, the Parent and the Company to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         8.1. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties set forth in ARTICLE V of this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without giving effect to materiality or similar phrases in such representations and warranties), except where the failure to be so true and correct would not, in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

         8.2. COVENANTS AND AGREEMENTS PERFORMED. The Buyer shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by the Buyer under this Agreement prior to or on the Closing Date.

         8.3. BUYER CLOSING CERTIFICATE. The Parent shall have been furnished with a certificate executed by an officer of the Buyer (the "BUYER CLOSING CERTIFICATE"), dated the Closing Date, certifying that the conditions set forth in SECTION 8.1 and SECTION 8.2 hereof have been fulfilled at or prior to the Closing Date.

         8.4. NO PROHIBITION OR PROCEEDINGS. (a) No statute, rule or regulation, or order of any court or administrative agency shall be in effect, that prohibits the Lender, the Company or the Parent from consummating the transactions contemplated by this Agreement;(b) no Designated Governmental Proceeding shall be pending or threatened; and (c) no other lawsuit, legal proceeding or claim shall be pending that would reasonably be expected to succeed, and that, if successful, would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded or result in an award of damages or compensation in excess of $5,000,000.

         8.5. GOVERNMENTAL CONSENTS. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

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

         8.6. ESCROW AGREEMENT. The Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement and the Lease Escrow Agreement.

         8.7. INVENTORY PURCHASE AGREEMENT. If the sale of the Excluded Facilities has not occurred, the Buyer shall have executed and delivered the Inventory Purchase Agreement.

         8.8. ORGANIZATIONAL MATERIALS. The Buyer shall have delivered to the Parent certified copies of resolutions duly adopted by the Buyer's board of directors (or its equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby.

         If the  Closing  occurs,  all  closing  conditions  set  forth in this
ARTICLE VIII which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Company, the Parent and the Lender.

                                   ARTICLE IX
                          TERMINATION PRIOR TO CLOSING

         9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of the Buyer and the Company;

                  (b) by the Buyer, upon written notice to the other parties hereto, if there has been a violation or breach by the Company, the Parent or any Lender of any covenant, representation or warranty contained in this Agreement that would give rise to the failure to satisfy any condition to the obligations of the Buyer at the Closing and such violation or breach has not been waived by the Buyer or, if curable, cured by the Company, the Parent or the Lenders within ten (10) business days after receipt by the Company, the Parent or the Lenders of written notice thereof from the Buyer;

                  (c) by the Company, the Parent or the Lenders, upon written notice to the other parties hereto, if there has been a violation or breach by the Buyer of any covenant, representation or warranty contained in this Agreement that would give rise to the failure to satisfy the satisfaction of any condition to the obligations of the Company at the Closing and such violation or breach has not been waived by the Company or, if curable, cured by the Buyer within ten (10) business days after receipt by the Buyer of written notice thereof by the Company, the Parent or the Lender;

                  (d)      by the  Buyer,  upon  written  notice  to the  other
parties  hereto,  if  the  transactions   contemplated  hereby  have  not  been
consummated on or before July 31, 2006;

                  (e)      by the  Company,  upon  written  notice to the other
parties  hereto,  if  the  transactions   contemplated  hereby  have  not  been
consummated on or before July 31, 2006;

                  (f) by the Buyer, upon written notice to the other parties hereto, if the Stockholder Approval is not delivered in accordance with
SECTION 6.22;

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

                  (g) by the Company upon written notice to the other parties hereto, upon the (i) withdrawal or termination of the Commitment Letter or (ii) the making of a Restricted Commitment Letter Amendment; or

                  (h) by the Buyer, upon written notice to the other parties hereto, if updated Disclosure Schedules are delivered under SECTION
6.20 that disclose any event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect and, if curable, the event or circumstance that gave rise to, or is giving rise to, such Material Adverse Effect has not been cured by the Company, the Parent or the Lenders within ten
(10) business days after receipt by the Buyer of such updated Disclosure Schedules.

         9.2. EFFECT OF TERMINATION. In the event this Agreement is terminated by either the Buyer on the one hand, or the Company, the Parent or the Lenders on the other hand as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this SECTION 9.2, SECTION 11.6 and ARTICLE XII and ARTICLE XIII hereof which shall survive the termination of this Agreement), and there shall be no liability on the part of the Buyer on the one hand or the Parent, the Company or the Lenders on the other hand, to one another, except for knowing or willful breaches of this Agreement prior to the time of such termination.

                                   ARTICLE X
                                  TAX MATTERS

         10.1.    TAX TREATMENT OF TRANSACTION.

                  (a) The Parent and the Buyer agree to treat the purchase and sale of the LLC Interests as a purchase and sale of the assets held by the Company for federal income tax purposes and, where permitted by law, for all analogous state and local income tax purposes.

                  (b) The Parent and the Buyer agree that the consideration deemed paid for the assets of the Company shall be allocated among the assets of the Company in accordance with the principles set forth on
SCHEDULE 10.1 of the Disclosure Schedules (the "ALLOCATION PRINCIPLES"). Within 30 days following the final determination of the Net Adjustment Amount pursuant to SECTION 1.3.2 of this Agreement, the Buyer shall deliver to the Parent a draft allocation of the consideration deemed paid for the assets of the Company, for federal income tax purposes prepared in accordance with the Allocation Principles and Section 1060 of the Code. Within 21 days following receipt of such draft allocation, the Parent shall deliver to the Buyer notice of any disputed items. The Buyer and the Parent shall attempt to promptly resolve any such disputed items, provided that if they are unable to resolve any such disputes within 21 days of the Parent's delivery of notice of any disputed items, any remaining disputed items shall be submitted to the Dispute Resolution Auditor for final resolution, with the costs of the Dispute Resolution Auditor borne equally by the Buyer and the Parent. Neither the Buyer nor the Parent shall take any position (whether in audit, tax returns, or otherwise) that is inconsistent with the final determination of the allocation unless required to do so by applicable law. Within 30 days following the final determination of the allocation of the consideration among the assets for federal income Tax purposes, the Parent shall prepare a draft allocation of the consideration for state and local Tax purposes, which shall be consistent with the final determination of the allocation for federal income Tax purposes, and the Parent shall deliver to the Buyer such draft allocation. Within 21 days following receipt of such draft allocation, the Buyer shall deliver to the Parent notice of any disputed items, PROVIDED that if they are unable to resolve any such disputes within 21 days of the Buyer's delivery of notice of any disputed items, any remaining disputed items shall be submitted to the Dispute Resolution Auditor for final resolution, with the costs of the Dispute Resolution Auditor borne equally by the Buyer and the Parent. Neither the Buyer nor the Parent shall take any position (whether in audit, Tax Returns, or otherwise) that is inconsistent with the final determination of such allocation unless required to do so by applicable law.

                  (c) No later than 90 days following the later of the end of the taxable year of the Parent that includes the Closing Date or the final determinations of the allocations of the consideration deemed paid for the assets of the Company pursuant to SECTION 10.1(b) hereof, the Parent shall deliver to the Buyer a draft calculation, prepared in reasonable detail, of (i) the federal alternative minimum tax liability payable by the Parent and attributable to the limitation under Section 56(d)(1)(A)(i)(II) of the Code on the ability of the Parent to fully deduct the net operating loss deduction allowable to the Parent under Section 172 of the Code as adjusted pursuant to
Section  56(d)(2) of the Code in the taxable year  including  the Closing Date,
(ii) any liabilities for Taxes payable by the Parent (including as a result of the Parent's indemnification obligation pursuant to SECTION 10.2) arising under similar provisions and similar limitations of state or local Tax law in the taxable year including the Closing Date, and (iii) any state and local Tax liability payable by the Parent (including as a result of the Parent's indemnification obligation pursuant to SECTION 10.2) that is not otherwise described in clause (ii) of this sentence and that is attributable to the transactions contemplated under this Agreement (the "INCREMENTAL TAX COST"); PROVIDED, HOWEVER, that the amount of any state and local Tax liability calculated pursuant to clause (iii) of this sentence and included in the Incremental Tax Cost shall be limited to $200,000. Within 21 days following receipt of such calculation, the Buyer shall deliver to the Parent notice of any disagreement with respect to such calculation. The Buyer and the Parent shall attempt to promptly resolve any disputes with respect to such calculations, provided that if they are unable to so resolve such disputes within 21 days following the Buyer's delivery of notice of any disputed items, any unresolved disputed items shall then be submitted to the Dispute Resolution Auditor for final resolution, with the costs of such Dispute Resolution Auditor borne equally by the Buyer and the Parent. Within 10 days of the final determination of the Incremental Tax Cost, the Buyer shall pay to the Parent the amount of the Incremental Tax Cost as so finally determined.

         10.2. TAX INDEMNIFICATION. To the extent that such Taxes exceed the accrual for such Taxes in the Closing Balance Sheet, the Lenders and the Parent shall indemnify and hold harmless the Buyer and the Company from and against:
(a) all Taxes of the Company and the Parent for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date,
(b) each  Lender's or the Parent's  share of any transfer  Taxes  payable under
SECTION 10.4, (c) any and all income Taxes of any member of a consolidated group of which the Company or a predecessor was a member on or prior to the Closing Date, including pursuant to Section 1.1502-6 of the Treasury Regulations or any analogous or similar state, local, or foreign law or regulation, and (d) any and all Taxes of any person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing. In the event a taxable period includes a period prior to the Closing Date, Taxes shall, in the case of real and personal property Taxes, be apportioned ratably to such taxable period on a daily basis and, in the case of other Taxes, be apportioned to such taxable period based on a closing of the books on the Closing Date.

         10.3. ASSISTANCE AND RECORDS. The parties shall provide each other with such assistance as each may reasonably request in connection with (a) the preparation of Tax Returns required to be filed with respect to the Company and the Parent, (b) any audit or other examination by any Taxing Authority, (c) any judicial or administrative proceedings relating to liability for Taxes, or (d) any claim for refund in respect of such Taxes. Such assistance shall include making employees available to other parties and their counsel, providing additional information and explanation of any material to be provided, and retaining, furnishing to, or permitting the copying by, any party or its counsel of any records, returns, schedules, documents, work papers or other relevant materials that might reasonably be expected to be used in connection with any such return, audit, examination, proceeding or claim. The Lenders and the Parent will retain the right to conduct and resolve any audit, administrative or judicial proceeding relating to Taxes with respect to any period ending prior to or on the Closing Date, to the extent the Lenders or the Parent may be obligated to indemnify the Buyer and the Company pursuant to
SECTION 10.2; PROVIDED, HOWEVER, that no settlement resulting from the resolution of such proceeding shall be accepted that may have an adverse effect on the Company or the Buyer without the prior written consent of the Buyer, which shall not be unreasonably withheld; PROVIDED FURTHER that the Buyer and the Company may participate in any such audit or proceeding if the resolution of such audit or proceeding is reasonably expected to have an impact on the Tax liability of the Buyer or the Company in any period after the Closing Date. The Lenders and the Parent will have the right to participate in the resolution of any audit, administrative or judicial proceeding relating to Taxes with respect to any periods starting on or before the Closing Date and ending after the Closing Date, to the extent the Lenders or the Parent may be obligated to indemnify the Buyer and the Company pursuant to SECTION 10.2. The Buyer will promptly notify the Lenders and the Parent of any such audit, proposed adjustment or related matter that could affect any Lender's or the Parent's obligations pursuant to SECTION 10.2. The Buyer will retain and, upon the reasonable request of the Lenders or the Parent, provide any records or information that may be relevant to any such return, audit, examination, proceeding or claim.

         10.4. TRANSFER TAXES. The Buyer, the Lenders and the Parent agree to share any transfer or similar Taxes imposed as a result of the transactions contemplated by this Agreement, such that 50% of such Taxes shall be borne by the Buyer and 50% shall be borne by the Lenders and/or the Parent.

                                   ARTICLE XI
                          SURVIVAL AND INDEMNIFICATION

         11.1. SURVIVAL. The representations and warranties of the Company, the Parent, the Lenders and the Buyer under this Agreement or in any certificate or Schedule furnished pursuant hereto and the Company and Parent Pre-Closing Covenants and the Lenders Pre-Closing Covenants (all as defined below), shall survive the closing of the transactions contemplated by this Agreement until the expiration of the 18-month period following the Closing

Date (the "SURVIVAL PERIOD"), and no action or claim for Losses (as hereinafter defined) resulting from any such misrepresentation or breach of warranty, or breach of any Company and Parent Pre-Closing Covenant or Lenders Pre-Closing Covenant, as the case may be, shall be brought or made after the Survival Period, except that such time limitation shall not apply to:

                  (a) claims for misrepresentations or breach of warranties relating to SECTION 3.1, SECTION 4.1 and SECTION 5.1 hereof (Organization), SECTION 3.2, SECTION 4.3 and SECTION 5.2 hereof (Authority),
SECTION 3.4 hereof (Capitalization) and SECTION 4.2 (Ownership of Stock of the Parent and Indebtedness), or any breach of SECTION 6.3(a)-(d) or SECTION 6.3(o), all of which may be asserted at any time;

                  (b) claims for misrepresentations or breach of warranties relating to SECTION 3.15 hereof (Environmental Matters), which may be asserted at any time prior to the fourth anniversary of the Closing Date, and any claims for misrepresentations or breach of warranties relating to
SECTION 3.16 (Employee Benefit Matters) or Section 3.17 hereof (Taxes), which may be asserted at any time prior to the expiration of the statute of limitations applicable to such matters; and

                  (c) any claims that have been asserted in good faith and that are the subject of a written notice from the Lenders or the Parent to the Buyer or from the Buyer to the Lenders or the Parent, as may be applicable, prior to the expiration of the Survival Period or, in the case of paragraph (b) above, prior to the applicable date set forth in such paragraph.

         It is expressly acknowledged and agreed that the foregoing time limitations do not apply to any covenants in this Agreement other than Lenders Pre-Closing Covenants and Company and Parent Pre-Closing Covenants.

         11.2.    GENERAL INDEMNIFICATION.

                  (a) Following the Closing, each of the Lenders and the Parent, on a joint and several basis, shall indemnify and defend the Buyer and the Company, and each of their respective directors, limited liability company managers, officers, affiliates, employees, agents and representatives ("BUYER INDEMNIFIED PARTIES") and shall hold each of them harmless from and against all Losses that are incurred or suffered by any of them in connection with or resulting from:

                           (i)      any  misrepresentation  or  breach  of,  or
inaccuracy in, any representation or warranty made by any Lender, the Parent or the Company in this Agreement or any Disclosure Schedule (not taking into account any Updated Schedule) or in the Seller Closing Certificate;

                           (ii)     any  breach  of any  covenants  made by the
Company or the Parent in SECTION 6.1,  SECTION 6.2,  SECTION 6.3,  SECTION 6.4,
SECTION 6.5, SECTION 6.6(b), SECTION 6.7, SECTION 6.8, SECTION 6.9, SECTION 6.10, SECTION 6.16, SECTION 6.20, or SECTION 6.21 in this Agreement (the "COMPANY AND PARENT PRE-CLOSING COVENANTS");

                           (iii)    any  breach  of any  covenants  made by any
Lender in SECTION 6.2,  SECTION 6.6(a),  SECTION 6.8,  Section 6.10, or SECTION
6.20 in this Agreement (the "LENDERS PRE-CLOSING COVENANTS");

                           (iv)     any  breach  of any  covenants  made by the
Company, any Lender or the Parent in this Agreement or any Disclosure Schedule or any Ancillary Agreement other than the Company and Parent Pre-Closing Covenants and the Lenders Pre-Closing Covenants; and

                           (v)      any of the matters  referred to in SCHEDULE
11.2.2 of the Disclosure Schedules.

                  (b) Following the Closing, the Buyer shall indemnify the Lenders, the Parent and their directors, officers, affiliates (other than the Company or the Not-For-Profit Subsidiary), employees, agents and representatives ("LENDER INDEMNIFIED PARTIES") and shall hold each of them harmless from and against all Losses that are incurred or suffered by any of them in connection with or resulting from:

                           (i)      any  misrepresentation  or  breach  of,  or
inaccuracy in, any representation or warranty made by the Buyer in this Agreement or in the Buyer Closing Certificate; and

                           (ii)     any  breach  of any  covenant  made  by the
Buyer in this Agreement (the "BUYER COVENANTS").

                  (c) Notwithstanding the foregoing, (i) the Lenders and the Parent shall not be obligated to provide any such indemnification for Losses pursuant to claims under SECTION 11.2(a)(i), SECTION 11.2(a)(ii) and
SECTION 11.2(a)(iii) hereof (together, "DOLLAR LIMITED CLAIMS") and (ii) the Buyer shall not be obligated to provide any such indemnification for Losses pursuant to claims under SECTION 11.2(b)(i) hereof, unless the aggregate amount that the Buyer Indemnified Parties or the Lender Indemnified Parties, as applicable, are entitled to recover in respect of all such claims exceeds $1,000,000 (the "DEDUCTIBLE"), in which case the Indemnitor (as defined in SECTION 11.2(M)(I) hereof) will be liable for all Losses in excess of the Deductible; PROVIDED, HOWEVER, that the Deductible shall not apply to claims for indemnification for Losses pursuant to SECTION 3.1 (Organization), SECTION
3.2 (Authority), SECTION 3.4 (Capitalization),  SECTION 3.22 (Brokers), SECTION
4.1 (Organization), SECTION 4.2 (Ownership of Stock of the Parent and Indebtedness), SECTION 4.3 (Authority; Effect of Agreement), SECTION 6.3(a)-(d) or SECTION 6.3(o).

                  (d) In addition, except as otherwise provided below, the liability of the Lenders and the Parent under SECTION 11.2(a)(i), SECTION 11.2(a)(ii) and SECTION 11.2(a)(iii) hereof in respect of Dollar Limited Claims shall not exceed in the aggregate $11,500,000 (the "CAP"); PROVIDED, HOWEVER, that the Cap shall not apply to any breach of, or inaccuracy in, any of the representations and warranties set forth in SECTION 3.1 (Organization), SECTION
3.2 (Authority), SECTION 3.4 (Capitalization), SECTION 3.15 (Environmental Matters), SECTION 3.16 (Employee Benefit Matters), SECTION 3.17 (Taxes),
SECTION 3.22 (Brokers), SECTION 3.26 (Products Liability), SECTION 4.1 (Organization), SECTION 4.2 (Ownership of Stock of the Parent and Indebtedness) or SECTION 4.3 (Authority; Effect of Agreement) (the "SPECIAL REPRESENTATIONS

AND WARRANTIES") or to breaches of SECTION 6.3(a)-(d) or SECTION 6.3(o) (the "SPECIAL PRE-CLOSING COVENANTS"); PROVIDED FURTHER, HOWEVER, that the Lenders' and the Parent's aggregate liability in respect of breaches of, or inaccuracies in, the Special Representations and Warranties and the Special Pre-Closing Covenants shall not exceed the Purchase Price Cap (as defined below).

                  (e) Except as provided in SECTION 11.2(j) below, in no event will the aggregate liability of the Parent and the Lenders hereunder exceed the aggregate amount of $60,000,000 (the "PURCHASE PRICE CAP").

                  (f)      It is  understood  and agreed that the parties  have
entered into the Escrow Agreement to provide funds for any amounts due to the Buyer Indemnified Parties under this ARTICLE XI. In the event any Buyer Indemnified Party is entitled to indemnification hereunder, the Parent and the Lenders agree to execute written instructions to the Escrow Agent directing that funds be disbursed under the Escrow Agreement to satisfy such indemnification obligation. Until the disbursement in full of the Escrow Amount (upon the termination of the Escrow Agreement or otherwise), making a claim for the distribution from the Escrow Amount shall be the sole and exclusive remedy available to the Buyer Indemnified Parties for any claims under SECTION 11.2(a)(i), SECTION 11.2(a)(ii) and SECTION 11.2(a)(iii) hereof. Except for the Buyer pursuant to SECTION 2.2(a)(i), no Person (including, without limitation, the Parent or the Lenders and each of their affiliates) shall have any obligation to fund the Escrow Account.

                  (g) For purposes of determining (i) the existence of any misrepresentation or breach of warranty under ARTICLE III or ARTICLE IV hereof (other than SECTION 3.6(c) (Financial Statements; Undisclosed Liabilities), the first sentence of SECTION 3.7 (Absence of Certain Changes or Events) and the third sentence of SECTION 3.25 (Relationship with Suppliers)) and the existence of any misrepresentation or breach of warranty pursuant to the Seller Closing Certificate (other than SECTION 3.6(c) (Financial Statements; Undisclosed Liabilities), the first sentence of SECTION 3.7 (Absence of Certain Changes or Events) and the third sentence of SECTION 3.25 (Relationship with Suppliers)), and (ii) calculating the amount of any Losses incurred in connection with any such misrepresentation or breach of warranty, in each case, all references to materiality or Material Adverse Effect (or other correlative terms) shall be disregarded (it being understood that qualifiers expressed as a specific dollar threshold shall not be considered such a reference).

                  (h)      Notwithstanding  SECTION 11.2(a) above, in the event
that between the date of this Agreement and the Closing Date there occurs any event or circumstance giving rise to a Material Adverse Effect that is disclosed on the Seller Closing Certificate and the Buyer waives its rights under SECTION 7.8 and the Closing occurs, the Buyer shall not be entitled to indemnification under SECTION 11.2(a)(i) in respect of the event or circumstance giving rise to the Material Adverse Effect.

                  (i) No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Closing. Notwithstanding anything to the contrary herein, the Buyer shall have the right, irrespective of any knowledge or investigation of the Buyer (or its affiliates, agents or representatives), to

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rely fully on the representations,  warranties and covenants of the Lender, the
Parent and the Company contained herein.

                  (j) Notwithstanding anything contained in this ARTICLE XI or in ARTICLE X, no limitation or condition of liability provided for in
SECTION 11.1 or this SECTION 11.2  (including  paragraphs (c), (d), (e), (f) or
(h) above) shall apply in the event of fraud.

                  (k) Notwithstanding anything to the contrary contained in this Agreement (other than paragraph (j) above), the Buyer shall have no right to indemnification hereunder with respect to any Loss or alleged Loss (i) to the extent such Loss or alleged Loss was recovered through the calculation of Cash, Net Working Capital, Net Working Capital Adjustment, Indebtedness or Transaction Expenses or (ii) if the Buyer shall have requested a reduction in the Net Working Capital calculation contained in the Preliminary Statement on account of any matter forming the basis for such Loss or alleged Loss and the Parent and the Buyer subsequently agree or the Dispute Resolution Auditor determines, in each case, that the Buyer is not entitled to such a reduction.

                  (l) The Lenders and the Parent hereby waive and release the Company from any common law, equitable or other right of contribution or other claims the Lenders or the Parent might have against the Company arising out of or relating to any indemnification of the Buyer or the Company or any other party referred to in this SECTION 11.2 by the Lenders and the Parent for a breach by the Company of any of its representations, warranties or covenants in this Agreement or in any document or instrument executed in connection with this Agreement.

                  (m) (i) A party entitled to indemnification hereunder shall herein be referred to as an "INDEMNITEE." A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "INDEMNITOR." As soon as is reasonable after an Indemnitee receives notice of any claim or the commencement of any action by any third party that such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder (a "THIRD PARTY CLAIM"), such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under ARTICLE XI hereof, notify such Indemnitor in writing of such claim, action or Loss, as the case may be; PROVIDED, HOWEVER, that failure to notify Indemnitor shall not relieve Indemnitor of its indemnity obligation, except to the extent Indemnitor is actually prejudiced in its defense of the action by such failure. Any such notification must be in writing and must state in reasonable detail the nature and basis of the claim, action or Loss, to the extent known. Except as provided in this SECTION 11.2 or SECTION 1.5, Indemnitor shall have the right using counsel reasonably acceptable to the Indemnitee to contest, defend, litigate or settle any such Third Party Claim that primarily involves monetary damages; PROVIDED that the Indemnitor shall have notified the Indemnitee in writing of its intention to do so within thirty (30) days of the Indemnitee having given notice of the Third Party Claim to the Indemnitor; PROVIDED, FURTHER, that (1) the Indemnitor confirms in such notice to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor shall be obligated to satisfy and discharge the Third Party Claim and (2) if reasonably requested to do so by the Indemnitee, the Indemnitor shall have made reasonably adequate provision to ensure the Indemnitee of the financial ability of the Indemnitor to satisfy the full amount of any adverse monetary judgment that may result from such Third Party Claim. Notwithstanding the foregoing, if the Indemnitee is a Buyer Indemnified Party, the Indemnitor shall not have the right to assume the

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

defense or control the settlement of any Third Party Claim unless such Indemnitor would be obligated to provide indemnification hereunder for an amount in excess of 50% of the damages alleged pursuant to such Third Party Claim. The Indemnitee shall have the right to participate in and be consulted in, and to be apprised of all material developments in, and to be represented by counsel (at its own expense) in, any such contest, defense, litigation or settlement conducted by the Indemnitor. If the Indemnitor shall control the defense of any such claim, then the Indemnitor shall be entitled to settle such claim; PROVIDED, that, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim. Notwithstanding the foregoing, if the Indemnitee withholds its consent to any settlement of a claim or the ceasing of the defense of a claim to which it is entitled to consent pursuant to this SECTION 11.2(m), and such claim is ultimately resolved (whether through settlement, judgment or otherwise) for an amount greater than the amount proposed at the time the Indemnitee's consent was initially requested, Indemnitor shall not be obligated to indemnify the Indemnitee for such excess amount; PROVIDED, HOWEVER, that following such withholding of consent the Indemnitee shall have the right to control the defense and settlement of such claim (at the Indemnitor's expense) and, if the Indemnitee succeeds in resolving such claim (whether through settlement, judgment or otherwise) for an amount less than that proposed by the Indemnitor (it being understood the Indemnitee may agree to such settlement without the consent of the Indemnitor), the Indemnitor shall indemnify the Indemnitee for such difference even if such difference would otherwise not be indemnifiable under Section 11.2(c) as amounts representing all or part of the Deductible. All expenses (including attorneys' fees) incurred by the Indemnitor in connection with the foregoing shall be paid by the Indemnitor. No failure by an Indemnitor to acknowledge in writing its indemnification obligations under this
ARTICLE XI shall relieve it of such obligations to the extent such obligations exist.

                           (ii) If an Indemnitee is entitled to indemnification
in respect of a Third Party Claim, and the Indemnitor fails to (or is not entitled to) accept a tender of, or assume the defense of, a Third Party Claim pursuant to this SECTION 11.2, the Indemnitor shall not be entitled, and shall lose its right, to contest, defend, litigate and settle such a Third Party Claim, and the Indemnitee shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim either before or after the initiation of litigation upon written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, the Indemnitor shall have the right to participate in and be consulted in, and to be represented by counsel (at its own expense) in, any such contest, defense, litigation or settlement conducted by the Indemnitee.

         11.3. INSURANCE AND TAXES. The amount due as indemnification with respect to any claim under this ARTICLE XI shall take into account and shall be reduced by the amount of any insurance or indemnification proceeds actually received by the Buyer Indemnified Party or Seller Indemnified Party, as applicable, in respect of the subject matter of such claim (after deducting any costs of recovery); PROVIDED that the amount of any increase in insurance premium or retroactive premiums or premium adjustments (and any out of pocket expenses) resulting from the making of a claim or claims against insurers shall, for this purpose, be deemed to be deducted from the amount so paid by such insurers. Any amount due as indemnification under this ARTICLE XI or
ARTICLE X shall (a) be increased on account of any Tax detriment actually incurred by the Indemnified Party upon the receipt or accrual of such indemnification payment and (b) be reduced on account of any Tax benefit actually realized on account of the payment or accrual of any loss incurred with respect to which such indemnification payment is made; PROVIDED that the treatment of an indemnification payment as an adjustment to the Final Purchase Price pursuant to SECTION 11.5 or the treatment of an indemnified Loss as an adjustment to the Final Purchase Price shall not be either a Tax detriment or a Tax benefit.

         11.4. SOLE REMEDY. Except as otherwise provide in SECTION 1.3 (Closing Balance Sheet Calculation), Section 1.4 (Post-Closing Adjustment Payment) and SECTION 6.12 (Non-Compete), the indemnification provided for in this ARTICLE XI and ARTICLE X shall be the sole remedy of the parties hereto and their respective successors or assigns in respect of any claim for damages arising under or out of this Agreement or any Ancillary Agreement; PROVIDED, HOWEVER, that this SECTION 11.4 shall not apply to Losses resulting from fraud; PROVIDED FURTHER, HOWEVER, that the rights of indemnification provided under this ARTICLE XI and ARTICLE X shall be in addition to any right the Buyer may have to specific performance under this Agreement or any Ancillary Agreement. Nothing herein is intended to limit any of the Buyer's rights under the Escrow Agreement.

         11.5. TREATMENT OF INDEMNITY PAYMENTS. Any payments made to a Buyer Indemnified Party or a Seller Indemnified Party, as applicable, pursuant to this ARTICLE XI or ARTICLE X shall be treated as an adjustment to the Final Purchase Price.

         11.6. ACKNOWLEDGMENT OF THE BUYER. The Buyer acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company. In making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied on the results of its own independent investigation and verification and the representations and warranties of the Parent, the Lenders and the Company expressly and specifically set forth in this Agreement, including the Disclosure Schedules attached hereto. Such representations and warranties by the Parent, the Lenders and the Company constitute the sole and exclusive representations and warranties of the Parent, the Lenders and the Company to the Buyer in connection with the transactions contemplated hereby, and the Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature express or implied are specifically disclaimed by the Parent, the Lenders and the Company.

         11.7. DISCLOSURE GENERALLY. All Disclosure Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. Unless otherwise stated herein, all references to this Agreement herein or in any of the Disclosure Schedules (and Updated Schedules) shall be deemed to refer to this entire Agreement, including all Disclosure Schedules (and Updated Schedules).

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

                                  ARTICLE XII
                                 MISCELLANEOUS

         12.1.    INTERPRETIVE PROVISIONS.

                  (a) Whenever used in this Agreement, (i) "INCLUDING" (or any variation thereof) means including without limitation and (ii) any reference to gender shall include all genders.

                  (b) For purposes of this Agreement, the Company shall be deemed to be an affiliate of the Lenders prior to the Closing and an affiliate of the Buyer after the Closing.

                  (c) The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

                  (d) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (e) All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section," "Exhibit," "Disclosure Schedule" or "Schedule" shall be deemed to refer to a Section of this Agreement, exhibit to this Agreement or a Schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. English shall be the governing language of this Agreement.

                  (f) Any reference to the Company in ARTICLE III, SECTION 6.3, SECTION 6.5, SECTION 6.10 and SECTION 6.11 of this Agreement shall be deemed to refer to the Company and any subsidiary of the Company, including the Not-For-Profit Subsidiary.

         12.2. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that this Agreement may not be assigned by the Lenders or the Parent without the prior written consent of the Buyer or be assigned by the Buyer without the prior written consent of the Lenders or the Parent, except that (a) the Buyer may, at its election and provided it remains liable for its obligations hereunder, assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer or its parent, and (b) the Company and the Buyer or any such assignee may make a collateral assignment of its rights (but not its obligations) under this Agreement to any lender providing financing to the Company or the Buyer in connection with the Closing.

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

         12.3. HEADINGS. The headings of the Articles, Sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         12.4. MODIFICATION AND WAIVER. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

         12.5. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated by this Agreement, including all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated by this Agreement shall be consummated; PROVIDED, HOWEVER, that the Lenders and the Parent shall pay all fees and expenses of the Company with respect to this Agreement and the consummation of the transactions contemplated by this Agreement, except as otherwise provided in SECTION 10.4.

         12.6. NOTICES. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three days after mailing if mailed, and one business day after deposited with an overnight courier service if delivered by overnight courier), as follows:

         if to any of the Lenders or, after the Closing Date, the Parent:

                  c/o Golder Thoma Cressey Rauner Fund V, L.P.
                  6100 Sears Tower
                  Chicago, Illinois  60606
                  Attn:    David A. Donnini
                  George E. Sperzel
                  Fax No.:  (312) 382-2201

                  WITH A COPY TO:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:    Stephen L. Ritchie, P.C.
                  Michael H. Weed
                  Fax No.:  (312) 861-2200

         if to the Parent or the Company prior to the Closing Date:

                  American Sanitary Incorporated
                  Three Parkway North, Suite 120N
                  Deerfield, Illinois 60015
                  Attention:  Michael J. Mulhern
                  Fax No.:  (847) 607-2309

                  WITH A COPY TO:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:    Stephen L. Ritchie, P.C.
                           Michael H. Weed
                  Fax No.:  (312) 861-2200

         if to the Buyer or, after the Closing Date, the Company:

                  Interline Brands, Inc.
                  801 West Bay Street
                  Jacksonville, FL 32204
                  Attention: Laurence W. Howard, Esq.
                  Fax No.:  (856) 533-1533

                  WITH A COPY TO:

                  Dechert LLP
                  Cira Centre
                  2929 Arch Street
                  Philadelphia, PA 19104-2808
                  Attention:  David S. Denious, Esq.
                  Fax No.: (215) 994-2222

or at such other address for a party as shall be specified by like notice.

         12.7. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in the United States District Court for the Southern District of New York, United States of America or in the absence of jurisdiction, the state courts located in New York County, New York, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in SECTION 12.6 hereof or at such other address of which the other parties shall have been notified in accordance with the provisions of SECTION 12.6 hereof, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

         12.8. PUBLIC ANNOUNCEMENTS. None of the Lenders, the Company, the Parent or the Buyer shall make any public statements, including any press releases, with respect to this Agreement and the transactions contemplated by this Agreement without the prior written consent of all other parties (which consent shall not be unreasonably withheld) except that the Buyer may make such public statements (a) as may be required by law or regulation or the rules of any stock exchange on which the Buyer's (or its affiliates') securities are traded; (b) in connection with any debt or equity financing related to the transactions contemplated hereby; or (c) in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the content and timing thereof.

         12.9.    NO THIRD PARTY BENEFICIARIES. Except as otherwise provided in
SECTION 11.2 (General Indemnification), this Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted successors and assigns, and no other party shall be entitled to rely on this Agreement or accrue any benefit, claim, or right of any kind whatsoever pursuant to, under, by, or through this Agreement.

         12.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signature of more than one party and each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         12.11. DELIVERY BY FACSIMILE. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract, and each such party forever waives any such defense.

         12.12. CONSTRUCTION. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of law or breach of contract).

         12.13. BUYER DELIVERIES. The Buyer agrees and acknowledges that all documents or other items delivered to the Buyer's counsel shall be deemed to be delivered to the Buyer for all purposes hereunder.

         12.14. ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedules and the certificates and exhibits attached hereto) together with the Ancillary Agreements and the Confidentiality Agreement constitute the sole understanding and agreement of the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                                  ARTICLE XIII
                              CERTAIN DEFINITIONS

         13.1. "AGENT" means, with respect to any Person, such Person's affiliates, officers, directors, employees, representatives or agents.

         13.2. "ANCILLARY AGREEMENTS" means the Escrow Agreement and the Inventory Purchase Agreement.

         13.3. A "BUSINESS DAY" means any day other than a day on which banks in the State of New York are required or authorized to be closed.

         13.4. "CASH" means, with respect to the Company, as of the close of business on the day immediately preceding the Closing Date, all cash, cash equivalents and marketable securities held by the Company at such time. For avoidance of doubt, Cash shall be adjusted to reflect ordinary course and current reconciling items, including (a) issued but uncleared checks and drafts, and (b) checks and drafts deposited for the account of the Company.

         13.5. "CLOSING DATE INCENTIVE AWARD PAYMENTS" means any payments that will become due and owing on the Closing Date to any Person entitled to receive an incentive award payment as a result of the consummation of the transactions contemplated hereby pursuant to the terms of the Parent's 2003 Employee Incentive Plan under the Incentive Award Agreements by and between the Parent and each of the participants thereto and pursuant to the terms of those certain Transaction Bonus Agreements and Releases by and between the Company and each Company employee thereto.

         13.6.    "CODE" means the Internal Revenue Code of 1986, as amended.

         13.7. "CONTRACTS" means all written or oral agreements, contracts or commitments of the following types to which the Company is a party: (a) any real property leases; (b) any employment agreement or profit sharing, deferred compensation, severance, termination, retention or other similar plan, agreement or arrangement for the benefit of any employee or former employee;
(c) any joint venture or partnership agreement; (d) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit or guaranties of such obligations or otherwise evidencing Indebtedness; (e) agreements for the sale of goods or products or performance of services by or with any vendor (or any group of related vendors) for which the Company has a commitment to pay in excess of $50,000 during the 2006 calendar year; (f) lease agreements for machinery and equipment, motor vehicles, or furniture and office equipment or other personal property by or with any vendor (or any group of related vendors) that had annual aggregate payments exceeding $50,000 during the trailing twelve-month period ended March 31, 2006; (g) agreements restricting in any manner the disclosure or use of information (i.e., confidentiality agreements) or prohibiting or restricting competition, soliciting persons for employment, soliciting customers for business or agreements restricting the right of the Company to sell or purchase from any other person; (h) agreements between the Company and any of its affiliates; (i) guaranties, performance, bid or completion bonds, surety and appeal bonds, return of money bonds and surety or indemnification agreements; (j) any license agreement or other agreements regarding any Intellectual Property (excluding shrink-wrap or click-wrap software licenses or other licenses of commercially available off-the-shelf software); (k) any commission, distribution, dealer, representative or sales agency agreement; and (l) any agreement obligating the Company to make any loan to or investment in any Person.

         13.8. The term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

         13.9. "DESIGNATED GOVERNMENTAL PROCEEDING" means (a) any lawsuit, legal proceeding or material investigation by a federal or state governmental authority, (b) any lawsuit, legal proceeding, or material investigation by any local governmental authority in respect of environmental matters, or (c) any material lawsuit, material proceeding or material investigation by any non-federal or non-state governmental authority.

         13.10. "EMPLOYEE" shall mean any individual with whom the Company maintains on the Closing Date an employee-employer relationship, including any such individuals on lay-off, short-term disability or leave of absence, whether paid or unpaid.

         13.11. "FORMER EMPLOYEE" shall mean any individual as to whom an employee-employer relationship has existed in the past with the Company but does not exist on the Closing Date, including any such individual on long-term disability.

         13.12. "ENCUMBRANCES" means any liens, security interests, security agreements, conditional sale or other title retention agreements, leases, pledges, equities, proxies, claims, charges, adverse claims, mortgages, rights of first refusal, preemptive rights, restrictions, encumbrances, easements, covenants, assessments, attachments, licenses, options or title defects of any kind whatsoever.

         13.13. "ENVIRONMENTAL LAWS" means all foreign, federal, state and local laws, rules, regulations, ordinances, the common law, judgments, orders, consent agreements, having the force or effect of Law and relating to (a) the protection of the environment (including air, surface and subsurface water, drinking water supplies, surface and subsurface land, the interior of any building or building component, soil and natural resources) or protection of human health with respect to environmental conditions or (b) the presence, Management, Release or threat of Release of or exposure to Hazardous Substances.

         13.14. "GAAP" means United States generally accepted accounting principles applied in a manner consistent with those used in preparing the 2005 Balance Sheet.

         13.15. "HAZARDOUS SUBSTANCES" means any and all hazardous or toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including polychlorinated biphenyls, friable asbestos, oil, petroleum products and fractions and radioactive materials) regulated under Environmental Laws.

         13.16. "INDEBTEDNESS" means, as of any particular time, the unpaid principal amount of, and accrued interest on (a) all indebtedness of the Company for borrowed money; (b) all obligations of the Company for the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and consistent with past practice); (c) all obligations of the Company evidenced by notes, bonds, debentures or other similar instruments (including any notes or debt relating to truck or other motor vehicles); (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company; (e) all obligations of the Company as lessee or lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (f) all outstanding and funded obligations, contingent or otherwise, of the Company under bankers acceptances, letters of credit or similar facilities; (g) all obligations owing pursuant to factoring agreements for accounts receivable; (h) all Indebtedness of the type referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by the Company, or in effect guaranteed directly or indirectly by the Company, PROVIDED, HOWEVER, that such Indebtedness referred to under this clause (h) is of the type that would be reflected as debt on a balance sheet prepared in accordance with GAAP; and (i) all accrued but unpaid interest (or interest equivalent) to the date of determination, and all prepayment premiums or penalties and breakage costs, related to any items of Indebtedness of the type referred to in clauses (a) through (h) above. For purposes of ARTICLE I of this Agreement, Indebtedness shall mean Indebtedness as defined in the prior sentence outstanding immediately prior to the Closing.

         13.17. The terms "KNOWLEDGE," "TO THE KNOWLEDGE" or "KNOWN"and words of similar import shall mean, as to the Company and/or the Parent, the actual knowledge of the following persons: Shelley Riha, Jim Cusick, David Eve, Chris Wilson, Matt Vonachen, Gregg Kashmanian, Phil Macnabb and Michael Mulhern and George Sperzel.

         13.18. "LAW" means any law, rule, regulations, judgment, injunction, order, decree or other restriction of any court or governmental entity.

         13.19. "LEASE ESCROW AMOUNT" means the aggregate amount equal to all lease payments (including rent) that are required to be paid under the Excluded Leases from and after the Closing Date until the expiration of such Leases (exclusive of any renewal term), plus an amount estimated in good faith by the Company equal to the projected operating expenses payable by the Company under the Excluded Leases from and after the Closing Date until the expiration of such Leases (exclusive of any renewal term); PROVIDED, HOWEVER, that such estimate shall be based on the current levels of such operating expenses as adjusted by an appropriate "CPI" adjustment.

         13.20. "LOSSES" shall mean any and all losses, liabilities, damages, penalties, obligations, awards, fines, deficiencies, demands, interest, Taxes, claims (including third party claims whether or not meritorious), costs and expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description) resulting from, arising out of or incident to any matter for which indemnification is provided under this Agreement; PROVIDED that Losses shall not include punitive or consequential damages except to the extent the Seller Indemnified Party or Buyer Indemnified Party is liable for the same pursuant to any Third Party Claim.

         13.21. "MATERIAL ADVERSE EFFECT" means any circumstance or event that, individually or in the aggregate with any other circumstance or event,
(a) is or would be reasonably expected to be material and adverse to the business, financial condition or results of operations of the Company excluding the Excluded Assets and the Excluded Liabilities, or (b) that would have a material adverse effect on the ability of the Company, the Parent or the Lenders to consummate the transactions contemplated by the Agreement, except, in the case of clause (a), for any such circumstance or event to the extent arising from or relating to (i) the United States or the global economy or securities markets in general (and which is not specific to the Company and which does not affect its business or operations disproportionately as compared to other companies that are in the same business as the Company), (ii) the industry in which the Company operates generally (and which is not specific to the Company and which does not affect its business or operations disproportionately as compared to other companies that are in the same business as the Company), or (iii) any failure of the Company to renew or enter into a new agreement for services with ABM Janitorial Services.

         13.22.   "NET  WORKING  CAPITAL"  means (as finally  determined  under
SECTION 1.3.1) (a) all inventory and accounts receivable (excluding the Excluded Assets (including any inventory purchased under the Inventory Purchase Agreement, regardless of its location) and deferred Tax assets) of the Company as of the opening of business on the Closing Date as reported by the Company using accounting policies and procedures consistent with the 2005 Balance Sheet MINUS (b) all accounts payable (excluding the Excluded Liabilities, Indebtedness, Closing Date Incentive Award Payments, deferred Tax liabilities and Transaction Expenses (to the extent such items were excluded in determining the Target Working Capital Amount)) of the Company as of the opening of business on the Closing Date as reported by the Company using accounting policies and procedures consistent with the 2005 Balance Sheet.

         13.23. "PERMITTED ENCUMBRANCES" means (a) liens imposed by law for Taxes, fees, assessments and other governmental charges that are not yet due or are being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP;
(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the course of ordinary business; (e) easements, zoning restrictions, right-of-way, minor defects or irregularities of title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the

Company; and (f) landlords' and lessors' and other like liens in respect of rent not in default; PROVIDED, HOWEVER, that the term "PERMITTED ENCUMBRANCES" shall not include any lien securing Indebtedness.

         13.24. "PERSON" or "PERSON" means an individual, or a corporation, partnership, association, limited liability company, trust, unincorporated organization, or other entity or group (as such term is defined in Section 13(d)(3) of the Exchange Act).

         13.25. "SIGNIFICANT CUSTOMER" shall mean any customer, or group of affiliated customers, to whom the Company has made sales in excess of $250,000 in the trailing twelve-month period ended March 31, 2006.

         13.26. "TRANSACTION EXPENSES" shall mean all fees and expenses incurred or payable by any Lender or the Parent in connection with the transactions contemplated by this Agreement and all fees and expenses incurred or payable prior to the Closing by the Company in connection with the transactions contemplated by this Agreement.


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


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                            AMERICAN SANITARY INCORPORATED



                            By:   /s/ Michael J. Mulhern
                                  -------------------------------------
                                  Name: Michael J. Mulhern
                                  Title: Chief Executive Officer



                            GOLDER, THOMA, CRESSEY, RAUNER FUND
                                 V, L.P.
                            By:  GTCR V, L.P.
                            Its: General Partner
                            By:  Golder, Thoma, Cressey, Rauner, Inc.
                            Its: General Partner



                            By:   /s/ David A. Donnini
                                  -------------------------------------
                                  Name: David A. Donnini
                                  Title: Principal



                            GTCR ASSOCIATES V



                            By:   Golder, Thoma, Cressey, Rauner, Inc.
                            Its:  Managing Partner



                            By:   /s/ David A. Donnini
                                  -------------------------------------
                                  Name: David A. Donnini
                                  Title: Principal

                            GTCR CAPITAL PARTNERS, L.P.
                            By:   GTCR Mezzanine Partners, L.P.
                            Its:  General Partner
                            By:   GTCR Partners VI, L.P.
                            Its:  General Partner
                            By:   GTCR Golder Rauner, L.L.C.
                            Its:  General Partner

                            By:   /s/ David A. Donnini
                                  -------------------------------------
                                  Name: David A. Donnini
                                  Title: Principal



                            INTERLINE BRANDS, INC.



                            By:   /s/ Michael J. Grebe
                                  -------------------------------------
                                  Name:  Michael J. Grebe
                                  Title: President and Chief Executive Officer



                            AMSAN, LLC



                            By:   /s/ Michael J. Mulhern
                                  -----------------------------------------
                                  Name: Michael J. Mulhern
                                  Title: Chief Executive Officer

                                                                      EXHIBIT A



                          INVENTORY PURCHASE AGREEMENT



                                  BY AND AMONG

                        AMERICAN SANITARY INCORPORATED,

                                   AMSAN, LLC

                                      AND

                             INTERLINE BRANDS, INC.

                               DATED MAY 23, 2006

                          INVENTORY PURCHASE AGREEMENT

         This Inventory Purchase Agreement (this "AGREEMENT") is dated May 23, 2006, by and among American Sanitary Incorporated, a Delaware corporation ("SELLER"), AmSan, LLC, a Delaware limited liability company (the "COMPANY"), and Interline Brands, Inc., a New Jersey corporation (the "BUYER"). All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Purchase Agreement (as defined below).

                                    RECITALS

         WHEREAS, Buyer, the Company, Seller, Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership, GTCR Associates V, a Delaware general partnership, and GTCR Capital Partners L.P., a Delaware limited partnership are parties to that certain Securities Purchase Agreement, dated as of May 23, 2006 (the "PURCHASE AGREEMENT"), pursuant to which Buyer has acquired all of the limited liability company interests of the Company from Seller;

         WHEREAS, in connection with the transactions contemplated by the Purchase Agreement and as a condition to the Closing under the Purchase
Agreement, Buyer has agreed to, at the request of Seller, purchase the Inventory (as defined below) from the Company on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE

1.1      AGREEMENT TO PURCHASE

         Subject to the terms and conditions contained in this Agreement, the Buyer hereby purchases and the Company hereby sells all of the Company's right, title, and interest in and to all of the Inventory.

         On or before the fifth (5th) business day preceding the Closing, the Buyer and Seller (and their respective Agents) shall jointly conduct a physical count of the Inventory to confirm each item of Inventory.

         For purposes of this Agreement, "INVENTORY" means the inventory of the Company included in the Excluded Assets and more specifically described on
SCHEDULE 1 attached hereto, reflecting the physical inventory count described above and which such Schedule the Seller has prepared in good faith, consistent with the methodologies of the Company normally employed in computing such amounts to accurately reflect (i) the "cost," "fair market value" and SKU for each item of Inventory set forth thereon and (ii) the amount reserved, for financial statement purposes, against such Inventory as of the date hereof (the "ESTIMATED INVENTORY RESERVE AMOUNT").

1.2      PURCHASE PRICE

         The purchase price for the Inventory will be 90% of the amount determined by subtracting (ii) from (i), where (i) equals the amount determined pursuant to Schedule 1 by aggregating the lower of the "cost" or "fair market value" (each as finally determined below) for each item of Inventory listed thereon (the "INVENTORY Value"), and (ii) equals the Inventory Reserve Amount (as defined and finally determined below) (the "INVENTORY PURCHASE PRICE").

1.3      CLOSING

         The closing of the transactions contemplated by this Agreement shall take place on the Closing Date (as defined in the Purchase Agreement).

         At the Closing, the Buyer shall out of its own proceeds and not out of cash of the Company existing on or before the Closing deliver to Seller an amount equal to 90% of the amount determined by subtracting (ii) from (i), where (i) equals the amount determined pursuant to Schedule 1 by aggregating the lower of the "cost" or "fair market value" for each item of Inventory listed thereon (the "ESTIMATED INVENTORY VALUE") and (ii) equals the Estimated Inventory Reserve Amount (such amount, the "CLOSING INVENTORY PURCHASE PRICE") by wire transfer of immediately available funds to an account designated by Seller.

         Within thirty (30) days after the Closing Date, Buyer will deliver to Seller a statement (the "INVENTORY STATEMENT") illustrating Buyer's calculation of the Inventory Value and Inventory Reserve Amount. For purposes of this Agreement, "Inventory Reserve Amount" means the amount of reserve against Inventory as of the Closing. The Inventory Statement shall be prepared and the "Inventory Value" and "Inventory Reserve Amount" shall be determined in accordance with GAAP using the same accounting methods, policies, principles, practices and procedures, with consistent classifications, judgments and estimation methodology as were used in preparation of the 2005 Balance Sheet or, to the extent applicable, in accordance with any changes to such accounting methods, policies, principles, practices and procedures that are documented in the Company's and Seller's books and records as of December 31, 2005, not including any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated by the Purchase Agreement. The parties  agree that the  purpose  of  preparing  the  Inventory  Statement  and determining the Inventory Value, the Inventory Reserve Amount and the related purchase price adjustment contemplated by this section is to measure the Inventory Purchase Price and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Inventory Statement or determining the Inventory Value and the Inventory Reserve Amount (apart from updating to reflect the physical count referred to above). After delivery of the Inventory Statement, Seller and its accountants shall be permitted reasonable access during normal business hours of the Company or the Buyer, as the case may be and upon reasonable notice to appropriate Buyer personnel and to review the books and records and work papers related to the preparation of the Inventory Statement; PROVIDED, HOWEVER, that the Seller shall not use or permit to be used such information other than for purposes of this SECTION 1.3 and shall not disclose or permit to be disclosed such information (other than to its Agents for purposes of this
SECTION 1.3), except as required by law or legal process, and it shall be a condition to the granting of such access to any work papers, that the Seller and its representatives execute any releases and indemnity agreements customarily required by the Buyer's or the Company's accountants, as the case may be, for such access. The Seller and its accountants may reasonably make inquiries of the Buyer and the Company and their respective accountants or other Agents regarding questions concerning or disagreements with the Inventory Statement arising in the course of their review thereof, and Buyer shall use its, and shall cause the Company to use its, commercially reasonable efforts to cause any such accountants to cooperate with and respond to such inquiries. If the Seller has any objections to the Inventory Statement, the Seller shall deliver to Buyer a statement setting forth in reasonable detail its objections thereto (an "OBJECTIONS STATEMENT"). If an Objections Statement is not delivered to the Buyer within thirty (30) days after delivery of the Inventory Statement, then the Inventory Statement shall be final, binding and non-appealable by the parties hereto. The Seller and the Buyer shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within 30 days after the delivery of the Objections Statement, the Seller and the Buyer shall submit such dispute to a mutually agreeable third party that is not a public accounting firm. Any further communications with the Dispute Resolution Auditor must be written and delivered to each party to the dispute. The Dispute Resolution Auditor shall consider only those items and amounts that are identified in the Objections Statement as being items that the Seller and the Buyer are unable to resolve. The Dispute Resolution Auditor's determination will be based solely on the definitions of Inventory Value and Inventory Reserve Amount hereunder. Seller and the Buyer shall use their commercially  reasonable  efforts to cause the  Dispute  Resolution  Auditor to resolve all disagreements as soon as practicable. Further, the Dispute Resolution Auditor's determination shall be based solely on the presentations by the Seller and the Buyer that are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The resolution of the dispute by the Dispute Resolution Auditor shall be final, binding and non-appealable on the parties hereto, and judgment may be entered upon the determination of the Dispute Resolution
Auditor in any court having jurisdiction over the party against which such determination is to be enforced. The costs and expenses of the Dispute Resolution Auditor shall be allocated between the Seller and the Buyer based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Seller claims the Inventory Reserve Amount is $1,000 less than the amount determined by the Buyer's accountants, and the Seller contests only $500 of the amount claimed by the Buyer, and if the Dispute Resolution Auditor ultimately resolves the dispute by awarding to the Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the Seller and 40% (i.e., 200 / 500) to the Buyer.

         If the Inventory Purchase Price as finally determined pursuant to this
Section 1.3 is greater than the Closing Inventory Purchase Price, then the Buyer shall promptly (but in any event within five (5) business days of such determination) deliver to the Seller the amount of such difference by wire transfer of immediately available funds to an account or accounts designated by the Seller, together with interest thereon from the Closing Date to the date of actual payment at a variable rate equal to the prime rate (as reported in the WALL STREET JOURNAL "MONEY RATES") from and including the Closing Date to, but not including, the date of payment. If the Inventory Purchase Price as finally determined pursuant to this Section 1.3 is less than the Closing Inventory Purchase Price, then Seller shall promptly (but in any event within five (5) business days of such determination) pay to the Buyer the amount of such difference by wire transfer of immediately available funds to one or more accounts designated by the Buyer, together with interest thereon from the

Closing Date to the date of actual payment at a variable rate equal to the prime rate (as reported in the WALL STREET JOURNAL "MONEY RATES") from and including the Closing Date to, but not including, the date of payment.

         The Closing Inventory Purchase Price as adjusted, if at all, by this section, shall be the Inventory Purchase Price.

1.4      CLOSING OBLIGATIONS

         At the Closing:

         The Company shall deliver the Inventory to Buyer by making such Inventory available for Buyer to take possession thereof at facilities of the Company (other than the Excluded Facilities (as defined in the Purchase Agreement)) as are reasonably acceptable to Buyer. Such Inventory will be segregated and held apart from any other inventory of the Company at such facilities.

         Buyer shall deliver the Closing Inventory Purchase Price to Seller, on behalf of the Company, by wire transfer of immediately available funds to one or more accounts designated by Seller.

1.5      DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

         Except as expressly set forth in this ARTICLE 0, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of the Inventory, including, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Company and Buyer, as the case may be, hereby acknowledge and agree that, except to the extent specifically set forth in this ARTICLE 0, the Company or Buyer, as the case may be, is purchasing the Inventory on an "as-is, where-is" basis.

2.       COVENANTS

2.1      FURTHER ASSURANCES

         The parties shall cooperate reasonably with each other and with each other party's Agents in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (i) furnish upon request to each other such further information; (ii) execute and deliver to each other such other documents; and (iii) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

2.2      WAIVER; REMEDIES CUMULATIVE

         Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving such compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

2.3      ENTIRE AGREEMENT AND MODIFICATION

         Other than the Purchase Agreement (which supplements the terms and provisions of this Agreement), this Agreement supersedes all prior agreements, whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the relevant provisions of the Purchase Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with such amendment.

2.4      ASSIGNMENTS AND SUCCESSORS; NO THIRD-PARTY RIGHTS

         No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the heirs, successors, and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to an heir, successor, or permitted assignee pursuant to this
SECTION 0.

2.5      SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

2.6      CONSTRUCTION

         The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

2.7      GOVERNING LAW

         This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

2.8      EXECUTION OF AGREEMENT

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute the same agreement. The exchange of copies of this Agreement by facsimile or electronic mail transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

2.9      BULK TRANSFER LAWS

         Each of Seller and Buyer acknowledge that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Seller will indemnify Buyer for any such noncompliance.

                               * * * * * * * * *

         IN WITNESS WHEREOF, the parties have executed this Inventory Purchase Agreement as of the date first written above.

                                    SELLER:

                                    AMERICAN SANITARY INCORPORATED, A DELAWARE
                                    CORPORATION


                                    By:      ______________________________

                                    Name:    ______________________________

                                    Title:   ______________________________



                                    COMPANY:

                                    AMSAN, LLC, A DELAWARE LIMITED
                                    LIABILITY COMPANY


                                    By:      ______________________________

                                    Name:    ______________________________

                                    Title:   ______________________________



                                    BUYER:

                                    INTERLINE BRANDS, INC., A NEW
                                    JERSEY CORPORATION


                                    By:      ______________________________

                                    Name:    ______________________________

                                    Title:   ______________________________

                                                                      EXHIBIT B


                                ESCROW AGREEMENT

         ESCROW AGREEMENT (the "ESCROW AGREEMENT") dated as of the ______ day of _________, 2006 by and among American Sanitary Incorporated, a Delaware corporation (the "PARENT"), Interline Brands, Inc., a New Jersey corporation (the "BUYER"), and ______________________ (the "ESCROW AGENT"), as Escrow Agent.

                                   BACKGROUND

         A. The Parent, Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership, GTCR Associates V, a Delaware general partnership, GTCR Capital Partners, L.P., a Delaware limited partnership, AmSan, LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent, and the Buyer have entered into a Securities Purchase Agreement, dated as of May 23, 2006 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Parent has sold to the Buyer, and the Buyer has purchased, all of the LLC Interests on the terms and subject to the conditions set forth in the Securities Purchase Agreement.

         B. This Escrow Agreement is entered into pursuant to, and is a condition precedent to the closing ("CLOSING") of the transactions contemplated by the Securities Purchase Agreement.

         C. Section 2.2(a)(i) of the Securities Purchase Agreement requires the Buyer to deliver the Escrow Amount (as defined below) to the Escrow Agent to be held in escrow according to the terms and subject to the conditions set forth herein.

         D. Capitalized terms not otherwise defined herein shall be defined as in the Securities Purchase Agreement.

                                     TERMS

         In consideration of the mutual premises and the covenants and agreements of the parties contained herein and in the Securities Purchase
Agreement, and intending to be bound hereby, the parties hereto agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. The Parent and the Buyer hereby appoint the Escrow Agent to act in accordance with the terms and subject to the conditions of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment on the terms and subject to the conditions of this Escrow Agreement.

         2.       ESCROW FUNDS.

                  a. At the Closing, and only if the Closing occurs, Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available funds, Eleven Million Five Hundred Thousand Dollars ($11,5000,000) (the "ESCROW AMOUNT") in accordance with Section 2.2(a)(i) of the Securities Purchase Agreement. Amounts deposited with the Escrow Agent as provided by this

Section 2, including any accretions and reductions therefrom, are referred to herein and shall constitute, the "ESCROW FUNDS." The Escrow Funds shall be held, invested and administered in accordance with the terms and provisions of this Escrow Agreement.

                  b. The Escrow Amount shall be held by the Escrow Agent in a separate account (the "ESCROW ACCOUNT") for the benefit of the parties hereto as provided in this Escrow Agreement.

         3. DISBURSEMENT OF ESCROW FUNDS. The Escrow Agent shall release and disburse the Escrow Amount in accordance with the provisions of this
Section 3.

                  a. POST-CLOSING PAYMENT ADJUSTMENT DISBURSEMENT. If, at the Buyer's option, the Buyer shall provide to the Escrow Agent a written notice (the "POST-CLOSING PAYMENT ADJUSTMENT NOTICE"), in the form of ANNEX A hereto, pursuant to Section 1.4 of the Securities Purchase Agreement, certifying (i) that the Preliminary Statement is deemed to be final, binding and non-appealable (the "FINAL STATEMENT") in accordance with Section 1.3.1 of the Securities Purchase Agreement, (ii) that attached to the Post-Closing Payment Adjustment Notice is a true and correct copy of the Final Statement,
(iii) the total amount to be paid to the Buyer from the Escrow Funds with respect to the reduction, if any, to the Closing Payment determined in accordance with Section 1.4 of the Securities Purchase Agreement, and (iv) that the Buyer has contemporaneously delivered a copy of the Post-Closing Payment Adjustment Notice to the Parent, then five (5) business days after the delivery to the Escrow Agent of the Post-Closing Payment Adjustment Notice, the Escrow Agent shall, unless within such five (5) business day period the Escrow Agent has received a Post-Closing Payment Objection Notice (as defined below), disburse to the Buyer the amount as specified by the Buyer in the Post-Closing Payment Adjustment Notice. As used herein, "POST-CLOSING PAYMENT OBJECTION NOTICE" shall mean a notice from the Parent to the Buyer and the Escrow Agent that sets forth: (i) an objection to delivery of all or any portion of the Escrow Funds in accordance with the terms of a Post-Closing Payment Adjustment Notice; and (ii) a brief description of the facts which constitute the basis for the objection. If a Post-Closing Payment Objection Notice is so received, the Escrow Agent thereafter shall not make the delivery requested in the Post-Closing Payment Adjustment Notice except in accordance with either: (x) a joint certificate from the Buyer and the Parent to the Escrow Agent in the form of ANNEX B hereto (a "JOINT CERTIFICATE") or (y) a non-appealable, final judgment of a court of competent jurisdiction (a "JUDGMENT"), stating that one or more Buyer Indemnified Parties is entitled to payment under Section 1.4 of the Securities Purchase Agreement, along with a certificate substantially in the form of ANNEX C (a "JUDGMENT CERTIFICATE"), signed by the Buyer directing the Escrow Agent to make such delivery.

                  b. INDEMNITY CLAIM DISBURSEMENTS. The Buyer shall be entitled to payments from the Escrow Account for Indemnity Claims (as defined below) up to a maximum amount of Eleven Million Five Hundred Thousand Dollars ($11,500,000) minus any amounts distributed pursuant to Section 3(a) above, in accordance with the claim procedures set forth in this Section 3(b). In the event and to the extent a Buyer Indemnified Party determines that it has an Indemnity Claim (as defined below) such Buyer Indemnified Party shall issue, or cause to be issued, a notice in the form of ANNEX D attached hereto (an "INDEMNITY CLAIM NOTICE") to the Parent and the Escrow Agent which sets forth:
(i) the fact that an Indemnity Matter (as defined below) has occurred; (ii) the fact that an Indemnity Payment (as defined below) has been made or may be required to be made; (iii) a specification of the amount of the Indemnity Payment; (iv) a brief description of the facts which gave rise to the Indemnity Matter; and (v) a request that the Escrow Agent deliver to the Buyer from the Escrow Amount an amount equal to the Indemnity Payment in immediately available funds. On the date which is five (5) business days after the Escrow Agent has received an Indemnity Claim Notice, the Escrow Agent shall deliver to the Buyer Indemnified Party that portion of the Escrow Amount described in, and in accordance with the terms of, the Indemnity Claim Notice delivered by such party, unless within such five (5) business day period the Escrow Agent has received an Indemnity Objection Notice (as hereinafter defined). As used herein, an "INDEMNITY OBJECTION NOTICE" shall mean a notice from the Parent to the Buyer and the Escrow Agent that sets forth: (i) an objection to delivery of all or any portion of the Escrow Amount in accordance with the terms of an Indemnity Claim Notice; and (ii) a brief description of the facts which constitute the basis for the objection. If an Indemnity Objection Notice is so received, the Escrow Agent thereafter shall not make the delivery requested in the Indemnity Claim Notice except in accordance with either: (x) a Joint Certificate or (y) a Judgment (in this case stating that the Buyer is entitled to indemnification under the Securities Purchase Agreement), along with a Judgment Certificate, signed by the Buyer, in each case, directing the Escrow Agent to make such delivery.

                  c.       DEFINITIONS.

                           (i)      "INDEMNITY  CLAIM"  means  any  claim  by a
Buyer Indemnified Party for indemnification under Article XI of the Securities Purchase Agreement.

                           (ii)     "INDEMNITY  MATTER"  means any  matter  for
which a Buyer Indemnified Party is entitled to indemnification under Article XI of the Securities Purchase Agreement.

                           (iii)    "INDEMNITY  PAYMENT"  means  any  Loss  for
which a Buyer Indemnified Party is entitled to indemnification as a result of an Indemnity Matter, in accordance with Article XI of the Securities Purchase Agreement.

                  d. JOINT CERTIFICATE; JUDGMENT CERTIFICATE. Notwithstanding anything to the contrary in this Escrow Agreement, if (i) the Buyer and Parent deliver a Joint Certificate or (ii) the Buyer or the Parent delivers a Judgment, along with a Judgment Certificate, then, in each such case, the Escrow Agent shall disburse to the party identified therein the amount designated therein not later than five (5) business days after delivery of the Joint Certificate or the Judgment, along with a Judgment Certificate to the Escrow Agent, as applicable.

                  e. MANNER OF DISBURSEMENTS. Any disbursements to be made by the Escrow Agent pursuant to this Section 3 shall be made in cash by wire transfer of immediately available funds or by check of the Escrow Agent, as the recipient may request, payable in United States currency and shall, if by check, be delivered by certified mail to the party entitled thereto in accordance with Section 9(a).

         4.       INITIAL RELEASE DATE; TERMINATION DATE.

                  a.       INITIAL RELEASE DATE. On  ___________________,  2006
[12 months following the Closing Date] (the "INITIAL RELEASE DATE"), the Escrow Agent shall distribute to the Parent, an amount equal to $5,750,000.00, MINUS any amounts disbursed in accordance with Section 3, minus any amounts that are, as of the Initial Release Date, the subject of a Pending Indemnity Claim Notice (as defined below) (the "INITIAL RELEASE AMOUNT"); PROVIDED, HOWEVER, that in no event shall the amount of Escrow Funds remaining in the Escrow Account after the Initial Release Date as a result of the distribution of the Initial Release Amount be less than Five Million Seven Hundred and Fifty Thousand Dollars ($5,750,000). The Escrow Agent shall deliver any amounts that are the subject of a Pending Indemnity Claim Notice to the Parent or the Buyer, as the case may be, only pursuant to (x) either a Joint Certificate or (y) a Judgment stating that either Buyer or Parent is entitled to the amount that is the subject of such Pending Indemnity Claim Notice, along with a Judgment Certificate, signed by Buyer or Parent, as the case may be, directing the Escrow Agent to make such delivery.

                  b. TERMINATION DATE. On the Termination Date (as defined below), this Escrow Agreement shall terminate and the Escrow Agent shall distribute to the Parent the then remaining balance, if any, of the Escrow Funds. For purposes of this Escrow Agreement, "TERMINATION DATE" shall mean the earlier of: (i) the first day on which there are no Escrow Funds remaining in the Escrow Account and (ii) the later of: (x) the date upon which the Closing Statement is deemed to be the Final Statement in accordance with
Section  2.3.2 of the  Purchase  Agreement  and any  payment due to Buyer under
Section 3(a), if any, has first been made, and (y) ___________________, 2006 [18 months following the Closing Date] or if any portion of the Escrow Amount is the subject of one or more pending Indemnity Claim Notices ("PENDING INDEMNITY CLAIM NOTICE") which have been delivered pursuant to Section 3 of this Escrow Agreement prior to or on ___________________, 2006 [18 months following the Closing Date], the subsequent date on which there has been a final disposition of all such Indemnity Claim Notices pursuant to Section 3 of this Agreement; PROVIDED THAT, notwithstanding any Pending Indemnity Claim Notices as of ___________________, 2006 [18 months following the Closing Date], on such date, the Escrow Agent shall pay to Parent all amounts remaining in the Escrow Account that are not the subject of any Pending Indemnity Claim Notice.

         5.       INVESTMENT OF ESCROW FUNDS; DISBURSEMENT OF EARNINGS.

                  a. Pending disbursement of the Escrow Funds, the Escrow Agent shall invest the Escrow Funds in Permitted Investments (as defined below). All interest, dividends and other income earned on the Escrow Funds (the "EARNINGS") shall be retained by the Escrow Agent as part of the Escrow Funds, subject to Section 5(b) hereof. For purposes of this Escrow Agreement, "PERMITTED INVESTMENTS" shall mean (i) money market funds consisting of short-term U.S. Treasury securities, (ii) obligations of or guaranteed by the United States of America or any agency thereof, either outright or in connection with repurchase agreements covering such obligations with a maturity not later than one year from the date of investment, and (iii) such other investments as may be specified from time to time to the Escrow Agent by joint written instructions of the Parent and the Buyer.

                  b. Any such investments shall be held by or under the control of the Escrow Agent and shall be deemed at all times a part of the Escrow Funds, and any Earnings from such investment shall be credited to and held in, and any loss shall be charged to, the Escrow Funds; PROVIDED, that any

Earnings shall be held solely for the account of Parent; PROVIDED, FURTHER that any Earnings shall be payable by the Escrow Agent to the Parent on the last business day of each calendar quarter, commencing on , 2006. If any Earnings become payable on a day other than a business day, the payment thereof will be extended to the next succeeding business day. Any disbursements to be made by the Escrow Agent pursuant to this Section 5(b) shall be made in cash by wire transfer of immediately available funds or by check of the Escrow Agent, as the Parent may request, payable in United States currency and shall, if by check, be delivered by certified mail to the Parent in accordance with Section 9(a).

                  c. In the event that the Escrow Agent shall not have received a direction for investment for any moneys in the Escrow Funds, the Escrow Agent may deposit such moneys into an interest bearing account at the Escrow Agent (or any other bank acceptable to the Escrow Agent in its reasonable judgment), such as a money market savings account provided that all such investments shall mature, and the funds invested immediately available, on each one month anniversary of the date of each such deposit.

                  d. As and when any amount is needed for payments under this Escrow Agreement, the Escrow Agent shall cause a sufficient amount of the Permitted Investments to be converted into cash.

                  e. Subject to the provisions of Section 6, the Escrow Agent shall not be liable for any depreciation in the value of any investment made pursuant to this Section 5 or for any loss arising from any such investment.

                  f. Pursuant to Section 671 of the Internal Revenue Code of 1986, as amended, the Parent is intended to be, and shall be treated as, the owner for income tax purposes of the Escrow Funds (and any other corpus and income held in the Escrow Account) and of all of the items of income, deductions and credits attributable to the Escrow Funds (and attributable to all of such other corpus and interest). The provisions of this Escrow Agreement shall be construed and interpreted accordingly, and all parties hereto shall file tax returns and statements consistent with such treatment, it being understood that the Escrow Agent shall not be responsible for any tax reporting responsibilities of the Parent or the Buyer.

         6. WITH ESCROW AGENT. To induce Escrow Agent to act hereunder, it is agreed by the Parent and the Buyer that:

                  a. the Escrow Agent may act in reliance upon any instrument or signature furnished to it hereunder and which it, in good faith, believed to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                  b. the Escrow Agent may act relative hereto upon advice of reputable counsel in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective legal representatives, heirs, successors and assigns, for any action taken in good faith on the advice of reputable counsel or for any mistake of fact or error of judgment, or for any acts or omissions of any kind taken or made in good faith unless caused by its willful misconduct or negligence.

                  c. This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by, nor charged with knowledge of, any other agreement, including the Securities Purchase Agreement and the Disclosure Schedules thereto.

                  d. The Escrow Agent does not have and will not have any interest in the Escrow Funds but is serving only as escrow holder and has only possession thereof.

         The Parent and the Buyer hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder, and the Parent and the Buyer, jointly and severally, hereby agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or reasonable expense (including reasonable attorneys' fees and expenses) actually incurred by the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself from any claim or liability; PROVIDED, HOWEVER, that the Escrow Agent shall not be entitled to indemnification hereunder for losses, liabilities and expenses which arise out of the willful misconduct or negligence of the Escrow Agent. The Parent and the Buyer agree that any payments made to Escrow Agent under the indemnification obligation in the immediately preceding sentence, whether made by Parent, on the one hand, or the Buyer, on the other hand, or both, are to be borne in equal amounts by Parent, on the one hand, or the Buyer, on the other hand, and hereby grant to each other a right of contribution to effect the same. The agreements contained in the two immediately preceding sentences shall survive despite any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

                  e. The Escrow Agent shall receive reasonable compensation for the performance of its duties hereunder; PROVIDED, however, that in no event shall (i) the initial acceptance fee exceed $ __________ and
(ii) the annual administration, transaction and other fees exceed $ _________ per year in the aggregate. The Escrow Agent shall be reimbursed for all reasonable costs and expenses actually incurred in connection with the performance of its duties hereunder. Each of Parent and Buyer shall be responsible for fifty percent (50%) of the fees and costs provided for in this
Section 6(e), which shall be paid [within thirty (30) days after the date hereof.]

         7. RESIGNATION AND REMOVAL OF THE ESCROW AGENT. The Escrow Agent, and any successor Escrow Agent, may resign at any time as the Escrow Agent hereunder by giving at least 30 days' written notice to the Parent and the Buyer; PROVIDED, HOWEVER, that the Escrow Agent's resignation shall not be effective unless and until a successor Escrow Agent is appointed and the Escrow Agent delivers the Escrow Funds to such successor. Upon such resignation, the resigning Escrow Agent shall be absolved from any and all liability in connection with the exercise of its powers and duties as Escrow Agent hereunder except for liability arising in connection with its negligence or willful misconduct. Upon their receipt of notice of resignation from the Escrow Agent, the Parent and the Buyer shall use reasonable efforts to designate a successor

Escrow Agent. In the event the Parent and the Buyer do not agree upon a successor Escrow Agent within 30 days after the receipt of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent located within the territorial United States or other appropriate relief and any such resulting appointment shall be binding upon all parties hereto. By mutual written agreement, the Parent and the Buyer shall have the right to terminate their appointment of the Escrow Agent, or successor Escrow Agent, as Escrow Agent. The Escrow Agent or successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.

         8. SUBSTITUTION OF THE ESCROW AGENT. In the event any Escrow Agent ceases to do business in the City of New York, the Buyer shall have the right to terminate the appointment of the Escrow Agent as Escrow Agent hereunder by giving written notice to the parties hereto and to appoint a substitute Escrow Agent, which substitute Escrow Agent shall be reasonably acceptable to the Parent.

         9.       MISCELLANEOUS.

                  a. NOTICES. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three days after mailing if mailed, and one business day after deposited with an overnight courier service if delivered by overnight courier), as follows:

         if to the Escrow Agent:

                  [Insert Escrow Agent Contact Information]

         if to any of the Parent:

                  c/o Golder Thoma Cressey Rauner Fund V, L.P.
                  6100 Sears Tower
                  Chicago, Illinois  60606
                  Attn:    David A. Donnini
                           George E. Sperzel
                  Fax No.:  (312) 382-2201

                  WITH A COPY TO:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:    Stephen L. Ritchie, P.C.
                           Michael H. Weed
                  Fax No.:  (312) 861-2200
         if to the Buyer:

                  Interline Brands, Inc.
                  801 West Bay Street
                  Jacksonville, FL 32204
                  Attention: Laurence W. Howard, Esq.
                  Fax No.:  (856) 533-1533

         with a copy to:

                  Dechert LLP
                  Cira Centre
                  2929 Arch Street
                  Philadelphia, PA 19104-2808
                  Attention:  David S. Denious, Esq.
                  Fax No.: (215) 994-2222

or at such other address for a party as shall be specified by like notice.

                  b. GOVERNING LAW; CONSENT TO JURISDICTION. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Escrow Agreement may be instituted only in the United States District Court for the Southern District of New York, United States of America or in the absence of jurisdiction, the state courts located in New York County, New York, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Escrow Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in SECTION 9(A) hereof or at such other address of which the other parties shall have been notified in accordance with the provisions of SECTION 9(A) hereof, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

                  c. SUCCESSORS AND ASSIGNS. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

                  d. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

                  e. FURTHER ASSURANCES. The Parent and the Buyer will cooperate with Escrow Agent and deliver to Escrow Agent such additional information and documents as the Escrow Agent shall reasonably request in the performance of its obligations hereunder.

                  f. ENTIRE AGREEMENT. Subject to Section 6(c), this Escrow Agreement, the Securities Purchase Agreement and the Disclosure Schedules and documents referred to herein and therein contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and undertakings among the parties with respect to such subject matter. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

                  g. AMENDMENT. No amendment of this Escrow Agreement shall be effective unless in writing and signed by all of the parties hereto.

                  h. SEVERABILITY. Any provision of this Escrow Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Escrow Agreement or affecting the validity or enforceability or such provision in any other jurisdiction.

                  i. SURVIVAL. All agreements, representations and warranties made in this Escrow Agreement or in any document delivered pursuant to this Escrow Agreement shall survive the execution and delivery of this Escrow Agreement and the delivery of any of such documents.

                  j. WAIVER OF OFFSET RIGHTS. The Escrow Agent hereby waives any all rights to offset that it may have against the Escrow Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, cost, expenses, damages or other losses that the Escrow Agent may be otherwise entitled to collect from any party to this Escrow Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement, by their duly authorized officers, on and as of the date and year first above written.

                                            [ESCROW AGENT]


                                             By:___________________________
                                                  Name:
                                                  Title:


                                             AMERICAN SANITARY INCORPORATED



                                             By:___________________________
                                                  Name:
                                                  Title:



                                             INTERLINE BRANDS, INC.


                                             By:___________________________
                                                  Name:
                                                  Title:

                                    ANNEX A

                     POST-CLOSING PAYMENT ADJUSTMENT NOTICE

[Escrow Agent]


         Re:      Escrow Agreement dated as of the ___ day of __________,  2006
                  by  and  among  American  Sanitary  Incorporated,   Interline
                  Brands, Inc., and [Escrow Agent]

Ladies and Gentlemen:

         Pursuant to Section 3(a) of the Escrow Agreement, the undersigned, on behalf of Interline Brands, Inc., hereby certifies that (i) the Preliminary
Statement  has been  deemed  final,  binding  and  non-appealable  (the  "FINAL
STATEMENT") in accordance with Section 1.3.1 of the Securities Purchase Agreement, (ii) attached hereto is a true and correct copy of the Final Statement, (iii) the total amount to be paid to the Buyer from the Escrow Funds with respect to the reduction to the Closing Payment determined in accordance with Section 1.4 of the Securities Purchase Agreement is $________, and (iv) the Buyer has contemporaneously delivered a copy of this Notice to Parent.

                                                INTERLINE BRANDS, INC.

                                                By:___________________________
                                                    Name:
                                                    Title:


Dated: _______________


cc:      American Sanitary Incorporated

                                    ANNEX B

                               JOINT CERTIFICATE

[Escrow Agent]


         Re:      Escrow  Agreement dated as of the __ day of __________,  2006
                  by  and  among  American  Sanitary  Incorporated,   Interline
                  Brands, Inc., and [Escrow Agent]

Ladies and Gentlemen:

                  The undersigned, on behalf of Interline Brands, Inc. and American Sanitary Incorporated, as applicable, pursuant to Section 3 of the Escrow Agreement, hereby instruct you to pay to _________________________ from the Escrow Amount $________.


                                          AMERICAN SANITARY INCORPORATED

                                          By:  _______________________________
                                               Name:
                                               Title:


                                          INTERLINE BRANDS, INC.


                                          By:  _______________________________
                                               Name:
                                               Title:
Dated: _______________

                                    ANNEX C

                              JUDGMENT CERTIFICATE

[Escrow Agent]


         Re:      Escrow  Agreement dated as of the __ day of __________,  2006
                  by  and  among  American  Sanitary  Incorporated,   Interline
                  Brands, Inc., and [Escrow Agent]

Ladies and Gentlemen:

                  The undersigned, on behalf of Interline Brands, Inc.//American Sanitary Incorporated, pursuant to Section 3[(a) or (b)] of the Escrow Agreement, hereby certifies that (i) attached hereto is a judgment of a court of competent jurisdiction stating that __________________________ is entitled to [payment under Section 1.4 of the Securities Purchase Agreement] [indemnification under the Securities Purchase Agreement], and (ii) the total amount due to ________________________ is $_________.

                                                     INTERLINE BRANDS,
                                                     INC.//AMERICAN SANITARY
                                                     INCORPORATED

                                                     By: _____________________
                                                         Name:
                                                         Title:


Dated: _______________


cc:      American Sanitary Incorporated//
         Interline Brands, Inc.

                                    ANNEX D

                       NOTICE OF INDEMNITY CLAIM BY BUYER

[Escrow Agent]


         Re:      Escrow Agreement dated as of the __ day of ___________,  2006
                  by  and  among  American  Sanitary  Incorporated,   Interline
                  Brands, Inc., and [Escrow Agent]

Ladies and Gentlemen:

         Pursuant to Section 3(d) of the Escrow Agreement, the undersigned, on behalf of Interline Brands, Inc., hereby certifies that (i) the following Indemnity Matter has occurred [PROVIDE DESCRIPTION GIVING RISE TO INDEMNITY MATTER], (ii) an Indemnitee Payment in the amount of $_________ (the "OWED AMOUNT") has been made or may be required to be made and (iii) Interline Brands, Inc. has contemporaneously delivered a copy of this Notice to American Sanitary Incorporated.

         The undersigned, hereby instructs you to pay to Interline Brands, Inc. from the Escrow Amount the Owed Amount in immediately available funds.


                                                   INTERLINE BRANDS, INC.

                                                   By: ________________________
                                                       Name:
                                                       Title:


Dated: _______________


cc:      American Sanitary Incorporated

                                   EXHIBIT C

                               COMMITMENT LETTER


                                    OMITTED

                                                                      EXHIBIT D


                                      FORM
                                       OF
                               RELEASE AND WAIVER
                                       OF
                           THE PARENT AND EACH LENDER

         American Sanitary Incorporated, a Delaware corporation (the "PARENT"), Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("FUND V"), GTCR Associates V, a Delaware general partnership ("ASSOCIATES V"), GTCR Capital Partners, L.P., a Delaware limited partnership ("CAPITAL PARTNERS" and together with Fund V and Associates V, the "LENDERS"), AmSan, LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent (the "COMPANY"), and Interline Brands, Inc., a New Jersey corporation (the "BUYER"), have entered into a Securities Purchase Agreement, dated as of May 23, 2006 (the "SECURITIES PURCHASE Agreement"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.

         Pursuant to the Securities Purchase Agreement, and as a material inducement to the Buyer to enter into the Securities Purchase Agreement, effective as of the Closing, each of the Parent and the Lenders, on their own behalf and on behalf of each of their respective managers, directors, officers, assigns and successors, past and present (collectively, the "RELEASING PARTIES"), hereby agrees not to sue and forever waives, releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees and/or damages of any kind, at law, equity or otherwise, whether now known or unknown (collectively, the "CLAIMS"), which the Releasing Parties ever had, now have or which their successors, assigns, heirs, executors and administrators hereinafter can, shall or may have against the Company or any of its subsidiaries or any and all of their managers, directors, officers, assigns and successors, past and present) (collectively, the "RELEASES PARTIES") arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date.

         Each Releasing Party further hereby specifically waives any and all protections afforded by any statute or regulation that would, if enforced, have the effect of limiting the enforceability or effectiveness of this Release and Waiver.

         Notwithstanding the foregoing, nothing in this Release and Waiver shall release any Claims of the Releasing Parties against the Released Parties under the Securities Purchase Agreement, the Escrow Agreement, any other Ancillary Agreement or any agreements, certificates or instruments in connection with any of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have executed this Release and Waiver, by their duly authorized officers, effective as of the Closing.

                                      AMERICAN SANITARY INCORPORATED

                                      By: ____________________________________
                                           Name:
                                           Title:


                                      GOLDER THOMA CRESSEY RAUNER FUND V, L.P.

                                      By:  GTCR V, L.P.
                                      Its: General Partner

                                      By:  Golder Thoma Cressey Rauner, Inc.
                                      Its: General Partner

                                      By:  ____________________________________
                                      Name:
                                      Its: Principal

                                      GTCR ASSOCIATES V
                                      By:  Golder Thoma Cressey Rauner, Inc.
                                      Its: Managing Partner
                                      By:  ____________________________________
                                      Name:
                                      Its: Principal

                                      GTCR CAPITAL PARTNERS, L.P.

                                      By:  GTCR Mezzanine Partners, L.P.
                                      Its: General Partner

                                      By:  GTCR Partners VI, L.P.
                                      Its: General Partner

                                      By:  GTCR Golder Rauner, L.L.C.
                                      Its: General Partner

                                      By:  ____________________________________
                                      Name:
                                      Its: Principal

                                                                      EXHIBIT E

                                      FORM
                                       OF
                               RELEASE AND WAIVER
                                       OF
                           THE PARENT AND EACH LENDER

         American Sanitary Incorporated, a Delaware corporation (the "PARENT"), Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("FUND V"), GTCR Associates V, a Delaware general partnership ("ASSOCIATES V"), GTCR Capital Partners, L.P., a Delaware limited partnership ("CAPITAL PARTNERS" and together with Fund V and Associates V, the "LENDERS"), AmSan, LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent (the "COMPANY"), and Interline Brands, Inc., a New Jersey corporation (the "BUYER"), have entered into a Securities Purchase Agreement, dated as of May 23, 2006 (the "SECURITIES PURCHASE Agreement"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.

         Pursuant to the Securities Purchase Agreement, and as a material inducement to the Buyer to enter into the Securities Purchase Agreement, effective as of the Closing, each of the Parent and the Lenders, on their own behalf and on behalf of each of their respective managers, directors, officers, assigns and successors, past and present (collectively, the "RELEASING PARTIES"), hereby agrees not to sue and forever waives, releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees and/or damages of any kind, at law, equity or otherwise, whether now known or unknown (collectively, the "CLAIMS"), which the Releasing Parties ever had, now have or which their successors, assigns, heirs, executors and administrators hereinafter can, shall or may have against the Company or any of its subsidiaries or any and all of their managers, directors, officers, assigns and successors, past and present) (collectively, the "RELEASES PARTIES") arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date.

         Each Releasing Party further hereby specifically waives any and all protections afforded by any statute or regulation that would, if enforced, have the effect of limiting the enforceability or effectiveness of this Release and Waiver.

         Notwithstanding the foregoing, nothing in this Release and Waiver shall release any Claims of the Releasing Parties against the Released Parties under the Securities Purchase Agreement, the Escrow Agreement, any other Ancillary Agreement or any agreements, certificates or instruments in connection with any of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have executed this Release and Waiver, by their duly authorized officers, effective as of the Closing.

                                      AMERICAN SANITARY INCORPORATED

                                      By: ____________________________________
                                           Name:
                                           Title:


                                      GOLDER THOMA CRESSEY RAUNER FUND V, L.P.

                                      By:  GTCR V, L.P.
                                      Its: General Partner

                                      By:  Golder Thoma Cressey Rauner, Inc.
                                      Its: General Partner

                                      By: _____________________________________
                                      Name:
                                      Its: Principal

                                      GTCR ASSOCIATES V
                                      By:  Golder Thoma Cressey Rauner, Inc.
                                      Its: Managing Partner
                                      By: _____________________________________
                                      Name:
                                      Its: Principal

                                      GTCR CAPITAL PARTNERS, L.P.

                                      By:  GTCR Mezzanine Partners, L.P.
                                      Its: General Partner

                                      By:  GTCR Partners VI, L.P.
                                      Its: General Partner

                                      By:  GTCR Golder Rauner, L.L.C.
                                      Its: General Partner

                                      By: ____________________________________
                                      Name:
                                      Its: Principal

                                                                    EXHIBIT F-1


                                           __________ ___, 2006

Interline Brands, Inc.
801 West Bay Street                                  THIS OPINION IS SUBJECT TO
Jacksonville, FL 32204                                REVIEW, MODIFICATION, AND
                                                                    APPROVAL BY
                                                       THE KIRKLAND & ELLIS LLP
                                                              OPINION COMMITTEE


Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("FUND V"), GTCR Associates V, a Delaware general partnership ("ASSOCIATES V"), GTCR Capital Partners, L.P., a Delaware limited partnership ("CAPITAL PARTNERS" and together with Fund V and Associates V, the "LENDERS ") in response to the requirement in Section 7.6 of the Securities Purchase Agreement (the "MAIN AGREEMENT") dated as of May ___, 2006, by and among the Lenders, American Sanitary Incorporated, a Delaware corporation, AmSan, LLC, a Delaware limited liability company, and Interline Brands, Inc. a New Jersey corporation (herein called "you"). The term "Transaction Documents" whenever it is used in this letter means the Main Agreement and the following additional agreements: the Escrow Agreement and the Inventory Purchase Agreement.

         Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you, and, with respect to each legal issue addressed in this letter, it is our opinion, that:

1. Each of Fund V and Capital Partners is a limited partnership existing and in good standing under the Delaware Revised Uniform Limited Partnership Act.

2. Each of Fund V and Capital Partners was duly organized under the Delaware Revised Uniform Limited Partnership Act.

3. Associates V is a Delaware general partnership existing and in good standing under the Delaware Revised Uniform Partnership Act.

4. Associates V was duly organized under the Delaware Revised Uniform Partnership Act.

5. Each of the Lenders has the partnership power to enter into and perform its respective obligations under the Main Agreement.

6.       Each of the Lenders' respective execution, delivery and performance of
         the  Main  Agreement  has  been  duly   authorized  by  all  necessary
         partnership action of such Lender.

7.       Each  of  the  Lenders  has  duly  executed  and  delivered  the  Main
         Agreement.

                                     F-1-1

8. The Main Agreement is a valid and binding obligation of each of the Lenders enforceable against each such Lender in accordance with its terms.

9. Each of the Lenders' execution and delivery of the Main Agreement and the performance of its agreements therein will not violate such Lender's partnership agreement.

         In preparing this letter, we have relied without any independent verification upon the assumptions recited in SCHEDULE B to this letter and upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Transaction Documents; (iii) factual information provided to us in a Support Certificate executed by each of the Lenders; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

         While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The terms "ACTUAL KNOWLEDGE", "KNOWLEDGE" and "AWARE" whenever used in this letter with respect to our firm mean conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who have had significant involvement with negotiation or preparation of the Transaction Documents (herein called "OUR DESIGNATED TRANSACTION LAWYERS"): Stephen L. Ritchie, P.C., Michael H. Weed and Kevin L. Morris.

         Our advice on every legal issue addressed in this letter (collectively, "OUR OPINIONS") is based exclusively on such internal law of the State of New York or such federal law of the United States (except as otherwise specifically provided in the following sentences of this paragraph) which, in each case, is in our experience normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents but without our having made any special investigation as to any other laws, except that we express no opinion or advice as to any law identified on SCHEDULE C. For purposes of the opinions in paragraphs 1 and 3, we have relied exclusively upon the certificates issued by the governmental authorities in the applicable jurisdictions, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates. The opinions in paragraph 2 are based solely upon the provisions of the Delaware Revised Uniform Limited Partnership Act and the opinions in paragraph 4 are based solely upon the provisions of the Delaware Revised Uniform Partnership Act. We advise you that we are not Delaware attorneys and do not practice law under such partnership statutes, and, we have rendered the opinions in paragraphs 2 and 4 based exclusively on our review of the Delaware Revised Uniform Limited Partnership Act and the Delaware Revised Uniform Partnership Act, respectively. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in

                                     F-1-2

SCHEDULE A and do not cover or otherwise address any law or legal issue which is identified in the attached SCHEDULE C or any provision in the Transaction Documents of any type identified in SCHEDULE D. Provisions in the Transaction Documents which are not excluded by SCHEDULE D or any other part of this letter or its attachments are called the "RELEVANT AGREEMENT TERMS."

         Except to the extent set forth in the preceding paragraph, each of our opinions represents our opinion as to how the issue addressed in such opinion would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

         You may rely upon this letter only for the purpose served by the provision in the Main Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. This letter is not to be used, circulated, quoted, relied upon or otherwise proffered for any other purpose, nor quoted or referred to in any public document or filed with any governmental agency or other person, without our express written consent, except that it may be disclosed to, but not relied upon by, governmental agencies having jurisdiction over you.

                                                    Sincerely,


                                                    Kirkland & Ellis LLP



                                     F-1-3

                                   SCHEDULE A
                             GENERAL QUALIFICATIONS


         All of our  opinions  ("our  opinions")  in the  letter to which  this
Schedule is attached ("OUR LETTER") are subject to each of the qualifications set forth in this Schedule.

1. BANKRUPTCY AND INSOLVENCY EXCEPTION. Each of our opinions is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

         (a)      the  Federal  Bankruptcy  Code  and thus  comprehends,  among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

         (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

         (c)      state fraudulent transfer and conveyance laws; and

         (d)      judicially   developed   doctrines  in  this  area,  such  as
         substantive consolidation of entities and equitable subordination.

2. EQUITABLE PRINCIPLES LIMITATION. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

         (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

         (b)      affording  equitable  defenses  (e.g.,  waiver,   laches  and
         estoppel) against a party seeking enforcement;

         (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

         (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

         (e) requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

                                    F-1-A-1

         (f)      requiring    consideration   of   the   impracticability   or
         impossibility of performance at the time of attempted enforcement; and

         (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. OTHER COMMON QUALIFICATIONS. Each of our opinions is subject to the effect of rules of law that:

         (a) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

         (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

         (c)      limit   the   availability   of  a   remedy   under   certain
         circumstances where another remedy has been elected;

         (d) provide a time limitation after which a remedy may not be enforced;

         (e) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

         (f) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

         (g) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct or violation of public policy, or for strict product liability or for liabilities arising under the securities laws, or which limit the enforceability of provisions requiring indemnification of a party with respect to litigation between such party and another party from whom indemnification is sought which is determined adversely to the party seeking indemnification;

         (h) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

         (i)      govern  and  afford   judicial   discretion   regarding   the
         determination of damages and entitlement to attorneys' fees and other costs;

         (j) may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless
         (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

                                    F-1-A-2

         (k) limit the enforceability requirements in the Transaction Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

4. REFERENCED PROVISION QUALIFICATION. Each opinion regarding the validity, binding effect or enforceability of a provision (the "FIRST PROVISION") in any of the Transaction Documents requiring any party to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (the "SECOND PROVISION") of any Transaction Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Second Provision. Requirements in the Transaction Documents that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

5. LICENSING. We express no opinion with regard to any licensing or regulatory requirements relating to the Lenders' lines of business, including any effects of any failure in any State or States to be licensed to conduct such business.



                                    F-1-A-3

                                   SCHEDULE B
                                  ASSUMPTIONS


         For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1. The Lenders have the requisite title and rights to any property involved in the transactions effected under the Transaction Documents (herein called the "Transactions").

2. You are existing and in good standing in your jurisdiction of organization.

3. The Transaction Documents constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

4. You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Transaction Documents enforceable against you.

5.       You have  complied  with all  legal  requirements  pertaining  to your
         status  as  such  status   relates  to  your  rights  to  enforce  the
         Transaction Documents against the Lenders.

6. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

7. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

8. The conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability.

9. You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of the Transactions.

10. There are no agreements or understandings among the parties to the Transaction Documents, written or oral (other than the Transaction Documents), and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents.

11. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

12. All parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

                                    F-1-B-1

13. All agreements other than the Transaction Documents (if any) with respect to which we have provided an opinion or advice in our letter or reviewed in connection with our letter would be enforced as written.

14. The Lenders will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such entities may be subject.

15. The Lenders have obtained (and will in the future obtain) all permits and governmental approvals required, and have taken (and will in the future take) all actions required, relevant to the consummation of the Transactions or the performance of the Transaction Documents.

16. All information required to be disclosed in connection with any consent or approval by the each of the Lenders' partnership governing group and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed. The representations made by the Lenders in the Main Agreement with respect to their respective jurisdictions of organization are true and correct.

17. Each of the Lenders' respective partnership agreements, all amendments to such agreements and all actions taken by the Lenders thereunder have been adopted in accordance with all applicable legal requirements.

18. Each person who has taken any action relevant to any of our opinions in the capacity of partner, director, principal or officer was duly elected to that partner, director, principal or officer position and held that position when such action was taken.


                                    F-1-B-2

                                   SCHEDULE C
                         EXCLUDED LAW AND LEGAL ISSUES


         None of the  opinions  or advice  contained  in our  letter  covers or
otherwise   addresses  any  of  the  following   laws,   regulations  or  other
governmental requirements or legal issues:

1. Federal securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue
         Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.       Federal Reserve Board margin regulations.

3.       pension and employee benefit laws and regulations (e.g., ERISA);

4.       Federal  and  state   antitrust  and  unfair   competition   laws  and
         regulations;

5. Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than requirements applicable to charter-related documents such as a certificate of merger;

6.       compliance with fiduciary duty requirements;

7. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

8. the characterization of a transaction as one involving the creation of a lien on real property or a security interest in personal property, the characterization of a contract as one in a form sufficient to create a lien or a security interest, the creation, attachment, perfection, priority or enforcement of a lien on real property or a security interest in personal property or matters involving ownership or title to any real or personal property;

9.       fraudulent transfer and fraudulent conveyance laws;

10.      Federal and state environmental laws and regulations;

11.      Federal and state land use and subdivision laws and regulations;

12. Federal and state tax, racketeering, health and safety and labor laws and regulations;

13. Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

                                    F-1-C-1

14.      Federal and state racketeering laws and regulations (e.g., RICO);

15.      Federal and state health and safety laws and regulations (e.g., OSHA);

16.      Federal and state labor laws and regulations;

17. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

18. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

19. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

20. the effect of any law, regulation or order which hereafter becomes effective;

21. the Communications Act and the rules, regulations and policies of the Federal Communications Commission promulgated thereunder;

22. the Anti-Terrorism Order, as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order (including without limitation the Executive order of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism) and the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by the Lenders including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive material;

23. the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto; and

24. federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations.

         We have not undertaken any research for purposes of determining whether any of the Lenders or any of the transactions which may occur in connection with the Transaction Documents is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in the State of New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.


                                    F-1-C-2

                                   SCHEDULE D
                              EXCLUDED PROVISIONS


         None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents:

1.       Choice-of-law provisions.

2. Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

3. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

4. Provisions mandating contribution towards judgments or settlements among various parties.

5.       Waivers of (i) legal or  equitable  defenses,  (ii) rights to damages,
         (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

6. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default.

7.       Time-is-of-the-essence clauses.

8. Provisions which provide a time limitation after which a remedy may not be enforced.

9.       Confession of judgment clauses.

10. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

11. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

12. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

                                    F-1-D-1

13. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

14.      Provisions which purport to award attorneys' fees solely to one party.

15.      Arbitration agreements.

16. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

17. Provisions relating to (i) insurance coverage requirements and (ii) the application of insurance proceeds and condemnation awards.

18.      Provisions that provide for the appointment of a receiver.

19. Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

20.      Confidentiality agreements.

21. Provisions in any of the Transaction Documents requiring any of the Lenders to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Document.

22. Provisions, if any, which are contrary to the public policy of any jurisdiction.



                                    F-1-D-2

                                                                    EXHIBIT F-2





                                __________, 2006



Interline Brands, Inc.                               THIS OPINION IS SUBJECT TO
801 West Bay Street                                   REVIEW, MODIFICATION, AND
Jacksonville, FL 32204                                              APPROVAL BY
                                                        KILPATRICK STOCKTON LLP


Ladies and Gentlemen:

         We have acted as counsel to American Sanitary Incorporated, a Delaware corporation ("HOLDINGS") and AmSan, LLC, a Delaware limited liability company (the "COMPANY," and with Holdings, sometimes collectively referred to as the "SELLERS") in connection with the transaction contemplated by the Securities Purchase Agreement, dated as of even date herewith (the "PURCHASE AGREEMENT"), among Holdings, the Company, Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership, GTCR Associates V, a Delaware general partnership, GTCR Capital Partners, L.P., a Delaware limited partnership, and Interline Brands, Inc. ("INTERLINE"). This opinion letter is delivered pursuant to Section 7.6 of the Purchase Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as are ascribed to them in the Purchase Agreement.

         The term "TRANSACTION DOCUMENTS" whenever it is used in this letter means the Purchase Agreement and the following additional agreements, in each case in the form executed by the parties thereto on the date hereof:

         (i) the Escrow Agreement; and

         (ii) the Inventory Purchase Agreement.

         We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of Holdings or the Company, without investigation or analysis of any underlying data contained therein. In addition, we have relied, without verification, on the assumptions set forth on SCHEDULE A.

                                     F-2-1

         The phrases "to our knowledge" and "known to us" mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. Where any opinion or confirmation is qualified by the phrase "to our knowledge" or "known to us," the lawyers in the primary lawyer group are without knowledge, or conscious awareness, that the opinion or confirmation is untrue. "Primary lawyer group" means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the transaction or (iii) solely as to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.

         Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed or set forth on the Schedules, it is our opinion that:

         1. Holdings is a corporation existing and in good standing under the laws of the State of Delaware.

         2. Holdings was duly organized under the laws of the State of Delaware.

         3. The Company is a limited liability company existing and in good standing under the laws of the State of Delaware.

         4. The Company was duly formed under the laws of the State of Delaware.

         5. Holdings and the Company each has the corporate or limited liability company power, as applicable, to execute, deliver and perform its obligations under the Transaction Documents.

         6. Holdings and the Company each has authorized the execution, delivery and performance of the Transaction Documents to which it is a party by all necessary corporate or limited liability company action, as applicable, and has duly executed and delivered such Transaction Documents.

         7. The execution and delivery by Holdings of the Transaction Documents and the performance by Holdings of its obligations therein, if it were now to perform its obligations, do not violate the certificate of incorporation or bylaws of Holdings or the Delaware General Corporation Law.

         8. The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations, if it were now to perform its obligations, therein do not violate the certificate of formation or operating agreement of the Company or the Delaware Limited Liability Company Act.

         9. The Transaction Documents to which Holdings and the Company each is a party are valid and binding obligations of Holdings and the Company, enforceable against Holdings and the Company in accordance with their terms.

         The opinions expressed above in paragraphs numbered 1 and 3 are subject to the following qualifications and limitations:

                                     F-2-2

         (a) In rendering our opinion that Holdings "is a corporation," "existing" and "in good standing," we have relied solely upon a Certificate of Existence regarding Holdings from the Delaware Secretary of State dated _______________.

         (b) In rendering our opinion that the Company "is a limited liability company," "existing" and "in good standing," we have relied solely upon a Certificate of Existence regarding the Company from the Delaware Secretary of State dated
                  _______________.

         Additionally, in rendering our opinion set forth in paragraph numbered 2 above, we limited our review of applicable law to the Delaware General Corporation Law, and in rendering our opinion set forth in paragraph numbered 4 above, we limited our review of applicable law to the Delaware Limited Liability Company Law. The opinions set forth herein are otherwise limited to matters governed by the laws of the State of New York, the Delaware General Corporation Law and Delaware Limited Liability Company Act. By rendering the opinions herein set forth, we do not intend to indicate that we are experts on, or qualified to render opinions on, the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in New York exercising customary professional diligence would reasonably recognize as being directly applicable to Holdings, the Company, the Transaction Documents or all of them. Our opinions are subject to all qualifications in SCHEDULE B and do not cover or otherwise address any law or legal issue which is identified in the attached SCHEDULE C or any provision in the Transaction Documents of any type identified in SCHEDULE D.

         Each of our opinions represents our opinion as to how the issue addressed in such opinion would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some relevant Transaction Documents terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our attorneys did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter has that defined meaning wherever it is used in this letter or in any schedule to this letter.

         This opinion letter is delivered solely for your benefit in connection with the Transaction and may not be used or relied upon by any other person or for any other purpose without our prior written consent in each instance.

                                                     Very truly yours,

                                                     KILPATRICK STOCKTON LLP



                                     F-2-3

                                   SCHEDULE A
                                  ASSUMPTIONS

         We have relied, without investigation, upon each of the following assumptions:

         1. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original.

         2.       All signatures on each such document are genuine.

         3. Each certificate or other document issued by a public authority is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete.

         4. All natural persons acting on behalf of the Sellers have sufficient legal capacity to take all such actions as may be required of them as representatives of either Holdings or the Company.

         5. The Sellers hold the requisite title and rights to any property involved in the transactions effected under the Transaction Documents.

         6.       Interline   is   existing   and  in  good   standing  in  its
                  jurisdiction of organization.

         7. The execution and delivery of the Transaction Documents by, or on behalf of, Interline has been duly authorized, each such document has been duly executed and delivered and each such document is valid, binding enforceable against Interline in accordance with their terms.

         8. Interline has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the Sellers.

         9.       There   has  not  been  any   mutual   mistake   of  fact  or
                  misunderstanding, fraud, duress or undue influence.

         10. The conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability.

         11. Interline and any agent acting for it have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of the Transactions.

         12. There are no agreements or understandings among the parties to the Transaction Documents, written or oral (other than the Transaction Documents), and there is no usage of trade or

                                    F-2-A-1
                  course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents.

         13. All agreements other than the Transaction Documents (if any) with respect to which we have provided an opinion or advice, or reviewed, would be enforced as written.

         14. The Sellers will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such entities may be subject.

         15. The Sellers have obtained (and will in the future obtain) all permits and governmental approvals required, and have taken (and will in the future take) all actions required, relevant to the consummation of the transaction or the performance of the Transaction Documents.

         16. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

         17. All parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

         18. All information required to be disclosed in connection with any consent or approval by the each of the Sellers' governing group, and all other information required to be disclosed in connection with any issue relevant to our opinion, has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed. The representations made by the Sellers in the Purchase Agreement with respect to their respective jurisdictions of organization are true and correct.

         19. Each of the Lenders' respective partnership agreements, all amendments to such agreements and all actions taken by the Lenders thereunder have been adopted in accordance with all applicable legal requirements.

         20. Each person who has taken any action relevant to any of our opinions in the capacity of partner, director, principal or officer was duly elected to that partner, director, principal or officer position and held that position when such action was taken.


                                    F-2-A-2

                                   SCHEDULE B
                             GENERAL QUALIFICATIONS


         Our opinion in the letter to which this Schedule is attached is subject to each of the following qualifications:

         1. BANKRUPTCY AND INSOLVENCY EXCEPTION. This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and similar state or federal debtor relief laws from time to time in effect and which affect the enforcement of creditors' rights generally. This exception includes:

                  (a) the Federal  Bankruptcy Code and thus comprehends,  among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

                  (b) all  other  Federal  and  state  bankruptcy,  insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

                  (c) state fraudulent transfer and conveyance laws; and

                  (d) judicially  developed  doctrines  in this  area,  such as
                      substantive   consolidation  of  entities  and  equitable
                      subordination.

         2. EQUITABLE PRINCIPLES LIMITATION. This opinion is subject both to general principles of equity and to considerations of public policy, including the requirement that the parties thereto act with commercial reasonableness and in good faith to the extent required by applicable law, the application of which may deny certain rights and may be applied by a court of proper jurisdiction, regardless of whether such enforceability is considered in a proceeding in equity or at law. For purposes of this paragraph, the terms "general principles of equity" and "considerations of public policy" may include, but are not limited to:

                  (a) issues  related  to the  right  to or  obligation  of the appointment of a receiver in certain circumstances;

                  (b) the ability of an entity to appoint an  attorney-in-fact;
                      fiduciary   obligations   of    attorneys-in-fact;    the
                      enforceability of usury savings clauses;

                                    F-2-B-1

                  (c) waiver  of  procedural,  substantive,  or  constitutional rights; disclaimers or limitations of liability;

                  (d) waiver of defenses;

                  (e) the  exercise  of  self-help  or other  remedies  without judicial process;

                  (f) accounting for rent or sale proceeds;

                  (g) requirements of mitigation of damages;

                  (h) excusing a party for liability for its own acts;

                  (i) authorizing a party to act in its sole discretion;

                  (j) imposition of liquidated damages; and

                  (k) enforcement of default interest provisions.

                  Any provision waiving a right to jury trial is unenforceable as against public policy pursuant to N.C. Gen. Stat. ss. 22B-10.

         3.       OTHER COMMON QUALIFICATIONS.

                  Each of our opinions is subject to the effect of rules of law that:

                  (a) limit  or  affect  the  enforcement  of  provisions  of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

                  (b) provide that forum  selection  clauses (e.g.,  consent to venue, jurisdiction or service of process) in contracts are not necessarily binding on the court(s) in the forum selected;

                  (c) affect  the   enforceability  of  any  provision  in  the
                      Transaction Documents that purports to make void any act done in contravention thereof;

                  (d) limit  the   availability   of  a  remedy  under  certain
                      circumstances where another remedy has been elected;

                  (e) limit the  enforceability  of any provision to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;

                  (f) provide a time limitation after which a remedy may not be enforced;

                                    F-2-B-2

                  (g) limit  the  right of a  creditor  to use force or cause a breach of the peace in enforcing rights;

                  (h) relate to the sale or  disposition  of  collateral or the requirements of a commercially reasonable sale;

                  (i) affect  the   enforceability  of  any  provision  in  the
                      Transaction Documents that purports to authorize a party to act in its sole discretion, that imposes penalties or late payment charges, or that relates to evidentiary standards or other standards by which the Transaction Documents are to be construed;

                  (j) limit  the   enforceability   of  provisions   releasing,
                      exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct or violation of public policy, or for strict product liability or for liabilities arising under the securities laws, or which limit the enforceability of provisions requiring indemnification of a party with respect to litigation between such party and another party from whom indemnification is sought which is determined adversely to the party seeking indemnification;

                  (k) limit the  enforcement of any  guarantees,  and limit the effectiveness of any waiver by the parties of their rights;

                  (l) may,   where  less  than  all  of  a   contract   may  be
                      unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

                  (m) govern  and  afford  judicial  discretion  regarding  the determination of damages and entitlement to attorneys' fees and other costs;

                  (n) may permit a party that has  materially  failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

                  (o) limit the  enforceability of any provisions  contained in the Transaction Documents that require waiver or amendments to be made only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision;

                  (p) affect provisions,  if any, in the Transaction  Documents to the effect that waiver by a party of performance obligations by another party shall not be deemed a waiver of such party's right thereafter to cause the applicable document to be in default may not be enforceable in all circumstances, unless such party shall (i) first provide

                                    F-2-B-3
                      written notice to the other party that subsequent defaults will not be accepted and will result in a default, and (ii) thereafter, timely and diligently pursue its default remedies; and

                  (q) relate to the enforceability of any provisions  contained in the Transaction Documents purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees. North Carolina General Statutes ss. 6-21.2 sets forth the procedures and limitations applicable to thE collection of attorneys' fees and, accordingly, any provisions in the Transaction Documents related to the ability of any party to collect attorneys' fees upon default are subject to those limitations.

         4. LICENSING. We express no opinion with regard to any licensing or regulatory requirements relating to the Sellers' lines of business, including any effects of any failure in any state to be licensed to conduct such business.




                                    F-2-B-4

                                   SCHEDULE C
                         EXCLUDED LAW AND LEGAL ISSUES


         We express no opinion concerning the following legal issues or the application of any such laws or regulations to the matters referred to in our opinions:

1. Federal and state securities laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.       Federal Reserve Board margin regulations;

3.       Pension and employee benefit laws and regulations (e.g., ERISA);

4.       Federal  and  state   antitrust  and  unfair   competition   laws  and
         regulations;

5. Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than requirements applicable to charter-related documents such as a certificate of merger;

6.       Compliance with fiduciary duty requirements;

7. The statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

8. The characterization of a transaction as one involving the creation of a lien on real property or a security interest in personal property, the characterization of a contract as one in a form sufficient to create a lien or a security interest, the creation, attachment, perfection, priority or enforcement of a lien on real property or a security interest in personal property or matters involving ownership or title to any real or personal property;

9.       Fraudulent transfer and fraudulent conveyance laws;

10.      Federal and state environmental laws and regulations;

11.      Federal and state land use and subdivision laws and regulations;

12. Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

13.      Federal and state tax laws and regulations;

                                    F-2-C-1

14.      Federal and state racketeering laws and regulations (e.g., RICO);

15.      Federal and state health and safety laws and regulations (e.g., OSHA);

16.      Federal and state labor laws and regulations;

17. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

18. Other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

19. Any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

20. The effect of any law, regulation or order which hereafter becomes effective;

21. The Communications Act and the rules, regulations and policies of the Federal Communications Commission promulgated thereunder;

22. The Anti-Terrorism Order, as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order (including without limitation the Executive order of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism) and the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by the Lenders including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive material; and

23. The USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto.


                                    F-2-C-2

                                   SCHEDULE D
                              EXCLUDED PROVISIONS

         None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents:

1.       Choice-of-law provisions.

2. Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

3. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

4. Provisions mandating contribution towards judgments or settlements among various parties.

5.       Waivers of (i) legal or  equitable  defenses,  (ii) rights to damages,
         (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

6. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default.

7.       Time-is-of-the-essence clauses.

8. Provisions which provide a time limitation after which a remedy may not be enforced.

9.       Confession of judgment clauses.

10. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

11. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

12. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

                                    F-2-D-1

13. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

14.      Provisions which purport to award attorneys' fees solely to one party.

15.      Arbitration agreements.

16. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

17. Provisions relating to (i) insurance coverage requirements and (ii) the application of insurance proceeds and condemnation awards.

18.      Provisions that provide for the appointment of a receiver.

19. Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

20. Provisions in any of the Transaction Documents requiring any of the Lenders to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Document.

21. Provisions, if any, which are contrary to the public policy of any jurisdiction.



                                    F-2-D-2

                              DISCLOSURE SCHEDULES

         Pursuant to Item 601 paragraph (b)(2) of Regulation S-K, Interline Brands, Inc. hereby omits the schedules contained in the Securities Purchase Agreement and agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.



                                           INTERLINE BRANDS, INC.

                                           By: /s/ Thomas J. Tossavainen
                                               -------------------------------
                                               Name:  Thomas J. Tossavainen
                                               Title: Chief Financial Officer